 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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Newfield Exploration Company

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4 Waterway Square Place Suite 100 The Woodlands, TX 77380

“The year 2014 was significant for Newfield and our stockholders. We had exemplary performance across the Company and delivered on our key objectives to reduce operating costs and grow production, proved reserves and cash flow. The market noted our accomplishments and, in 2014, our stock was a top performer in the E&P sector. We enter 2015 with momentum, a deep inventory of economic drilling opportunities and a sound business strategy that will ensure we continue to create long-term value for our stockholders.”
                                                                                                        -Lee K. Boothby

Dear Stockholders:
I am pleased to invite you to join our Board of Directors, senior leadership and other associates and stockholders for our 2015 Annual Meeting of Stockholders, which will be held on May 15, 2015, at 8:00 a.m. Central Time. We will again this year provide an opportunity for all stockholders, regardless of location, to attend our 2015 Annual Meeting. Specifically, we will hold a virtual meeting and you will be able to attend the 2015 Annual Meeting, vote and submit any questions during the meeting via live webcast through the link www.virtualshareholdermeeting.com/NFX2015. You will need the 12-digit control number included with these proxy materials to vote at the Annual Meeting, but we urge you to vote before the meeting. The attached Notice of Annual Meeting of Stockholders and Proxy Statement will serve as your guide to the business to be conducted at the meeting. As in years past, we will have a brief management presentation following the meeting.
We are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (Notice). We believe the Notice process allows us to provide our stockholders with the information they desire in a timely manner, while saving costs and reducing the environmental impact of our Annual Meeting. The Notice contains instructions on how to access our 2014 Annual Report, 2015 Proxy Statement and proxy card over the Internet, as well as instructions on how to request a paper copy of the materials, if desired. All stockholders who do not receive a Notice should receive a paper copy of the proxy materials by mail.
Your vote is very important to us. We encourage you to sign and return your proxy card and/or vote through the telephone or Internet following the instructions on the Notice as soon as possible, so that your shares will be represented and voted at the meeting. Instructions on how to vote are on page 5.
I hope you are able to attend the meeting. Thank you for being a stockholder and for the trust you have in our Company.

Very truly yours,

LEE K. BOOTHBY

Chairman of the Board, President and Chief Executive Officer

4 Waterway Square Place, Suite 100 The Woodlands, Texas 77380
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS Friday, May 15, 2015 8:00 a.m. Central Time via live webcast
The 2015 Annual Meeting of Stockholders of Newfield Exploration Company will be held at 8:00 a.m. Central Time on Friday, May 15, 2015, via live webcast through the link www.virtualshareholdermeeting.com/NFX2015 for the following purposes:

1.	To elect a Board of Directors for the coming year;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the year ending December 31, 2015;

3.	To hold an advisory vote to approve the compensation of the Company’s named executive officers;

4.	To approve the Second Amended and Restated Newfield Exploration Company 2011 Omnibus Stock Plan to increase the authorized shares under the plan by 7,000,000;

5.
To approve material terms of the performance metrics set forth in our stock plan for tax compliance (Proposal 5A) and to approve material terms of the performance metrics set forth in our bonus plan for tax compliance (Proposal 5B);

6.
To approve an amendment to the Third Restated Certificate of Incorporation to increase authorized shares of common stock from 200,000,000 to 300,000,000 shares (Proposal 6A) and to increase authorized shares of preferred stock from 5,000,000 to 7,500,000 shares (Proposal 6B); and

7.	To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
The close of business on March 16, 2015 has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. This Notice, Proxy Statement and the form of proxy/voting instruction card are first being sent or made available to stockholders on or about April 2, 2015.

By order of the Board of Directors,

JOHN D. MARZIOTTI
April 1, 2015	General Counsel and Corporate Secretary
YOUR VOTE IS IMPORTANT
You may vote by Internet or by telephone using the instructions on the Notice, or, if you received a paper copy of the proxy card, by signing and returning it in the envelope provided. You will need the 12-digit control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (if applicable) to vote at the meeting. You may revoke your proxy at any time before the vote is taken by following the instructions in this Proxy Statement. You may also attend and vote at the Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
The notice of the 2015 Annual Meeting, the Proxy Statement and our 2014 Annual Report and 10-K Wrap are available at:
http://phx.corporate-ir.net/phoenix.zhtml?c=63798&p=proxy

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement i

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT.

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement ii

NEWFIELD EXPLORATION COMPANY
4 Waterway Square Place
Suite 100
The Woodlands, Texas 77380
(281) 210-5100
www.newfield.com
PROXY STATEMENT
For the 2015 Annual Meeting of Stockholders
We are furnishing you this Proxy Statement in connection with the solicitation of proxies by our Board of Directors (Board) to be voted at the 2015 Annual Meeting of Stockholders (Annual Meeting) of Newfield Exploration Company, a Delaware corporation, sometimes referred to as the Company, Newfield, our, us or we. The Annual Meeting will be held virtually on Friday, May 15, 2015 at 8:00 a.m., Central Time via live webcast through the link www.virtualshareholdermeeting.com/NFX2015. You will need the 12-digit control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (if applicable) to vote. The proxy materials, including this Proxy Statement, proxy card or voting instructions and our 2014 Annual Report and 10-K Wrap are being distributed and made available on or about April 2, 2015.
In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (SEC), we are providing our stockholders access to our proxy materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (Notice) will be mailed to most of our stockholders on or about April 2, 2015. Stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials to be sent to them by following the instructions in the Notice.
The Notice also provides instructions on how to inform us to send future proxy materials to you electronically by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or printed form will remain in effect until you terminate it.
Choosing to receive future proxy materials by e-mail will allow us to provide you with the information you need in a timelier manner, save us the cost of printing and mailing documents to you and conserve natural resources.

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 1

	PROXY VOTING SUMMARY

This voting summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders
Time and Date:	Friday, May 15, 2015 at 8:00 a.m. Central Time
Place:	Via live webcast through the link www.virtualshareholdermeeting.com/NFX2015
Record Date:	March 16, 2015
Voting:	Stockholders as of the record date are entitled to vote.
	: Vote by Internet at http://www.proxyvote.com
	( Vote by telephone at 1-800-690-6903
	- Vote by completing and returning your proxy card or voter instruction card

Vote during the meeting via the Internet at www.virtualshareholdermeeting.com/NFX2015. You will need the 12-digit control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card.

	We urge you to vote before the meeting.
Voting Matters Agenda Item		Board Vote Recommendation	Page Reference
1.	Election of Directors Each director nominee has an established record of accomplishment in areas relevant to overseeing the Company's business and possesses qualifications and characteristics that are essential to a well-functioning and deliberative governing body.	FOR each Director Nominee	16
2.	Ratification of Appointment of PricewaterhouseCoopers as the Company's Independent Auditor As a matter of good corporate governance, the Board of Directors ("Board") is asking stockholders to ratify the selection of PricewaterhouseCoopers as the Company's Independent Auditor for fiscal 2015.	FOR	26
3.
Advisory Vote to Approve Executive Compensation
The Board is asking stockholders to approve, on an advisory basis, the compensation of the Company's named executive officers ("NEOs") as disclosed in this proxy statement. In 2014, stockholders expressed support for the Company's executive compensation program. The Compensation & Management Development Committee ("Compensation Committee") continued to refine the Company's compensation process and program during 2014, authorizing more transparent compensation targets for executives and working with the Board's Operations and Reserves Committee to determine the Company's 2014 performance metric targets.
		FOR	53
4.	Consideration and Approval of the Second Amended Incentive Stock Plan The Board is seeking approval of the Second Amended and Restated Newfield Exploration Company 2011 Omnibus Stock Plan ("Second Amended 2011 Stock Plan"), which provides for an increase in shares of common stock authorized under the plan by 7,000,000 shares (approximately 4.3% of the outstanding shares of the Company as of March 16, 2015).	FOR	53
5A and 5B.	Consideration and Approval of Material Terms of Performance Metrics for Stock Plan and Bonus Plan for Tax Compliance. To ensure compliance with Section 162(m) of the Internal Revenue Code, as amended (the "Code"), stockholders are asked to approve the Stock Plan and Bonus Plan performance metrics.	FOR	64
6A and 6B.
Consideration and Approval of Amendment to Company's Charter to Increase Authorized Shares of Common Stock and Preferred Stock
The Board has unanimously approved amendments to the Company's Third Restated Certificate of Incorporation ("Charter") to increase authorized shares of common stock to 300,000,000 shares (Proposal 5A) and increase authorized shares of preferred stock to 7,500,000 shares (Proposal 5B). The Board has determined that the increases are in the best interests of the Company and its stockholders and has directed that the Charter amendments be submitted to the stockholders for approval.
		FOR	67

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 2

QUESTIONS AND ANSWERS ABOUT THE MEETING

Who is entitled to vote at the Annual Meeting?
Only stockholders of record at the close of business on March 16, 2015, the record date for the meeting, are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. The record date is established by our Board as required by Delaware law. Stockholders of record at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote their shares at the meeting. Stockholders are entitled to one vote for each share of our common stock that they owned as of the record date. Stockholders may not cumulate their votes in the election of directors. On the record date, we had 162,697,001 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

What non-routine matters will be voted on at the Annual Meeting?
The election of directors, the advisory vote on our executive compensation, the approval of the Second Amended 2011 Stock Plan, the approval of material terms of the performance metrics under our stock plan and annual bonus plan, the amendments to the Third Restated Certificate of Incorporation to increase authorized shares of common stock and to increase shares of preferred stock are each non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers. Brokers not receiving voting instructions will only be allowed to vote on the ratification of our appointment of PricewaterhouseCoopers as the Company's independent auditor for fiscal 2015.

What is a proxy?
A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. If you designate someone as your proxy holder in a written document, that document is called a proxy. We have designated Lawrence S. Massaro, Executive Vice President and Chief Financial Officer, John D. Marziotti, General Counsel and Corporate Secretary, and George W. Fairchild, Jr., Chief Accounting Officer and Assistant Corporate Secretary, to act as proxy holders at the Annual Meeting as to all shares for which proxies are returned or voting instructions are provided by Internet or telephonic voting.

What is the effect of an “advisory” vote?
Because your votes with respect to the ratification of PricewaterhouseCoopers and the approval of our NEO compensation are advisory, they will not be binding upon the Board or its Committees. However, our Compensation & Management Development Committee and the Audit Committee will take the outcome of the advisory votes into account when considering future executive compensation arrangements of our NEOs and the appointment of PricewaterhouseCoopers as the Company’s independent auditor, respectively.

What is a Proxy Statement?
A Proxy Statement is a document that SEC regulations require us to give you when we ask you to sign a proxy card designating the proxy holders described above to vote on your behalf.

What is a “broker non-vote”?
The New York Stock Exchange (NYSE) permits brokers to vote their customers’ stock held in street name on routine matters when the brokers have not received voting instructions from their customers. The NYSE does not, however, allow brokers to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called “broker non-votes”. For purposes of determining the outcome of any proposal as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, if allowed, these shares will be treated as not present and not entitled to vote with respect to that proposal, even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other proposals.

Where and when is the Annual Meeting?
The Annual Meeting will be held on Friday, May 15, 2015 at 8:00 a.m. Central Time. This year, we will again have a virtual meeting, which you may attend online through the link www.virtualshareholdermeeting.com/NFX2015. To access the meeting, you will only need to go to the link and sign on. If you would like to vote or participate during the meeting, you will need the 12-digit control number provided on the Notice or your proxy card.

What routine matters will be voted on at the Annual Meeting?
The ratification of the independent auditor is a routine matter on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.

Who will tabulate and certify the vote?
Broadridge Financial Solutions, Inc., an independent third party, will tabulate and certify the vote, and will have a representative to act as the independent inspector of elections for the Annual Meeting.

If I vote by telephone or Internet and received a proxy card in the mail, do I need to return my proxy card? No.	Who is soliciting my vote? Our Board is soliciting your vote for the Annual Meeting.

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 3

Where can I find the voting results of the Annual Meeting?
We will announce the preliminary voting results at the Annual Meeting and disclose the final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the date of the Annual Meeting unless only preliminary voting results are available at that time. To the extent necessary, we will file an amended Current Report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. You may access or obtain a copy of these and other reports free of charge on the Company’s website at http://www.newfield.com, or by contacting our investor relations department at 281-210-5321. Also, the Form 8-K, any amendments thereto and other reports filed by the Company with the SEC are available to you over the Internet at the SEC’s website at http://www.sec.gov.

How can I view the stockholder list?
A complete list of stockholders of record entitled to vote at the Annual Meeting will be available for viewing during ordinary business hours for a period of ten days before the Annual Meeting at our offices at 4 Waterway Square Place, Suite 100, The Woodlands, Texas 77380. The list of stockholders will also be available for stockholders during the Annual Meeting through the link www.virtualshareholdermeeting.com/NFX2015.

Could other matters be decided at the Annual Meeting?
We are not aware of any matters that will be considered at the Annual Meeting other than those set forth in this Proxy Statement. However, if any other matters arise at the Annual Meeting, the persons named in your proxy will vote in accordance with their best judgment.

What is the purpose of the Annual Meeting and what vote is required to approve each proposal?
The Annual Meeting is held to vote on the following proposals and to transact any business that may properly come before the meeting or any adjournments or postponements thereof.

PROPOSAL		VOTING STANDARD
1. Election of Directors.	Ö
A director will be elected by a majority of the votes cast with respect to the director, meaning if the number of shares voted "for" that director exceeds the number of votes "against" that director. Abstentions will have no effect in determining whether the proposal is approved.

2. To ratify the appointment of the Company's independent registered public accounting firm.	Ö	An affirmative vote requires the majority of votes cast on the proposal. Abstentions and broker non-votes will have no effect in determining whether the proposal is approved.
3. To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers as disclosed in this proxy statement.
4. To approve the Second Amended and Restated Newfield Exploration Company 2011 Omnibus Stock Plan ("Second Amended Plan") to increase the authorized shares under the plan by 7 million.
5A. To ensure compliance with Section 162(m) of the Internal Revenue Code, as amended, stockholders are asked to approve material terms of the performance goals for performance awards under the 2011 Stock Plan,

5B. To ensure compliance with Section 162(m) of the Internal Revenue Code, as amended, stockholders are asked to approve material terms of the performance goals and metrics under the 2011 Bonus Plan.
6A. To approve the amendment of Third Restated Certificate of Incorporation to increase authorized shares of common stock.	Ö
An affirmative vote requires the majority of all of the issued and outstanding shares of common stock entitled to vote. Abstentions and broker non-votes will have the same effect as a vote "against" the proposal.

6B. To approve the amendment of Third Restated Certificate of Incorporation to increase authorized shares of preferred stock.

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 4

How do I vote?
You may vote by any of the following four methods (Please vote as soon as possible):
: Internet. Vote at http://www.proxyvote.com, the website for Internet voting. Simply follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Daylight Time) on May 14, 2015.
( Telephone. Vote by telephone (1-800-690-6903) and follow the instructions on the Notice, or if you received a proxy card, by following the instructions on the proxy card. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Daylight Time) on May 14, 2015.
- Mail. If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If mailed, your completed and signed proxy card must be received by May 14, 2015.
8 Meeting.    You may vote at the Annual Meeting online through the link www.virtualshareholdermeeting.com/NFX2015. The 12-digit Control Number provided on your Notice or proxy card is necessary to vote. However, we urge you to vote prior to the meeting.
If you hold your Newfield shares in a brokerage account, your ability to vote over the Internet or by telephone depends on your broker’s voting process. Please follow the directions on your proxy card or the voter instruction card from your broker carefully. If your Newfield shares are held in the 401(k) Plan, then your vote must be received by 11:59 p.m. Eastern Daylight Time on May 13, 2015. The plan administrator will direct the trustee to vote shares as to which no instructions are received in proportion to voting directions received by the trustee from all plan participants who vote.
The Board recommends that you vote using one of the first three methods discussed above, as it is not practical for most stockholders to attend and vote at the Annual Meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the Annual Meeting if you later decide to change your vote while attending the Annual Meeting.

Can I change my vote?
Yes. You may revoke or change a proxy before the vote is taken at the Annual Meeting by:
¯ giving notice of the revocation in writing to our Corporate Secretary at 4 Waterway Square Place, Suite 100, The Woodlands, Texas 77380;
¯ submitting another valid proxy by mail, telephone or over the Internet that is later dated and if mailed, is properly signed, or if submitted by telephone or over the Internet, is received by 11:59 p.m. (Eastern Daylight Time) on May14, 2015;
¯ voting at the Annual Meeting through the link www.virtualshareholdermeeting.com/NFX2015, for which you will need the 12-digit control number included with these proxy materials to vote at the Annual Meeting; or
¯ if you have instructed your broker or other nominee to vote your shares, by following the directions received from your broker or nominee to change those instructions.
If your shares are held in our 401(k) Plan, you also may revoke or change your proxy by submitting another valid proxy by mail, telephone or over the Internet that is later dated and, if mailed, is properly signed. The new 401(k) Plan participant proxy must be received by 11:59 p.m. (Eastern Daylight Time) on May 13, 2015.

Who pays for the proxy solicitation related to the Annual Meeting?
We will bear the entire cost of this solicitation, including the preparation, assembly, printing, the mailing of the Notice and any mailing of this Proxy Statement, the proxy, and any additional information furnished to stockholders. In addition to using the mail, proxies may be solicited by directors, executive officers, and other employees of Newfield, in person or by telephone. No additional compensation will be paid to our directors, executive officers, or other employees for these services. You also may be solicited by means of press releases issued by Newfield, postings on our website at http://www.newfield.com, or other media forms. We have retained Georgeson Inc. to assist us with the solicitation of proxies for an estimated fee of approximately $7,500, plus expenses. Georgeson ensures that brokers, custodians and nominees will supply additional copies of the proxy materials for distribution to the beneficial owners. We also will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of our common stock.

What constitutes a quorum?
The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our issued and outstanding shares of common stock entitled to vote will constitute a quorum at the Annual Meeting. Under Delaware law, abstentions are treated as present and entitled to vote and thus, will be counted in determining whether a quorum is present. In addition, broker non-votes (described above) will be considered present for quorum purposes but not considered entitled to vote on that matter.

What is the difference between a “stockholder of record” and a stockholder who holds stock in “street name”, also called a “beneficial owner”?
If your shares are registered in your name at American Stock Transfer & Trust Company, LLC, you are a “stockholder of record”. If your shares are registered at American Stock Transfer & Trust Company, LLC in the name of a broker, bank, trustee, nominee, or other similar stockholder of record, your shares are held in “street name” and you are the “beneficial owner” of the shares.

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 5

Can I vote my stock by filling out and returning the Notice?
No. The Notice will, however, provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card, or by submitting a ballot electronically during the Annual Meeting.

What is householding?
We have adopted a procedure approved by the SEC known as “householding”. Under this procedure, multiple stockholders residing at the same address have the convenience of receiving a single copy of our Annual Report and Proxy Statement, or the Notice of Internet Availability of Proxy Materials, unless they have notified us that they want to continue receiving multiple copies. Householding allows us to reduce the environmental impact of providing proxy materials as well as printing and mailing costs.
If you received a householded mailing this year and you would like to have additional copies of the Annual Report, Proxy Statement and/or the Notice of Internet Availability of Proxy Materials mailed to you, or you would like to revoke your consent to the householding of documents, please submit your request to Broadridge Financial Solutions, Inc. either by calling 1-800-542-1061 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Broadridge or Newfield will promptly deliver any additional copies requested. If you revoke your consent, you will begin to receive individual copies of future mailings within 30 days after we receive your revocation notice.
Unfortunately, householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse each have two accounts containing our common stock at two different brokerage firms, your household will receive two copies of our Annual Meeting materials – one from each brokerage firm. To reduce the number of duplicate sets of materials your household receives, you may wish to enroll some or all of your accounts in our electronic delivery program. See “Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?”
Alternatively, if you have previously revoked your consent to the householding of documents and would now like to receive a single copy of our Annual Report and Proxy Statement, or the Notice of Internet Availability of Proxy Materials, you may submit such request to Broadridge as indicated above.

How can I access the proxy materials over the Internet?
Your Notice or proxy card will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet. Our proxy materials are also available on our website at:
http://phx.corporate-ir.net/phoenix.zhtml?c=63798&p=proxy

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with SEC rules, we are providing access to our proxy materials over the Internet. As a result, we have sent to most of our stockholders a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by e-mail. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?
We are providing certain stockholders, including those who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a Notice. If you would like to help reduce the costs we incur in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or using the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card to vote using the Internet. When prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 6

FORWARD-LOOKING STATEMENTS
Some of the amounts set forth in this Proxy Statement in the disclosure regarding executive compensation are forward-looking statements within the meaning of the federal securities laws. These amounts include estimates of future amounts payable under awards, plans and agreements or the present value of future amounts, as well as the estimated value at December 31, 2014 of awards the vesting of which will depend on performance over future periods. Estimating future payments of this nature is necessarily subject to contingencies and uncertainties, many of which are difficult to predict. In order to estimate amounts that may be paid in the future, we had to make assumptions as to a number of variables, which may, and in many cases will, differ from future actual conditions. These variables include the price of our common stock, the date of termination of employment, final pay, interest rates, applicable tax rates and other assumptions. Accordingly, amounts and awards paid out in future periods may vary from the related estimates and values set forth in this Proxy Statement.
CORPORATE GOVERNANCE
Set forth below, in question and answer format, is a discussion about our corporate governance policies and practices and other matters relating to our Board and its Committees.
General
Have you adopted Corporate Governance Guidelines?
Yes. The Board is responsible for, and believes in, overseeing the Company’s assets and business affairs in an honest, fair, diligent and ethical manner driven by good corporate governance principles. To fulfill its responsibilities, the Board follows the procedures and standards set forth in its Corporate Governance Guidelines. These Guidelines address matters such as director responsibilities and conduct, director qualifications, Board composition, functioning of the Board and the Committees, director access to management and independent advisors, director compensation, director stock ownership, director orientation and continuing education, evaluation of our Chief Executive Officer, management succession and performance evaluations of our Board and its Committees. The Board also has established “Director Selection Process and Guidelines”, which are attached as Appendix A to the Corporate Governance Guidelines and outlines the process and criteria for selecting director nominees.
Have you adopted a Code of Ethics and Conduct?
Yes. Our Board has formally adopted, and annually reviews and approves, our Corporate Code of Business Conduct and Ethics applicable to our directors, officers and employees. In addition, the Board has adopted, and annually reviews and approves, our Financial Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer and Controller or Chief Accounting Officer, and our Insider Trading Policy applicable to all directors, officers and employees.
How can I view or obtain copies of your corporate governance materials?
The guidelines and codes mentioned above, as well as the charters for the Audit Committee, Compensation & Management Development Committee, Nominating & Corporate Governance Committee and Operations & Reserves Committee of our Board, are available on our website for viewing and printing. Go to http://www.newfield.com and then to the “Corporate Governance – Overview” tab.
Board of Directors
How many independent directors do you have? How do you determine whether a director is independent?
Our Board has affirmatively determined that 10 of our 11 current directors and seven of our eight nominated directors are “independent” as that term is defined by the NYSE rules. Joseph H. Netherland, who also served as a director in 2014, was "independent" under the NYSE rules. In making this determination, our Board considered various transactions and relationships between each director nominee or his or her immediate family and our Company and its subsidiaries. The purpose of this review by our Board was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. In the ordinary course of business during 2014, we entered into purchase and sale transactions for products and services with certain companies affiliated with members of our Board of Directors, as described below:

•	Mr. Schanck is a director of P2 Energy Solutions. In 2014, we paid P2 Energy Solutions approximately $2.8 million in licensing agreement and annual maintenance costs for software.

•	Mr. Nance is a director of The Williams Companies. In 2014, we paid The Williams Companies approximately $1.9 million in lease payments for our office space in Tulsa, Oklahoma.

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In each case, the transactions were for less than 2% of the consolidated gross revenues of the director-affiliated company. See also “Interests of Management and Others in Certain Transactions”. We generally expect transactions of a similar nature to occur during 2015.
As a result of its review, our Board affirmatively determined, based on its understanding of such transactions and relationships, that all of the nominees for director are independent of our Company under the standards set forth by the NYSE, with the exception of Lee K. Boothby. Mr. Boothby currently serves as our Chairman of the Board, President and Chief Executive Officer. There are no family relationships between any of the nominees for director or between any nominee and any executive officer of our Company.
How many times did your Board meet last year?
Our Board met in person or by telephone conference four times during 2014.
Did any of your directors who served on your Board during 2014 attend fewer than 75% of the meetings of your Board and his or her assigned Committees during 2014?
No.
Do you have a policy regarding director attendance at Annual Meetings of Stockholders?
Yes. Directors are expected to attend the Annual Meetings of Stockholders. All of our directors attended the 2014 Annual Meeting.
Do your non-management, independent directors meet in executive session?
Yes. Our non-management, independent directors meet in executive session on a regular basis – usually at each regularly scheduled meeting of our Board. All of our non-management directors are independent. Our Corporate Governance Guidelines provide that our independent directors will meet in executive session at least annually and more frequently as needed at the call of one or more of our independent directors. Our Corporate Governance Guidelines also provide that executive sessions will be presided over by the Lead Director. Charles E. Shultz has served as our Lead Director since May 2013. If the Lead Director is not in attendance, these executive sessions will be presided over by such other person chosen by vote of the non-management or independent directors, as applicable.
How is your Board’s leadership structured?
We historically have combined the roles of Chairman of the Board (Chairman) and Chief Executive Officer (CEO), other than for periods of time after the retirement of a CEO. In February 2012, in connection with revising our Corporate Governance Guidelines, the Nominating & Corporate Governance Committee (Governance Committee) and the other independent members of our Board evaluated the appropriate leadership structure for our Company. As part of their evaluation, they considered our past leadership structures, the leadership structures of peer companies in our industry and corporate governance trends. After considering all of these factors, our Governance Committee recommended, and our Board approved, not to support implementing a policy with respect to the separation of the offices of Chairman and CEO. In many situations, the Board believes a combined Chairman/CEO office can provide significant benefits for our stockholders, including a unified approach to strategy and execution and a Chairman that has a pulse on the day-to-day business of the Company and therefore knowledge of the important issues to be addressed by the Board. The Board believes that the decision to separate the offices of Chairman and CEO should be part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination regarding this issue as appropriate under the circumstances at the time.
Our Governance Committee and Board believe that combining the role of CEO and Chairman continues to be appropriate. The Board believes that having the CEO also serve as Chairman provides the Company with a clear leadership structure, provides the Board with valuable insight into the Company’s operations and strategies from management’s perspective and facilitates the flow of information between management and the Board. The Board also believes that this leadership structure ensures the appropriate level of independent oversight because:

•	the Board has an independent Lead Director, who presides over the executive sessions of our non-management and independent directors (which usually occur at each regularly-scheduled Board meeting);

•	Board committees are composed entirely of independent directors;

•	the independent Compensation Committee annually evaluates the performance of our CEO and reviews the evaluation with the independent members of our Board; and

•	all of the director nominees, other than Mr. Boothby, our CEO and President, are independent under the standards set forth by the NYSE.

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What are the responsibilities of the Chairman and the Lead Director?
The Chairman ensures the overall effectiveness of the Board and will:

•	set the agendas and preside over meetings of the Board;

•	serve as a liaison between the Board and management; and

•	chair the annual stockholder meetings.
The Lead Director holds a valuable role in both the overall leadership of the Board and creating an atmosphere in which the Board can enhance the success of the Company. The Lead Director will:

•	set the agendas for, call and preside over the executive sessions of the non-management and independent directors;

•	brief the Chairman/CEO and management, as needed, on the issues discussed in the executive sessions;

•	serve as a mentor and provide guidance to the Chairman/CEO as requested or needed;

•	collaborate with the Chairman/CEO on the agendas for the meetings of the Board (including schedule and materials);

•	act as a liaison between the non-management and independent directors and the Chairman/CEO and management;

•	preside over meetings of the Board at which the Chairman is not present or has a conflict;

•	coordinate the retention of consultants and advisors who report directly to the Board on Board matters (as opposed to committee consultants and advisors);

•	facilitate and assist the Governance Committee with Board, Committee and director evaluations and communicate results;

•	assist the Chairman/CEO and Chair of the Compensation Committee with succession planning, as necessary;

•	foster a respectful atmosphere in which directors feel comfortable asking questions, providing insight and engaging in dialogue;

•
as requested from time to time by the Chairman/CEO, meet with management to preview significant matters (such as potential acquisitions and other large capital commitments) expected to be presented to the Board and act as a general resource to the Chairman/CEO; and

•	as needed or requested by the Board, perform other corporate governance duties.
Can interested parties communicate directly with your non-management directors?
Yes. We have established an Ethics Line, consisting of a website that facilitates submission of reports over the Internet and toll-free numbers that can be used from all the countries in which we operate, so that investors, employees and any other interested parties can anonymously report through a third party any practices thought to be in violation of our corporate governance policies. The Ethics Line also can be used to make concerns known to, or send other communication to, our non-management or independent directors (individually or as a group), including our Lead Director, on a direct and confidential basis. The web address for our Ethics Line is www.newfieldexploration.ethicspoint.com and the telephone number for the Ethics Line in the United States, Guam, Puerto Rico and Canada is 866-593-5936. Additional information regarding the Ethics Line is available on our website at http://www.newfield.com under the tab “Corporate Governance – Overview”.
What is your Board of Directors’ role in risk oversight?
Management is responsible for implementing our financial and business strategies, and assessing and managing the risks relating to our Company and its performance under those strategies. Our Board reviews, approves (where appropriate) and monitors our financial and business objectives, strategies, plans and major corporate actions. Our Board also assesses major risks relating to our Company and its performance, and reviews options to mitigate and address such risks.
Our Board retains the primary responsibility for strategic and risk oversight. To assist the Board in discharging its oversight responsibilities, members of management report to the Board and its committees on areas of risk to our Company, and our Board committees consider specific areas of risks inherent in their respective areas of oversight and report to the full Board regarding their activities. For example, our Audit Committee discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures. Our Compensation & Management Development Committee incorporates risk considerations, including the risk of loss of key personnel, as it evaluates the performance of our CEO and other

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executive officers, reviews management development and succession plans, and considers risks related to our compensation programs and policies. Our Governance Committee focuses on issues relating to Board composition, leadership structures and corporate governance matters. Our Operations & Reserves Committee reviews, evaluates and oversees the Company's risks relating to our operations, including safety, environmental, regulatory and compliance (SERC) and reserves. In addition to receiving reports from Board committees regarding the risks considered in their respective areas, to ensure that our Board has a broad view of our strategy and overall risk management process, the Board will specifically review our long-term strategic plans and the principal issues and risks that we may face, as well as the processes through which we manage risk, during at least one Board meeting per year. This enables the full Board to coordinate risk oversight, especially with respect to risk interrelationships. At this point, we believe that combining the roles of Chairman and CEO enhances the Board’s administration of its risk oversight function because, through his role as Chairman, our CEO is able to provide the Board with valuable insight into our risk profile and the options to mitigate and address our risks based on his experiences with the daily management of our business as our CEO.
How are your directors compensated?
Only non-management directors are compensated for serving as directors. See “Non-Management Director Compensation” beginning on page 15 for information about our non-management director compensation.
Do you have stock ownership guidelines for directors?
Yes. The Board believes that an alignment of director interests with those of stockholders is very important. All non-management directors are expected to own stock in the Company equal in value to five times the annual base cash retainer, not including any cash retainers paid to a director for serving as the Chairman, the Lead Director or a Chair of a Committee. Such ownership must be accomplished within five years from a director’s first appointment to the Board.
Do you have a mandatory retirement age for directors?
Yes, if a director reaches age 72 while in office, such director must resign at the end of his or her then current term, unless (a) the members of the Governance Committee unanimously (not including the director in question if such director is a member of the Governance Committee) waive such requirement due to special circumstances; and (b) the action is ratified and approved by a majority of the disinterested directors on the Board.
Do you have mandatory term limits for directors?
No. The oil and gas industry is a very specialized industry that can take years to truly understand. The Board believes that the Company and its stockholders benefit from Board continuity and stability that allows directors to focus on long-term business strategies and results. For these reasons, among others, the Board does not believe it should establish arbitrary term limits for directors based on years of service. Such term limits are likely to force the Company to lose the contribution of directors who have developed significant and valuable insight into the Company, its operations and industry that cannot easily be replaced.
Does your Board have any standing committees?
Yes. Our Board presently has the following significant standing committees:

•	Audit Committee;

•	Compensation & Management Development Committee;

•	Nominating & Corporate Governance Committee; and

•	Operations & Reserves Committee.
Each of these Committees is composed entirely of independent directors.
Has your Board adopted charters for each of these Committees? If so, how can I view or obtain copies of them?
Yes. Our Board has adopted a charter for each of these Committees along with Corporate Governance Guidelines. The charters and guidelines are available on our website for viewing and printing. Go to http://www.newfield.com and then to the “Corporate Governance – Overview” tab.

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Audit Committee
What does the Audit Committee do?
The primary purposes of the Audit Committee are to assist the Board in monitoring:

•	the integrity of our financial statements and financial reporting processes and systems of internal control;

•	the qualifications and independence of our independent auditors;

•	the performance of our internal audit function and independent auditors; and

•	our compliance with legal and regulatory requirements.
The Audit Committee also prepares a report each year in conformity with the rules of the SEC for inclusion in our annual Proxy Statement. The Audit Committee is responsible for appointing, retaining and terminating our independent auditors and also performs the specific functions set forth in its charter.
Who are the members of the Audit Committee?
The Audit Committee currently consists of Thomas G. Ricks, Juanita M. Romans, John (Jack) W. Schanck, C. E. (Chuck) Shultz and J. Terry Strange, with Mr. Ricks serving as Chair. Each member of the Audit Committee is independent, under the standards set forth by the NYSE. Mr. Strange also serves on the audit committees of Group 1 Automotive, Inc., New Jersey Resources Corporation and BBVA Compass. Our Board has determined that such simultaneous service on these other audit committees and on our Audit Committee does not impair the ability of Mr. Strange to serve effectively on our Audit Committee.
Does the Audit Committee have an audit committee financial expert?
Yes. Our Board has determined that each of Messrs. Ricks and Strange meets the qualifications of an audit committee financial expert, as defined by SEC regulations, and is independent, under the standards set forth by the NYSE.
How many times did the Audit Committee meet last year?
The Audit Committee held seven meetings in person or by telephone conference during 2014.
Compensation & Management Development Committee
What does the Compensation & Management Development Committee (Compensation Committee) do?
The primary purposes of the Compensation Committee are:

•	reviewing, evaluating, modifying and approving the compensation of our executive officers and other key employees;

•	producing a report on executive compensation each year for inclusion in our annual Proxy Statement;

•	overseeing the evaluation and development of Company management; and

•	overseeing succession planning for our Chief Executive Officer and other senior executive officers.
The Compensation Committee has authority to oversee the administration of compensation programs applicable to all of our employees, including executive officers, and also performs the specific functions set forth in its charter. The Compensation Committee may delegate some or all of its authority to subcommittees when it deems appropriate.
Who are the members of the Compensation Committee?
The Compensation Committee currently consists of Pamela J. Gardner, John Randolph Kemp III, Steven W. Nance, Howard H. Newman and Richard K. Stoneburner, with Mr. Kemp serving as Chair. Each Compensation Committee member is independent, under the standards set forth by the NYSE.
How many times did the Compensation Committee meet last year?
The Compensation Committee held eight meetings in person or by telephone conference during 2014.

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What are the Compensation Committee’s processes and procedures for consideration and determination of executive compensation?
Executive compensation is reviewed at least annually by the Compensation Committee with the assistance of an independent consultant. The Compensation Committee generally makes its decisions regarding the annual compensation of our executive officers at its regularly scheduled meeting in February of each year. These decisions include adjustments to base salary, annual incentive cash awards for the prior year's performance and grants of long-term incentive awards. The Compensation Committee also makes compensation adjustments as necessary at other times during the year in the case of promotions, changes in employment status and for competitive purposes. The Compensation Committee may delegate some or all of its authority to subcommittees when it deems appropriate. See “Executive Compensation – Compensation Discussion and Analysis” beginning on page 26 for more information regarding the Compensation Committee’s processes and procedures for consideration and determination of executive compensation.
How does the Compensation Committee consider risk when determining our compensation programs?

The Compensation Committee has discussed and analyzed the concept of risk as it relates to our compensation programs and believes that the Company’s compensation programs (i) do not motivate our executive officers or our non-executive employees to take excessive risks, (ii) are well designed to encourage behaviors aligned with the long-term interests of stockholders and (iii) are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee, with the assistance of its independent compensation consultant, arrived at this conclusion for the following reasons:

•
Our employees receive both fixed and variable compensation. The fixed (salary) portion provides a steady income regardless of the Company’s stock performance and allows executives to focus on the Company’s business without an excessive focus on the Company’s stock price performance.

•
The annual cash incentive awards for employees other than executives are 100% discretionary and determined based upon several factors, including the Company’s performance and individual performance. In determining the annual incentive performance factor for officers' annual cash incentives, 70% is non-discretionary operational metrics and 30% is discretionary strategic metrics. The Company performance metrics are designed to ensure a proper balance between stock performance, operational metrics, financial goals and strategic goals. See “Executive Compensation – Compensation Discussion and Analysis” beginning on page 26 for more information.

•	Our restricted stock units generally vest over three years, which discourages short-term risk taking.

•
We have established policies to mitigate compensation risk, including stock ownership guidelines for officers, insider-trading prohibitions and limitations on incentive awards under our 2011 Omnibus Stock Plan.

•	The Compensation Committee provides independent oversight for all compensation programs, including plans for officers and all employees.

•
Between 25% and 50% of all long-term incentives granted to our executives are performance-based stock units.  These performance-based stock units are subject to risk of forfeiture if the long-term total stockholder return objectives are not met, which encourages a long-term perspective by our executives.  In addition, a substantial portion of our executives’ long-term equity compensation is forfeited upon voluntary termination, which encourages our executives to maintain a long-term focus.

The Compensation Committee believes that these factors discourage short-term risk taking and encourage all of the Company’s employees to focus on Newfield’s sustained long-term performance.
Nominating & Corporate Governance Committee
What does the Nominating & Corporate Governance Committee (Governance Committee) do?
The primary purposes of the Governance Committee are:

•	advising our Board about the appropriate composition of the Board and its committees;

•	evaluating potential or suggested director nominees and identifying individuals qualified to be directors;

•	nominating directors for election at our Annual Meetings of Stockholders or for appointment to fill vacancies;

•	recommending to our Board the directors to serve as members of each committee of our Board and the individual members to serve as chair of the committees;

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•	approving the compensation structure for all non-management directors;

•
advising our Board about corporate governance practices, developing and recommending to the Board appropriate corporate governance practices and policies and assisting the Board in implementing those practices and policies;

•	overseeing the evaluation of our Board and its committees through an annual performance review; and

•	overseeing the new director orientation program and the continuing education program for all directors.
The Governance Committee also performs the specific functions set forth in its charter.
Who are the members of the Governance Committee?
The Governance Committee currently consists of Pamela J. Gardner, John Randolph Kemp III, Howard H. Newman, Thomas G. Ricks, Juanita M. Romans, John W. Schanck and J. Terry Strange, with Mr. Strange serving as Chair. Each Governance Committee member is independent, under the standards set forth by the NYSE.
How many times did the Governance Committee meet last year?
The Governance Committee held three meetings in person or by telephone conference during 2014.
Does the Governance Committee have a policy on diversity when selecting director candidates?
In selecting director candidates, the Governance Committee and the Board take diversity into account, seeking to ensure a representation of varied perspectives and experiences, although the Governance Committee’s Director Selection Guidelines do not prescribe specific standards for diversity. Through its succession planning process, which occurs at least annually, the Governance Committee reviews a matrix of the skills and elements of diversity for all directors to ensure that the Board represents the appropriate and relevant skills, perspectives and experiences.
What processes and guidelines does the Governance Committee follow when considering a director nominee for a position on your Board?
The Board has adopted Director Selection Guidelines that have established criteria for nominating directors, screening candidates and evaluating the qualifications of director nominees. The Governance Committee recommends director nominees who are ultimately approved by the full Board. The Governance Committee considers candidates suggested by its members, other directors, senior management and stockholders in anticipation of upcoming director elections and actual or expected Board vacancies. The Governance Committee is authorized, at the expense of the Company, to retain search firms, consultants, and any other advisers it may deem appropriate, in order to identify and screen potential candidates.
The Governance Committee reviews the size and structure of the Board and considers director tenure, skills and experience in determining the slate of nominees and as part of director succession planning. The Governance Committee endeavors to find candidates of high integrity who have a solid reputation and record of accomplishment in their chosen fields and who display the independence of mind and strength of character to effectively represent the best interests of all stockholders. Candidates are selected for their demonstrated ability to exercise good judgment, and to provide practical insights and diverse perspectives. In addition to demonstrated leadership skills in strategy and development, risk management and succession planning, the Governance Committee considers experience in the following areas: the oil and gas industry and operations; health, safety and environmental matters; international company operations; finance and accounting; technology; corporate social responsibility and public policy matters.
After reviewing the qualifications of potential candidates, the Governance Committee determines the candidates that will proceed to the next step of evaluation, which is typically an in-person interview. To the extent feasible, potential candidates will be interviewed by the Chairman, CEO and a majority of the Governance Committee members. The results of these interviews will be considered by the Governance Committee in its decision to recommend a director candidate to the Board for nomination. In addition to reviewing the qualifications of new candidates, the Governance Committee will also review sitting directors who are being considered for re-nomination in light of the above considerations and their past contributions to the Board.
Does the Governance Committee consider candidates for your Board submitted by stockholders and, if so, what are the procedures for submitting such recommendations?
Yes. As provided in the Governance Committee’s charter and the Director Selection Guidelines, it is the Governance Committee’s policy to consider suggestions from many sources, including stockholders, regarding possible candidates for director. In general, the Governance Committee will use the same process to evaluate candidates recommended by stockholders as it uses to evaluate all other director candidates, as set forth in response to the previous question. However, if a candidate is recommended by a specific stockholder or a group of stockholders, the Governance Committee would evaluate the candidate to assess whether the candidate could impartially represent the interests of all stockholders without unduly favoring the particular interests of the recommending stockholder or group of stockholders.

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If a stockholder wants the Governance Committee to consider a possible candidate for director, the name of the possible candidate, together with appropriate biographical information, should be submitted to the Chair of the Governance Committee, c/o John D. Marziotti, Corporate Secretary, Newfield Exploration Company, 4 Waterway Square Place, Suite 100, The Woodlands, Texas 77380. Stockholders who wish to propose a matter for action at a stockholders’ meeting, including the nomination of a director for election, must comply with the provisions of our Bylaws that are described in this Proxy Statement in the section entitled “Stockholder Proposals for 2016 Annual Meeting and Director Nominations”.
What is the Governance Committee’s process for determining director compensation?
The Governance Committee has the sole authority to approve the compensation structure for all of our non-management directors. The Governance Committee may delegate some or all of its authority to subcommittees when it deems appropriate.
Director compensation is reviewed at least annually by the Governance Committee. The Governance Committee seeks to set director compensation at an adequate level to compensate directors for their time and effort expended in satisfying their obligations to us without jeopardizing their independence.
The Governance Committee has determined that the non-management director compensation for 2014/2015 includes the following:

•	annual cash retainer of $75,000;

•	annual fee for the chair of the Governance Committee of $10,000;

•	annual fee for the chair of the Audit Committee of $25,000;

•	annual fee for the chair of the Compensation Committee of $20,000;

•	annual fee for the chair of the Operations & Reserves Committee of $20,000;

•	annual restricted stock award of $200,000; and

•	annual fee for the Lead Director of $75,000.
See “Non-Management Director Compensation” below for a more detailed description of our non-management director compensation programs.
Operations & Reserves Committee
What does the Operations & Reserves Committee (Operations Committee) do?
The primary purposes of the Operations Committee are to assist the Board in overseeing and monitoring:

•	the Company's operations, including SERC and reserves; and

•	the risks related to the Company's operations.
The Operations Committee is responsible for engaging independent counsel and other advisers, including engineers or geologists, as it determines necessary to carry out its duties and also performs the specific functions set forth in its charter.
Who are the members of the Operations Committee?
The Operations Committee currently consists of John R. Kemp III, Steven W. Nance, John (Jack) W. Schanck, C. E. (Chuck) Shultz and Richard K. Stoneburner, with Mr. Schanck serving as Chair. Each member of the Operations Committee is independent, under the standards set forth by the NYSE.
How many times did the Operations Committee meet last year?
The Operations Committee held five meetings in person or by telephone conference during 2015.
INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS
Although we have not formally adopted written policies or procedures for the approval of related person transactions, our Corporate Governance Guidelines and Corporate Code of Business Conduct and Ethics (“Code of Conduct”), which applies to all employees, executives and directors, specifically prohibit conflicts of interests, except under guidelines approved by the Board. Under the Code of Conduct, a “conflict of interest” is defined as any circumstance that could cast doubt on a person’s ability to act with total objectivity with regard to the Company’s interests. Any employee or director who becomes aware of a conflict or potential conflict is

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asked to bring it to the attention of a supervisor, management or other appropriate personnel, who then is required to document and report the outcome of such matters to our compliance officer. Under the Corporate Governance Guidelines, the Board must resolve any conflict of interest question involving the CEO or any executive officer.

In addition, the Corporate Governance Guidelines state that directors shall attempt to avoid any situation that may give rise to a conflict of interest or the appearance of a conflict of interest. If an actual or potential conflict of interest arises, the Director must promptly inform the Chairman of the Board and the Chair of the Governance Committee (or in the event a potential conflict arises with the Chair of the Governance Committee, he or she shall notify the Chair of the Audit Committee) and recuse himself or herself from any Board deliberations or decisions related to the matter that is the subject of the conflict of interest. If an actual or potential conflict exists and cannot be resolved by a director’s recusal from participation in discussions or deliberations related to the matter or in any other reasonable manner, the Director is expected to offer to tender his or her resignation to the Chair of the Governance Committee. The Governance Committee shall determine whether to accept or reject such offer.

Further, the Governance Committee and our Board annually review related person transactions with respect to directors (including those transactions described below with respect to directors and those described above under “Corporate Governance−Board of Directors”) as part of their annual assessment of director independence and the director nomination process, as provided in our written corporate governance guidelines and the written charter of our Governance Committee. Other related person transactions are disclosed to our Board or a Board committee and are addressed on a case-by-case basis.
NON-MANAGEMENT DIRECTOR COMPENSATION

Only non-employee directors are compensated for serving as directors. Currently, Mr. Boothby, our Chairman of the Board, President and Chief Executive Officer, is the only Board member who is an employee of ours, and his compensation as an employee is included in the Summary Compensation Table of the Proxy Statement.
Director Compensation Program
In May 2014, the Governance Committee considered the compensation of the non-management directors and determined that no changes were necessary for the 2014/2015 period. As a result, compensation for non-management directors remained as follows:

•	annual cash retainer of $75,000;

•	annual fee for the chair of the Governance Committee of $10,000;

•	annual fee for the chair of the Audit Committee of $25,000;

•	annual fee for the chair of the Compensation Committee of $20,000;

•	annual fee for the chair of the Operations Committee of $20,000;

•	annual restricted stock award of $200,000; and

•	annual fee for the Lead Director of $75,000.
As of December 31, 2014, each of our non-employee directors held 5,947 unvested restricted shares. These shares are scheduled to vest on May 14, 2015, the day before our 2015 Annual Meeting, subject to the non-employee director’s continued service through such date.

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Annual Cash Fees and Restricted Stock Awards
The following table contains information about our non-employee directors’ fiscal year 2014 compensation.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Pamela J. Gardner	$75,000	$199,998	—	$274,998
John Randolph Kemp III	95,000	199,998	—	294,998
Steven W. Nance	75,000	199,998	$2,500	277,498
Joseph H. Netherland	37,500	—	—	37,500
Howard H. Newman	75,000	199,998	—	274,998
Thomas G. Ricks	100,000	199,998	—	299,998
Juanita M. Romans	75,000	199,998	—	274,998
John (Jack) W. Schanck	95,000	199,998	—	294,998
C. E. (Chuck) Shultz	150,000	199,998	2,500	352,498
Richard K. Stoneburner	75,000	199,998	—	274,998
J. Terry Strange	85,000	199,998	—	284,998
___________________

(1)
Reflects the full grant date fair value of the 2014 restricted stock awards to our non-employee directors, computed in accordance with applicable accounting guidance, as required by SEC regulations. The grant date fair value of the 2014 awards was $199,998 based on the mean of the high and low sales price of our common stock on the grant date. See also Note 11, Stock-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.

(2)
Reflects charitable contributions with respect to 2014 pursuant to our matching gift program for non-employee directors. Under this program, we match our non-employee directors’ charitable contributions up to $2,500 per year.

PROPOSAL 1: ELECTION OF DIRECTORS
The Nominating & Corporate Governance Committee of our Board (Governance Committee) has nominated the eight people named below for election as directors at our Annual Meeting. The Board currently consists of 11 directors; however, three of our current directors, Messrs. Howard H. Newman, C.E. (Chuck) Shultz and Richard K. Stoneburner, will not seek nomination for the 2015/2016 term, and will be retiring effective May 14, 2015. The Board has not had sufficient time to analyze and determine additional nominees for this vacancy. Proxies cannot be voted for a greater number than the eight nominees named herein.
Each nominee below, if elected, will serve as a director until our 2016 Annual Meeting of Stockholders and thereafter until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. Unless instructions to the contrary are given, all properly delivered proxies will be voted for the election of these eight nominees as directors.
Our Bylaws require that each director receive a majority of the votes cast with respect to such director in uncontested elections (the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee). All director nominees identified in the following list currently are serving on our Board. If our stockholders do not elect a nominee who is serving as a director, Delaware law provides that the director would continue to serve on the Board as a “holdover director”. Under our Bylaws, if a nominee who currently is serving as a director does not receive a sufficient number of votes for re-election, that director must submit an irrevocable resignation in writing to the Chair of the Governance Committee. The Governance Committee must make a recommendation to our Board regarding whether to accept or reject the resignation, or whether other action should be taken. Our Board would then act on the Governance Committee’s recommendation and, if the resignation is rejected, publicly disclose its decision and the rationale behind it within 90 days after the date that the election results were certified.
If any nominee is unable or unwilling to serve, the proxy holders will vote for such other person as may be nominated by the Governance Committee. Alternatively, our Board may reduce the size of the Board. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected as a director.
Our Board is a collection of individuals with a variety of complementary skills derived from their diverse backgrounds and experiences. All of our director nominees currently serve on our Board, and our Board has determined that each of our nominees, other than Mr. Boothby (our President and Chief Executive Officer), is independent. The following information, which is as of March 1, 2015, is furnished with respect to each of the nominees for election at our Annual Meeting:

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Mr. Boothby currently serves as our Chairman, President and Chief Executive Officer. He was promoted to the position of President in February 2009 and to the additional role of Chief Executive Officer in May 2009. From October 2007 until February 2009, Mr. Boothby served as our Senior Vice President – Acquisitions & Business Development. He managed our Mid-Continent operations from February 2002 to October 2007, and was promoted from General Manager to Vice President in November 2004. From 1999 to 2002, Mr. Boothby served as the Vice President and General Manager of our previous Australian business unit, managed from Perth, Australia. Prior to joining Newfield, Mr. Boothby worked for Cockrell Oil Corporation, British Gas and Tenneco Oil Company.

Education: B.S. in Petroleum Engineering from Louisiana State University and M.B.A. (finance concentration) from Rice University

Specific Qualifications, Attributes, Skills and Experience that Mr. Boothby brings to our Board:

Relevant Management and Leadership Experience – President and Chief Executive Officer of the Company since 2009; and led two of the Company’s business units, including the Mid-Continent and Australian business units

Broad International Exposure – spent three years in Australia building our Australian business unit (which was divested in 2003)

Extensive Knowledge of the Company’s Business, Industry and Community – over 15 years in managerial positions at Newfield and more than 31 years of experience in the oil and gas industry; broad experience in both marine and onshore environments, inclusive of more than 12 years of experience in North American resource plays; member of the Society of Petroleum Engineers; serves on the board of America’s Natural Gas Alliance and is currently serving as Treasurer; served on the board of the Independent Petroleum Association of America, from June 2011 to June 2013; served as Chairman of the Board of the American Exploration & Production Council and continues to serve as a member of the Board; and holds degrees in petroleum engineering (B.S.) and business (M.B.A.)

Community Dedication and Charitable Experience – serves on industry Advisory Committee of the Louisiana State University Craft & Hawkins Department of Petroleum Engineering; and serves on the Council of Overseers and Energy Committee for the Rice University Jones Graduate School of Business

Lee K. Boothby, 53 Director since 2009 Chairman since 2010

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 17

Since January 2013, Ms. Gardner has served as the CEO with Your Mind at Work, a consulting firm that focuses on refining company cultures, training executives in effective communication strategies, aligning corporate goals and coaching professionals in leadership. She spent 24 seasons with the Houston Astros Baseball Club, serving her last 11 years as President, Business Operations for Houston McLane Company d/b/a Houston Astros Baseball Club. Ms. Gardner began her career with the Houston Astros in 1989 as Director of Communications, was promoted to Vice President of Marketing in 1996, then promoted to Senior Vice President of Sales and Marketing in 1999, and served in that role until becoming President in 2001. She then retired as President in January 2012, but continued to provide advisory services to the ownership group throughout 2012.

Education: B.S. in Psychology and Vocational Rehabilitation from the University of Wisconsin – Stout

Specific Qualifications, Attributes, Skills and Experience Ms. Gardner brings to our Board:

Diversity – female; professional experience in strategic planning, project development, professional sports, nonprofit/charitable organizations and business; first female executive inducted into the Texas Baseball Hall of Fame; longest tenured female executive officer in Major League Baseball; public speaker and writer on women's leadership issues; recipient of the YWCA's Outstanding Woman of Achievement Award in 2006 and the Trailblazer Award from the Houston Women’s Chamber of Commerce; included in a special exhibit on Women in Baseball in the Baseball Hall of Fame in Cooperstown

Relevant Leadership and Chief Executive Officer/President Experience – served as the President of Business Operations for the Houston Astros for 11 years; managed all business and operational aspects of the Houston Astros, including oversight of all revenue areas, building management, customer service, finances, sponsorship and ticket sales, community, advertising and marketing, as well as non-baseball events at Minute Maid Park; frequently presents to various groups and companies on leadership and diversity; received the Marguerite Ross Barnett leadership award from the Houston Area Urban League in 2008

Community Dedication and Charitable Experience – serves on the University of Houston Hobby School of Public Policy Advisory Board; serves on the Executive Committee of Central Houston, Inc., a not-for-profit organization concerned with urban planning, economic development, transportation issues, public safety, governmental affairs, and cultural and entertainment programs in Houston; serves as Chairman of the Mayor's program to end chronic homelessness in Houston; and Board member of the Harris County Houston Sports Authority, overseeing property and funds of Houston sports facilities

Pamela J. Gardner, 58 Director since 2005 Committees: » Compensation & Management Development » Nominating & Corporate Governance

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 18

Mr. Kemp is the Principal of The Kemp Company, a consulting firm he founded in 2008, and served as the Chairman of Kosmos Energy Ltd., an international oil exploration and production company focused on West Africa, from 2010 until January 2014. Mr. Kemp retired in 1999 after 34 years with Conoco Inc. (now ConocoPhillips) where the last position he held was President, Exploration & Production, Americas.

Education: B.S. in Petroleum and Natural Gas Engineering from Pennsylvania State University

Other Public Company Directorships Held in Past Five Years: Kosmos Energy Ltd. (2005 to January 2014 and Chairman since 2010). Mr. Kemp retired as Chairman and director of Kosmos in January 2014

Specific Qualifications, Attributes, Skills and Experience that Mr. Kemp brings to our Board:

Diversity – African American; and nearly 20 years of international management experience

Relevant Leadership and Chief Executive Officer/President Experience – retired President, Exploration & Production, Americas for Conoco Inc.; and progressed through a series of engineering and managerial roles of increasing responsibility during his more than 34 years with Conoco Inc.

Broad International Exposure – 13 years leading the international exploration and production activities for Conoco Inc., including South America, Asia, Africa and the Middle East; nearly 20 years of international management experience; and eight years of experience serving as a director and three years as Chairman of Kosmos Energy Ltd.

Extensive Knowledge of the Company’s Business and Industry – over 40 years of experience in the oil and gas industry; extensive experience in health, safety and environmental matters; and holds a degree in petroleum and natural gas engineering

Community Dedication and Charitable Experience – Advisory Director for the Houston Achievement Place, a not-for-profit entity with a mission to help children and their care-providers learn the skills and develop the relationships for home, school and life success; and personally mentors and provides financial support to deserving minority individuals. In 2013, Mr. Kemp became a member of the Houston Independent School District's Energy Institute Advisory Board. The Energy Institute High School is the nation's first full magnet school with a wide theme of energy focusing in the areas of geoscience, alternative energy and offshore technology.

John Randolph Kemp III, 70 Director since 2003 Committees: » Compensation & Management Development (Chair) » Nominating & Corporate Governance » Operations & Reserves

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 19

Mr. Nance has served as President and Manager of Steele Creek Energy, LLC, a private oil and gas investment company, since 2010. Since 2007, Mr. Nance has, from time to time, provided consulting services on matters such as oil and gas investments, succession planning, coaching and leadership development. Mr. Nance began his career in 1978 with The Superior Oil Company where he held various engineering assignments until the company was acquired by Mobil Oil. Mr. Nance then joined Meridian Oil, Inc., the predecessor company to Burlington Resources, Inc., in 1985, where he held positions of increasing responsibility until his departure in 1997 as Vice President of Burlington’s Gulf Coast division. From 1997 to 1999, he was with XPLOR Energy and its predecessor company, acting as its Chairman, President and Chief Executive Officer in 1999 when XPLOR Energy was acquired by Harken Energy Corporation. From 2000 to 2007, Mr. Nance served as President of Peoples Energy Production Company until it was acquired by El Paso Corporation.

Education: B.S. in Petroleum Engineering from Texas Tech University

Other Public Company Directorships in Past Five Years: The Williams Companies, Inc. (2012 to present); Cloud Peak Energy, Inc. (2010 to present)

Specific Qualifications, Attributes, Skills and Experience that Mr. Nance brings to our Board:

Relevant Leadership and Chief Executive Officer/President Experience - President and Manager of Steele Creek Energy, LLC; served as Chairman, President and Chief Executive Officer of XPLOR Energy from 1997-1999; served as President of Peoples Energy Production Company from 2000 to 2007

Extensive Knowledge of the Company’s Business and Industry - over 35 years of experience in the oil and gas industry ranging from various engineering assignments at the beginning of his career to C-level executive; and holds B.S. in Petroleum Engineering

    Community Dedication and Charitable Experience - recognized as a Distinguished Engineer from the College of Engineering at Texas Tech and is a registered professional engineer (inactive status). He is on the board for The Center for the Performing Arts at The Woodlands.

Steven W. Nance, 58 Director since 2013 Committees: » Compensation & Management Development » Operations & Reserves

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 20

Mr. Ricks currently serves as Chief Investment Officer of H&S Ventures L.L.C., a private investment firm. Prior to taking this position with H&S Ventures in May 2001, he was Chief Executive Officer of The University of Texas Investment Management Company from March 1996 to May 2001. Mr. Ricks also served as Vice Chancellor for Asset Management for The University of Texas System from August 1992 through February 1996 and as Executive Director of Finance and Private Investments from 1988 to 1992.

Education: B.A. in Economics from Trinity College and M.B.A. from the University of Chicago

Specific Qualifications, Attributes, Skills and Experience that Mr. Ricks brings to our Board:

High Level of Financial Literacy and Risk Analysis Expertise – over 30 years in various domestic and international finance positions in the oil and gas and financial industries, providing him with investment and financial experience combined with accounting and audit expertise; responsible for the management of a $15 billion endowment and operating fund supporting The University of Texas System; holds B.A. in Economics and M.B.A.; Certified Public Accountant (not licensed); and determined by the Board to be an audit committee financial expert, as defined by the SEC

Relevant Leadership and Chief Executive Officer/President Experience – over five years of experience as the Chief Executive Officer of a $15 billion fund

Extensive Knowledge of the Company’s Business and Industry – served as one of our directors for 21 years, providing invaluable knowledge of our strategy and business

Extensive Board and Corporate Governance Expertise – former director of BDM International, DTM Corporation, LifeCell Corporation and Argus Pharmaceuticals and brings to our Board significant knowledge on corporate governance matters

Community Commitment and Charitable Experience – serves on the Audit Committee of the Samueli Foundation, a not-for-profit organization with a mission to create societal value by investing in innovative, entrepreneurial and sustainable ideas; serves on the Investment Committee of the University of California Foundation – Irvine; and previously served on the board of the Ocean Institute, a not-for-profit organization with the mission to inspire all generations, through education, to become responsible stewards of our oceans

Thomas G. Ricks, 61 Director since 1992 Committees: » Audit (Chair) » Nominating & Corporate Governance Committee

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 21

Ms. Romans serves as the CEO of the Romans Group, a private global healthcare consulting firm she founded in January 2011. From 2012-2013, Ms. Romans served as Managing Principal of MFR Healthcare Solutions (a partnership formed with the Romans Group). MFR Healthcare Solutions, Inc. provided strategic, tactical and operational planning consulting services to hospitals, universities, medical institutions and other providers in the global healthcare marketplace. From June 2006 to January 2011, Ms. Romans served as Chief Executive Officer and Central Market Leader of Memorial Hermann – Texas Medical Center, and from January 2003 to January 2011 she served as the Chief Executive Officer of Memorial Hermann Hospital.

Education: B.S. in Biology from the University of Detroit and M.S. in Nursing from Wayne State University

Specific Qualifications, Attributes, Skills and Experience that Ms. Romans brings to our Board:

Diversity – female; and over 30 years of professional experience in medical and nursing industry, strategic planning, project development and nonprofit/charitable organizations

High Level of Financial Literacy and Risk Analysis Expertise – over 20 years of experience in the areas of contracting, project development, partnerships, joint ventures and analyzing risks related to business strategy; and managed the costs, and responsible for the financial health, of Memorial Hermann Hospital with over 6,000 employees for seven years

Relevant Leadership and Chief Executive Officer/President Experience – over nine years of experience as a Chief Executive Officer in a heavily-regulated and people-intensive medical industry where she was responsible for, among other matters, strategy development and execution, financial performance and operations

Community Dedication and Charitable Experience – serves on the board of Center for Houston’s Future; Houston Hispanic Chamber of Commerce; served on the board of Rice University Jones Business School, formerly a director of the Children’s Assessment Center, the South Main Center Association and Save our ERs; and a member of Texas Hospital Association, Voluntary Hospital Association, Texas Association for Public and Non-Profit Hospitals, Greater Houston Partnership and Texas Executive Women

Juanita M. Romans, 64 Director since 2005 Committees: » Audit » Nominating & Corporate Governance

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 22

Since October 2014, Mr. Schanck has served as a director of P2 Energy Solutions, a private company engaged in oil & gas software development and sales. Mr. Schanck served as President and CEO of Sonde Resources Corporation in Calgary, Alberta from 2010 until his retirement in June 2013. Sonde is an energy company engaged in the exploration and production of oil and natural gas with operations in Western Canada and offshore North Africa. Mr. Schanck spent the first 21 years of his career, 1978 to 1999, with Unocal Corporation and its subsidiaries. During that time, he helped lead Unocal’s exploration activities in both the U.S. and international regions, holding the positions of Group Vice President - Oil & Gas Operations from 1994 to 1996 and President of Spirit Energy 76 from 1997 to 1999. Following his career with Unocal, Mr. Schanck was Co-Chief Executive Officer for Samson Investment Company from 1999 to 2005 and Managing Partner of Tecton Energy, LLC from 2006 to 2009.

Education: M.S. in Geology from the University of Memphis, B.S. in Geology from Allegheny College and A.A. from Allegheny Community College

Other Public Company Directorships Held in Past Five Years. Penn West Exploration Ltd. (June 2008 to June 2014) and Sonde Resources Corp. (December 2010 to July 2013)

Specific Qualifications, Attributes, Skills and Experience that Mr. Schanck brings to our Board:

Relevant Leadership and Chief Executive Officer/President Experience - President and CEO of Sonde Resources Corporation from 2010-2013; Co-Chief Executive Officer for Samson Investment Company from 1999 to 2005; President of Spirit Energy 76 from 1997 to 1999

Extensive Knowledge of the Company’s Business and Industry - nearly 40 years of experience in the energy industry where he has held leadership positions in both public and private companies, including C-level executive; and holds M.S. in Geology, and B.S. in Geology.

Community Dedication and Charitable Experience – served on numerous not for profit boards including Child Abuse Network, Tulsa, OK, board member and President of Spindletop Charities, Houston, TX, board member and President of United Way, Tulsa, OK

John W. Schanck, 62 Director since 2013 Committees: » Audit » Operations & Reserves (Chair)

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 23

Mr. Strange is a 35-year veteran of KPMG LLP. From 1996 until his retirement in 2002, he served as the Vice Chairman and Managing Partner of the U.S. Audit Practice of KPMG in addition to his service from 1998 until 2002 as the Global Managing Partner of the Audit Practice of KPMG International.

Education: B.A. and M.B.A. in Accounting from the University of North Texas

Other Public Company Directorships in Past Five Years: Group 1 Automotive, Inc., an automotive retailer (2005 to present); New Jersey Resources Corporation, a natural gas provider (2003 to present); BBVA Compass Bancshares, Inc., a commercial bank (2008 to present); and previously served as a director of SLM Corporation, known as “Sallie Mae” (2008 to 2013)

Specific Qualifications, Attributes, Skills and Experience that Mr. Strange brings to our Board:

High Level of Financial Literacy and Risk Analysis – 34 years of service with KPMG in the audit division, including six years as Vice Chairman and overseeing internal risk management of the firm; assisted in developing information risk management team at KPMG; B.A. and M.B.A. in Accounting; Certified Public Accountant; named as one of 100 most influential accountants in 2001 by Accounting Today; and determined by the Board to be an audit committee financial expert, as defined by the SEC

Broad International Exposure – four years as the Global Managing Partner of the Audit Practice of KPMG International

Extensive Board and Corporate Governance Experience – serves on the audit committee and board of three additional public companies; an active participant and expert speaker for the National Association of Corporate Directors and an NACD Board Leadership Fellow, bringing to our Board significant knowledge on corporate governance matters

Extensive Knowledge of the Company’s Business and Industry – served clients in the energy industry for over 15 years; led the energy practice at KPMG for three years; significantly involved in the original development of the accounting standards released by the Financial Accounting Standards Board and the disclosure rules implemented by the SEC for the oil and gas industry; and assisted in writing the original oil and gas accounting industry guide published by the AICPA

Community Dedication and Charitable Experience – Chair of the Finance Committee of the National Cutting Horse Association

J. Terry Strange, 71 Director since 2004 Committees: » Audit » Nominating & Corporate Governance (Chair)
Board Recommendation
The Board of Directors recommends a vote “FOR” each of the foregoing nominees to serve as a director.

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 24

AUDIT COMMITTEE REPORT
The Audit Committee of the Newfield Board of Directors currently consists of the five directors whose names appear below. Each member of the Audit Committee is “independent” as defined in the NYSE’s listing standards. The primary purposes of the Audit Committee are to assist the Board in monitoring:

•	the integrity of Newfield’s financial statements and financial reporting processes and systems of internal control;

•	the qualifications and independence of Newfield’s independent auditors;

•	the performance of Newfield’s internal audit function and independent auditors; and

•	Newfield’s compliance with legal and regulatory requirements.

The Audit Committee is responsible for appointing, retaining and terminating Newfield’s independent auditors and also performs the specific functions set forth in its charter, which is available on our website. Go to http://www.newfield.com and then to the “Corporate Governance-Overview” tab.
The Audit Committee held seven meetings in person or by telephone conference during 2014. The meetings were designed to facilitate and encourage communication between the Audit Committee and Newfield’s internal auditors and independent auditors.
The Audit Committee has reviewed and discussed with Newfield’s management and PricewaterhouseCoopers LLP, Newfield’s independent auditors, the audited financial statements of Newfield included in its Annual Report on Form 10-K for the year ended December 31, 2014.
The Audit Committee has discussed with Newfield’s independent auditors all communications required by the auditing standards of the Public Company Accounting Oversight Board (PCAOB), including those required by the PCAOB’s Standard No. 16, “Communications with Audit Committees”. The Audit Committee also has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP such independent auditors’ independence. The Audit Committee also has considered whether the provision of non-audit services to Newfield by PricewaterhouseCoopers LLP is compatible with maintaining their independence.
Based on the review and discussions referred to above, the Audit Committee recommended to Newfield’s Board of Directors that the audited financial statements be included in Newfield’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.
This report is submitted on behalf of the Audit Committee.
Thomas G. Ricks, Chair
Juanita M. Romans
John W. Schanck
C.E. Chuck Shultz
J. Terry Strange
The foregoing Audit Committee Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PRINCIPAL ACCOUNTING FEES AND SERVICES
Aggregate fees for professional services rendered to us by PricewaterhouseCoopers LLP for the years ended December 31, 2013 and 2014 were as follows:

Category of Service	2013	2014
Audit fees	$2,264,693	$1,840,925
Audit-related fees	45,000	40,775
Tax fees	321,464	64,000
All other fees	—	—
Total	$2,631,157	$1,945,700

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 25

The audit fees for 2013 and 2014 were for professional services rendered in connection with the audits of our consolidated financial statements and reviews of our quarterly consolidated financial statements within such years. These fees also include the statutory audit fees in Malaysia for 2013, and issuance of comfort letters, consents and assistance with review of various documents filed with the SEC in 2013 and 2014. The audit-related fees for 2013 and 2014 were for services related to accounting consultations. Tax fees were for services related to tax compliance, including the preparation of local tax returns and international tax returns.
The Audit Committee reviews and pre-approves all audit and non-audit services, including tax services, performed by our independent auditors as well as the fees charged for these services. The Audit Committee may delegate pre-approval authority for these services to one or more members, whose decisions are then presented to the full Audit Committee at its next scheduled meeting. In its review of all non-audit service fees, the Audit Committee considers, among other things, the possible effect of these services on the independence of our independent auditors.
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITOR
The Audit Committee of our Board has appointed the independent registered public accounting firm of PricewaterhouseCoopers LLP to audit our consolidated financial statements for the year ending December 31, 2015. PricewaterhouseCoopers has served as our independent auditor since 1999. We are not required under SEC regulations to submit this proposal, however, the Board believes it is appropriate and a good corporate governance practice to do so. If the appointment is not ratified, the Audit Committee will consider the appointment of a different independent registered public accounting firm. A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting, will be offered the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions.
Board Recommendation
The Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal year 2015.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The Compensation & Management Development Committee of our Board (Compensation Committee) oversees our compensation programs for executives and all employees. The Compensation Committee believes that for the Company and its stockholders to achieve long-term success, the compensation programs need to attract, retain, develop and motivate a strong leadership team. As a result, our executive compensation programs are designed to pay for performance, enable talent attraction, retain top talent and closely align the interests of our executives with those of our stockholders. The following discussion explains the Company’s compensation philosophy, summarizes its compensation programs and reviews compensation decisions for the following Named Executive Officers (NEOs):
➢    Lee K. Boothby, Chairman of the Board, Chief Executive Officer and President;
➢    Gary D. Packer, Executive Vice President and Chief Operating Officer;
➢    Lawrence S. Massaro, Executive Vice President and Chief Financial Officer;
➢    George T. Dunn, Senior Vice President - Development; and
➢    John H. Jasek, Senior Vice President - Operations.
Executive Summary
Executing on Our Strategy. Over the last decade, Newfield has transitioned from a diversified asset base of onshore, offshore and international operations to a portfolio focused on select, U.S. onshore, liquids-rich resource plays characterized by multiple, stacked geologic horizons. As our assets have changed, so have our executive compensation practices. During early 2013, management and the Compensation Committee underwent an in-depth, analytical process to tie compensation more directly to performance metrics they believe most closely align to the Company's strategic plan and to long-term value creation for stockholders. The Committee continued to refine this process and program during 2014, authorizing more transparent compensation targets for executives and working with the Board's Operations and Reserves Committee to determine the Company's 2014 performance metric targets. Looking forward to 2015, the Compensation Committee will continue to refine its evaluation processes and work to ensure that our executive compensation programs remain appropriately competitive in the marketplace and aligned with good corporate governance practices.

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 26

During 2014, we demonstrated excellent execution across the Company, outperforming each of our performance metrics and strategic targets. Our 2014 stock performance reflected the positive execution results, ending the year up 10.1% over 2013, ranked 1st in our 2014 TSR peer group and 2nd out of all E&P companies in both the S&P 500 Index and the Philadelphia Stock Exchange SIG Oil Exploration & Production Index. Highlights from our 2014 performance include (adjusted for asset sales during the year, as applicable, please see Appendix A for a reconciliation of all non-GAAP financial measures):

✓	Top-tier stockholder return

◦
Common stock value increased 10.1% year-over-year, and prior to commodity price declines that began during the second half of 2014, our 2014 stock value had increased 84% since the beginning of the year,

◦	Average common stock value of the peers in our 2014 TSR awards decreased (44%) year-over-year,

◦	Ended year ranked 1st out of 20 peers under our 2014 TSR awards and 2nd out of 20 peers under our 2013 TSR awards, and

◦	As of March 16, 2015, our common stock value had increased approximately 30% since January 1, 2014.

✓	Strong year-over-year discretionary cash flow, production and reserve growth

◦	Increased discretionary cash flow 28% to $1.2 billion,

◦	Increased production 29% to 125 MBOED (57% liquids) (includes 2.1 Bcf (3.8 MBOEPD) of natural gas produced and consumed in operations),

◦	Increased proved reserves 14% to 645 MMBOE (58% liquids), and

◦	Increased pre-tax PV-10 18% to $8.8 billion.
✓    Significant expansion and development of our key resources in the Anadarko Basin

◦	Increased production by 114% over 2013,

◦	Increased proved reserves by 56% over 2013, and

◦	Increased our leasehold position to nearly 300,000 net acres.
✓    Effective monetization of non-core assets

◦	Closed on the sale of Malaysia business for approximately $900 million, and

◦	Closed on more than $600 million of domestic assets sales (including Granite Wash).

✓	Improved balance sheet strength

◦	Redeemed $600 million of our Senior Subordinated Notes from asset sale proceeds,

◦	Materially reduced debt leverage,

◦	Decreased average domestic lease operating expenses, on a per barrel basis, 7% year-over-year, and

◦	Mitigated commodity price exposure through our derivative portfolio (approximately $800 million value at year end).
The outlook for our industry changed dramatically during the fourth quarter of 2014, as commodity prices rapidly declined, along with an associated decrease in equity markets, and we entered 2015 with the reality that commodity prices could remain "lower for longer". Despite the Company’s strong financial and operating performance, our stock price gave back much of the significant gain achieved in the first half of the year. Nevertheless, as discussed above, we finished at the top of our industry peer group in relative stockholder returns. As we continue to execute our strategic plan in early 2015, we have gained back some of the loss caused by the commodity price decline and as of March 16, 2015, our stock price was up approximately 17% year-to-date.
2014 Compensation Performance on Executive Compensation. As described in more detail below, the compensation programs and actions delivered outcomes aligned with our solid performance. The Company's top-tier operational, financial and strategic performance during 2014 resulted in the following compensation decisions and outcomes:

•	The Compensation Committee approved an annual incentive pay-out factor of 1.83, or 183%, well above target.

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 27

•
The NEOs earned 30% of each of the 2010 and 2011 performance-based restricted stock awards eligible for vesting during 2014 based upon the Company's improved relative performance against industry peers (a portion of the foregoing vestings occurred on January 15, 2015 for the period ending December 31, 2014).

•	Due to current 2015 outlook and commodity price declines during late 2014, the Compensation Committee did not increase base salaries of the NEOs for 2015.

•
The Compensation Committee continued to grant performance-based, long-term equity awards constituting between 34% - 50% of the long-term incentives granted to the NEOs. The value of these awards are at-risk and tied directly to the Company's relative stockholder return performance among industry peers over a three-year period.

Compensation Philosophy and Governance Policies
Our compensation philosophy for executives is guided by the following principles:

•
Goal-Oriented Pay for Performance. The cornerstone of our compensation program for our executives and all employees, regardless of level, is “pay for performance”. In making compensation decisions, we consider annual and long-term Company performance and measure performance against our peers and against goals and metrics at the individual, business unit and corporate levels.

•
Competitive Compensation. The Compensation Committee believes it is imperative to maintain highly competitive compensation programs to attract, retain and motivate executives and our future leaders. Competition for experienced petroleum engineers, geologists, management and other top-tier talent in the oil and gas industry is intense. The Compensation Committee, with the assistance of an independent consultant, annually reviews the compensation of similar executive positions at peer companies to ensure we remain competitive and continue to attract, retain and motivate top-tier talent.

•
Alignment with Long-Term Stockholder Interests. By providing long-term equity incentives, including time-vesting and performance-vesting equity incentives, we closely align the interests of our executives with those of our stockholders in an effort to create long-term stockholder value.

Each element of our compensation program intends to further one or more of these principles. Our compensation philosophy rewards demonstrated performance and encourages behavior that is in the long-term best interests of the Company and its stockholders.
In line with this philosophy, we currently implement the following governance policies and practices in our compensation programs:

•
Focus on Long-Term Performance. Between 55% and 73% of our NEOs' compensation is “at-risk” long-term incentives. In addition, between 34% - 50% of all long-term incentives granted to our NEOs are performance-based stock units. These performance-based stock units are subject to risk of forfeiture if the long-term total stockholder return objectives are not achieved.

•
Independent Committee and Executive Responsible for SERC. In late 2013, the Board created a new committee, the Operations & Reserves Committee, which has responsibility for the oversight of our safety, environmental, regulatory and compliance (SERC) matters along with oversight of the non-discretionary operational metrics under our annual incentive plan with the Compensation Committee. Our Chief Operating Officer has direct responsibility for our SERC team, and our SERC metrics make up 10% of our annual incentive performance factor.

•	Annual Say-on-Pay Vote. Our Board has approved and implemented an annual advisory vote by stockholders on the compensation of our NEOs.

•
Committee Consideration of Results of Stockholder Advisory Vote. The Committee is continuously mindful of stockholders’ views on executive compensation and remains focused on ensuring proper alignment of pay with performance. At our 2013 and 2014 Annual Meetings, more than 94% and 91% of our stockholders voted in support of our NEO compensation program.

•	No Employment Agreements. We do not have employment agreements with any of our executive officers, including the NEOs.

•
Double-Trigger Change of Control Provisions. Our change-of-control severance agreements are “double-trigger”, requiring both a change-in-control and loss of position before any severance payments are due.

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 28

•	Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors.

•
Independent Consultant and Peer Group Analysis. The Compensation Committee has engaged a consultant, who meets the independence requirements of the NYSE regulations. The consultant assists the Compensation Committee members with their analysis and discussions during meetings and in executive sessions.

•
Policy Prohibiting Pledging or Trading in Derivatives of our Stock. We prohibit executive officers from buying, selling or writing puts, calls or options related to Company stock. None of our executives has entered into hedging transactions involving our stock. We also prohibit executives from holding Company stock in a margin account or pledging Company stock as collateral for a loan.

•
Stock Ownership Requirements. We have implemented stock-ownership guidelines that require officers to maintain consistent stock ownership in the Company as set forth below, shown as a multiple of the executive’s annual base salary. As of year-end 2014, all NEOs met our stock-ownership guidelines:

➢ Chief Executive Officer/President:	5 times base salary
➢ Chief Operating Officer:	3 times base salary
➢ Chief Financial Officer:	3 times base salary
➢ Executive VP or Senior VP:	3 times base salary
➢ VP - Business Unit Leader:	2 times base salary
➢ VP - Other, GC, Treasurer, Chief Accounting Officer:	1.5 times base salary

•
Policy on Tax Gross-Ups Upon Change of Control. During 2014, the Compensation Committee affirmatively resolved that it would not approve going forward any agreement or plan that includes tax gross-ups for the benefit of executives upon a change of control.

•
No Repricing or Back-Dating of Options. Although the Compensation Committee has not recently granted stock options, our stock incentive plan prohibits repricing of outstanding stock options without the approval of stockholders and we have never back-dated stock options.

•
Policy on Incentive Compensation Clawback. A significant percentage of our executive officers’ compensation is incentive-based. Although the Compensation Committee has not set a specific clawback policy, it does have the ability to direct the Company to seek to recover from any executive officer amounts determined to have been inappropriately received by the individual executive officer. In addition, under the 2011 Omnibus Stock Plan, the Compensation Committee may require awards granted with performance goals to be subject to any future policy we may adopt relating to the recovery of that award in the event the associated performance goals were not actually achieved. Further, the Sarbanes-Oxley Act of 2002 mandates that the CEO and CFO reimburse the Company for any bonus or other incentive-based or equity-based compensation paid to them in a year following the issuance of financial statements that are later required to be restated as a result of misconduct. The Compensation Committee intends to implement a more specific incentive compensation clawback policy based upon final regulations expected to be issued by the SEC pursuant to the Dodd-Frank Act.

Tax Deductibility Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to a public company for compensation paid to its chief executive officer or any of its three other most highly compensated executive officers, excluding the chief financial officer, to the extent that the compensation of any of these officers exceeds $1 million in any calendar year. Qualifying performance-based compensation is not subject to the deduction limit. The performance-based restricted stock awards that the Compensation Committee began granting to executive officers in 2010 are designed to qualify as performance-based compensation for purposes of section 162(m). In addition, the portion of the annual incentive compensation that is based upon the non-discretionary measures set forth below are designed to qualify as performance-based compensation for purposes of section 162(m). No other components of our compensation awarded for 2014 currently qualify as performance-based compensation for purposes of section 162(m).

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 29

Elements and Mix of our 2014 Compensation Program
The following elements made up the fiscal 2014 compensation program for our executive officers, including the NEOs:

Element	Form of Compensation	Purpose, Basis and Performance Criteria

Base Salary	Cash
•   Base salary is intended to provide a market competitive level of fixed compensation in recognition of responsibilities, skills, capabilities, experience and leadership.
•  The Compensation Committee generally maintains executive base salaries near the median level of salaries for comparable positions among industry peers.
•   Base salary is not generally performance based, but reflective of competencies and experience.

Performance-Based Annual Incentive Awards (bonuses) (considered “at-risk” compensation)	Cash
•   Annual cash incentive awards are intended to motivate and reward performance achievement against a set of stated annual corporate, business unit and individual goals.
•   Payments are made from a cash incentive pool approved annually by the Compensation Committee.
•   Each NEO’s award is then determined by the Compensation Committee’s assessment, with the assistance of the Operations and Reserves Committee, of four primary factors:
(i) non-discretionary relative performance metrics (30%);
(ii) non-discretionary near-term (one-year) performance goals (30%);
(iii) discretionary strategic goals (40%); plus or minus
(iv) individual performance adjustment.

Long-Term Incentive Awards(considered “at-risk” compensation)	Restricted Stock Units
•   Long-term incentive awards are intended to recognize and reward the achievement of long-term corporate goals and objectives, recognize promotions, motivate retention of our leadership talent and align executives’ interests with our stockholders.
•   The Compensation Committee determines each February the amount and mix of long-term incentive awards to be granted to the NEOs; the Compensation Committee also may make isolated awards to recognize promotions, new hires or individual performance achievements.
•   In 2014, the long-term incentive awards included time-vested equity awards that vest over a three-year period and performance equity awards with the potential to vest based on our stock price performance relative to our peers over a two to three-year period.
•   The Compensation Committee provides time-vested long-term incentives to build a consistent ownership stake and retention incentive. The Compensation Committee provides performance-vested long-term incentives to create a meaningful tie to the Company’s relative long-term stockholder returns and to motivate consistent improvement over a longer-term horizon.
•   The ratio of time-vested to performance-vested awards varies by officer, based on the officer’s ability to influence overall corporate results. With respect to total equity-based awards, the Committee considers estimated targets for compensation, relative value of each element, expense of such awards and impact on dilution.

Change of Control Severance Plan and Severance Agreements	Eligible to receive cash severance and post-termination health benefits in connection with involuntary termination within two or three years after a change of control
•   Our Change of Control Severance Plan for the Company and Severance Agreements with certain executives are intended to provide financial security and an industry-competitive compensation package for our executives. This additional security helps ensure that these officers remain focused on our performance and the continued creation of stockholder value throughout any change of control transaction rather than on the potential uncertainties associated with their own employment.
•   The Change of Control Severance Plan and the Severance Agreements are “double-trigger” agreements that generally provide certain payments to the executives if their employment is terminated during a two or three-year protected period after a change of control (depending on the executive).
•   No executive has an employment contract with the Company.

Retirement Plans	Eligible to participate in, and receive Company contributions to, our 401(k) Plan (all employees) and Deferred Compensation Plan (executives only)
•   Our retirement plans are intended to provide financial security for our executives and competitive retirement-planning benefits to attract and retain skilled management.
•   Our Deferred Compensation Plan allows an eligible executive to defer up to 90% of his or her salary and all of his or her bonus on an annual basis and build financial security. We make a matching contribution for up to 8% of the executive’s base salary in the retirement plans.
•   We do not have any defined benefit plans for our executives or employees.

Employee Stock Purchase Plan (ESPP)	Eligible to purchase annually up to $25,000 of Company common stock at a discount (all employees)	• The ESPP is intended to encourage an equity stake in the Company, aligning executive interests with those of our stockholders.

Health & Wellness Plans	Eligible to receive available health and other wellness benefits, including medical, dental, life and disability insurance (all employees) and annual physical examination (executives only)	• Our health and wellness plans are intended to provide a competitive, broad-based employee benefits structure and to promote the wellness of our executives.

Perquisites	Limited reimbursement for fitness and business club dues	• The reimbursement of club dues is intended to promote the wellness and business relationships of our executives.

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 30

Mix of Compensation Elements for NEOs
Over the last several years, the Compensation Committee has shifted more NEO compensation towards variable “at-risk” compensation (annual and long-term incentives), where actual amounts earned may differ from targeted amounts based on Company and individual performance. Beginning in 2013, each NEO has a target total compensation opportunity that is assessed annually by the Compensation Committee to ensure alignment with the Company’s compensation objectives and market practice.
The Compensation Committee believes that a program weighted towards compensation that is variable with performance, including stock price performance, ensures that NEO interests are aligned with stockholder interests. Furthermore, because all equity awards are subject to either time-based vesting or performance vesting, the compensation an NEO realizes in connection with equity awards is spread over several years, which the Committee believes assists in motivating the NEO to drive business growth over the long term.
As the following charts show, 86% of our CEO's target annual compensation is variable with performance, including Company, individual and stock price performance, which is directly consistent with our peers.

Evaluation Process, Including the Role of Consultants, Peer Comparisons and Officers
The Compensation Committee oversees the administration of the compensation programs applicable to our employees, including our executive officers. The Compensation Committee generally makes its decisions regarding the annual compensation of our NEOs at its regularly-scheduled meeting each February. These decisions include adjustments to base salary, grants of annual incentive awards and grants of long-term incentive awards. The Compensation Committee also makes compensation adjustments as necessary at other times during the year, such as in the case of promotions, changes in employment status and for competitive purposes.
Each year, our CEO prepares an evaluation of each of the other NEOs, and makes compensation recommendations to the Compensation Committee based upon the Company's performance against its corporate performance metrics and the individual's performance against his or her goals. In addition to considering the CEO's recommendations, the Compensation Committee assesses the NEO’s impact during the year and his or her overall value to our Company, specifically by considering the NEO's leadership skills, impact on strategic initiatives, performance in his or her primary area of responsibility, his or her role in succession planning and development, and other intangible qualities that contribute to corporate and individual success. See “2014 Performance Analysis and Compensation Decisions” below.
Role of Consultants. During 2014, the Compensation Committee retained Meridian Compensation Partners LLC (Meridian) as its independent consultant to assist the Compensation Committee in compensation matters. Meridian reports exclusively to the Compensation Committee, which has sole authority to retain any compensation consultant to be used by the Compensation Committee to assist in the evaluation of compensation for our CEO and other executive officers, as well as our overall executive compensation structure. While engaged as the Committee’s consultant, Meridian did not perform any services for us outside the scope of its arrangement with the Compensation Committee. During 2014, the Compensation Committee conducted a review and determined that there were no conflicts of interest as a result of the Compensation Committee’s engagement of Meridian. The Compensation Committee did not engage any consultant other than Meridian during 2014 to provide executive compensation consulting services.

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 31

In early 2015, the Committee reviewed the independence of Meridian during 2014 and confirmed the following:

•	Meridian supplies no services to the Company other than those as advisor to the Compensation Committee.

•	The fees for service Meridian charged the Company in 2014 amounted to less than 1% of Meridian’s annual revenues.

•	It is Meridian’s policy that when it represents a client’s compensation committee, it does not offer the company any additional services.

•	Except with respect to the engagement, neither Meridian nor its principal representative to the Company maintains any business or personal relationship with any executive officer or Committee member.

•	Neither Meridian nor its principal representative to the Company owns Company common stock.
Meridian assists the Compensation Committee in developing a competitive total compensation program that is consistent with our philosophy of “goal-oriented pay for performance” and allows us to attract, retain and motivate talented executives. Meridian’s services include providing an annual analysis of the compensation of our top executive officers and their counterparts at peer companies. The analysis consists of a comparison of each element of compensation and a comparison of total compensation, which we consider to include salary, annual cash incentive awards and long-term incentive awards. Meridian also provides the Compensation Committee with assistance in the design of compensation and benefit programs and ongoing support with respect to regulatory and other considerations impacting compensation and benefit programs, as requested by the Compensation Committee.
Peer Groups. In October 2014, Meridian provided the Compensation Committee with an analysis of our compensation relative to prevailing compensation levels at industry peers. This analysis included adjustments for company size and our relative enterprise value among peers. The Compensation Committee referenced this analysis in its January and February 2015 meetings, where it determined annual cash incentive awards for performance during 2014, 2015 long-term incentive awards and 2015 salary changes. The peer companies used by Meridian for the Compensation Committee analysis were:

October 2014 Meridian Peer Group
Cabot Oil & Gas Corporation	Laredo Petroleum Inc.	Southwestern Energy Company
Cimarex Energy Co.	Oasis Petroleum Inc.	Ultra Petroleum Corp.
Concho Resources, Inc.	QEP Resources, Inc.	WPX Energy Inc.
Denbury Resources Inc.	Range Resources Corporation	Whiting Petroleum Corporation
EP Energy Corp.	Sandridge Energy Inc.
Energen Corp.	SM Energy Co.
The peer group was developed taking into consideration peer company metrics such as asset size and enterprise value, comparability of asset portfolio and the availability of compensation data. The Compensation Committee reviews the peer group periodically for reasonableness and approved the revised peer group in October 2014.
Role of the Chief Executive Officer. Annually, our CEO provides the Compensation Committee with an evaluation of his performance that is based, in large part, upon the corporate performance metrics described below under “2014 Performance Analysis and Compensation Decisions,” as well as his broader leadership roles as Chairman of our Board of Directors and as our lead representative to the investment community. The Compensation Committee evaluates our CEO on these and other criteria. The total compensation package for our CEO is determined based on the Compensation Committee’s evaluation and input from Meridian, and reflects his performance, the performance of our Company and competitive industry practices.
Role of Other Executive Officers. Our CEO makes recommendations to the Compensation Committee on all compensation actions (other than his own compensation) affecting our NEOs. In developing his recommendation for an executive officer, our CEO considers the self-evaluation prepared by the NEO, the recommendations of his executive team, input from internal executive compensation experts, as well as his own evaluation. Our CEO’s evaluation includes an assessment of the impact that the NEO has had on our Company during the award year and the NEO’s overall value to the Company as a senior leader, taking into account the corporate performance goals described below under “2014 Performance Analysis and Compensation Decisions”.

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 32

The Compensation Committee is provided with our CEO’s evaluation of each NEO’s performance and contributions to our Company. Meridian reviews and provides comments to the Compensation Committee on our CEO’s recommendations. The Compensation Committee considers the information and recommendations provided by our CEO and Meridian when it establishes base salaries, annual cash incentive awards and grants of long-term incentive awards. Compensation of the CEO is determined entirely by the Compensation Committee, with benchmarking assistance from Meridian.
2014 Performance Analysis and Compensation Decisions
In its February meeting each year, the Compensation Committee determines the annual performance incentive awards for prior-year performance, and base salaries, annual incentive targets and long-term incentive awards for the current year. During 2014, the Compensation Committee used the Company’s fourth quarter average stock price to determine the number of shares required to deliver the Compensation Committee’s intended long-term incentive opportunity. Meridian aided in the Compensation Committee’s consideration of the level of total compensation for our NEOs, allocations between annual cash incentive awards and long-term incentive awards, the types of long-term incentive awards and the allocations between the types of long-term incentive awards.
The following is a discussion of the Compensation Committee's analysis of the Company's 2014 performance against its goals and the specific decisions made during 2014 with respect to each of our direct compensation elements. Each element is reviewed annually, as well as at the time of a promotion, other change in responsibilities, other significant corporate events or a material change in market conditions. Variances in the amount of compensation awarded to each NEO generally reflect differences in individual responsibility and experience as well as the competitive levels provided to officers in comparable positions in our industry peer group. Overall, our CEO’s compensation is higher than the compensation of the other NEOs. This difference in compensation is supported by the industry peer group benchmark data, which is substantially higher for the CEO role than for the other NEO positions, and is indicative of the greater responsibility the CEO position has for the strategic direction, financial condition, operating results and image of the Company.
Base Salary. The Compensation Committee reviews executive base salaries annually, with the goal of providing a stable base of competitive cash compensation while rewarding corporate and individual performance through annual performance incentive awards. In light of the Company's performance during 2013, the Compensation Committee decided not to increase the NEOs base salary for 2014, except for a 2.0% increase for Messrs. Dunn and Jasek. In October of 2014, Mr. Jasek was promoted from Vice President - Onshore Gulf Coast, to Senior Vice President - Operations, at which time the Compensation Committee increased Mr. Jasek's salary to be competitive with other similar Senior Vice President roles. In light of the significant decline in commodity prices during the second half of 2014, and the uncertainty surrounding future commodity prices and the corresponding impact on the oil and gas industry during 2015, the Compensation Committee decided not to increase any of the NEOs base salaries for 2015. A summary of the base salary adjustments made during 2014 and 2015 are reflected in the following table.

	2013 Base Salary	2014 Base Salary	2015 Base Salary
Mr. Boothby	$850,000	$850,000	$850,000
Mr. Massaro	$420,000	$420,000	$420,000
Mr. Packer	$540,750	$540,750	$540,750
Mr. Dunn	$375,000	$382,500	$382,500
Mr. Jasek(1)	$343,200	$350,064	$400,000
Consistent with the Compensation Committee's goal to shift NEO compensation towards greater "at risk" compensation, including annual performance incentive awards and long-term incentive awards, the 2014 base salaries for our NEOs represented between 13% and 20% of their total compensation for 2014, as set forth in the Summary Compensation Table on page 41 of this Proxy Statement.
Performance-Based Annual Incentive Awards (Bonuses). During early 2013, the Compensation Committee and management went through an in-depth, analytical process to determine the corporate performance metrics that they believe most closely align near-term financial and operations performance with long-term value creation for stockholders. The process resulted in the following performance measurement categories and weightings that determined the Company's annual incentive performance factor (AIP Factor) for 2014 annual incentive performance awards, with a collective AIP Factor Threshold of .35, Target of 1.0 and Maximum of 2.0. The Compensation Committee intended the achievement of these performance goals to result in strong TSR performance over time. To note, below we refer to our domestic discretionary cash flow, domestic development costs and our net debt/Adjusted EBITDA ratio, which are non-GAAP financial measures. Appendix A to this proxy statement contains an explanation of how we calculate these measures.

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 33

Category 1 (30%) – Relative Performance Goals (Threshold .63, Target 1.0, Maximum 2.0) (Non-Discretionary): In 2014, the Compensation Committee chose three key drivers that management and the Committee believe consistently align with value creation within the Company. The Committee approved quantitative performance targets (threshold/target/stretch) and benchmarked the performance targets against observed industry peer company performance. For 2014, these performance drivers included:

➢	domestic production,

➢	domestic proved reserves, and

➢	domestic discretionary cash flow.
Category 2 (30%) – Near-Term Performance Goals (Threshold .53, Target 1.0, Maximum 2.0) (Non-Discretionary): In 2014, management and the Compensation Committee developed calendar year specific goals that focused on critical near-term strategic objectives that they believed should be accomplished in order to achieve long-term success. The Committee approved quantitative performance targets (threshold/target/stretch). For 2014, these metrics included:

➢	domestic liquids production growth,

➢	domestic finding and development costs, and

➢	safety, environmental, regulatory and compliance performance.
Category 3 (40%) – Strategic Goals (Threshold 0, Target 1.0, Maximum 2.0) (Discretionary): In 2014, management, with the input of the Compensation Committee, developed annual strategic goals that relate to the Company’s long-term strategy and value creation. Determining the success of these strategic goals is at the discretion of the Compensation Committee. To assess management's strategic execution during 2014, the Compensation Committee considered year-over-year growth in stockholder value, domestic net asset value, domestic reserve PV-10, the financial strength of the company and key strategic milestones, such as the resolving international sales process and expanding the Company's quality drilling inventory.
Category 4 – Individual Performance Factor (0 to 100%): The Committee may adjust an executive officer’s bonus payment upward or downward based on the Committee’s assessment of individual performance.
The Compensation Committee calculated the annual incentive award amounts based on the following formula:

Base Salary	X	Target Incentive	X	AIP Factor	+/-	Individual Performance	=	NEO Annual Incentive
ò

30% Relative Performance Goals (Threshold .53, Target 1.0, Maximum 2.0)	30% Near-Term Performance Goals (Threshold .63, Target 1.0, Maximum 2.0)	40% Strategic Goals (Threshold 0, Target 1.0, Maximum 2.0)
ò	ò	ò
Domestic Production	Domestic Liquids Production Growth	Value Creation
Domestic Proved Reserves	Domestic Development Costs	Balance Sheet Strength
Domestic DCF	SERC Performance	Resolve International
Expand Quality Drilling Inventory
Each of the goals is measured independently, with metric payout factors ranging from 0x to 2.0x. A 1.0x score generally indicates target performance and a higher score (up to 2.0x) indicates above target performance. For purposes of 2014, the AIP Factor was calculated based on the weighted average of all the payout metrics as follows:

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 34

2014 Corporate Performance Metrics	Weight	Target Metric	Target Payout	Actual	Determined AIP Factor
Relative Performance Goals (Non-Discretionary):
Domestic Production	10%	45.3 MMBOE	1.2	47.9 MMBOE	1.80
Domestic Proved Reserves	10%	555 MMBOE	1.1	622 MMBOE	1.80
Domestic Discretionary Cash Flow	10%	$1,081M	1.2	$1,292M	1.60
Near-Term Performance Goals (Non-Discretionary):
Domestic Liquids Production Growth	10%	25.1 MMBOE	1.1	26.8 MMBOE	1.80
Domestic Development Costs	10%	$17.00/BOE	1.0	$16.62/BOE	1.40
SERC Performance(1)	10%	Various	1.0	N/A	1.90
Strategic Goals (Discretionary):
Value Creation(2)	40%	N/A	1.0	discretionary	2.0
Balance Sheet Strength(3)
Resolve International(4)
Expand Quality Drilling Inventory(5)
Total	100%				1.83
(1) In determining the outcome for SERC Performance, the Compensation Committee considered the Company's total recordable incident rate (TRIR), the Company's oil spill rate and corresponding contractor rates. Key observations included 62% year-over-year reduction in completions TRIR, 39% year-over-year reduction in drilling TRIRs, and a 38% year-over-year decrease in oil spill events.
(2)    In determining the outcome for Value Creation, the Compensation Committee considered several factors, including the stock price increase year-over-year, relative year-over-year stock performance as compared to industry peers and leadership's ability to deliver on the Company's three-year strategic plan.
(3)     In determining the outcome for Balance Sheet Strength, the Compensation Committee considered several factors, including the Company's substantial decline in its ratio of net debt to Adjusted EBITDA (2.17x to 1.94x), redemption of $600 million of long-term debt and management's ability to secure a strong protective derivative position that protects the balance sheet in a declining commodity price market.
(4)     In determining the outcome for Resolving International, the Compensation Committee considered the Company's sale of the Malaysia business for approximately $900 million in February 2014 and the decision not to sell China due to the commodity price decline and the resulting positive cash flow that the production in China should contribute to the Company's strategic plan.
(5)     In determining the outcome for Expanding Quality Drilling Inventory, the Compensation Committee considered the substantial expansion in the Anadarko Basin, specifically an acreage increase to almost 300,000 net acres, production year-over-year increase of 114% and year-over year proved reserves increase of 56%.
After determining the final AIP Factor, the Compensation Committee looked at the individual performance of each NEO, taking into consideration the NEO’s impact during the year and his overall value to our Company, specifically by considering the NEO's leadership skills, impact on strategic initiatives, performance in his primary area of responsibility, role in succession planning and development, and other intangible qualities that contribute to corporate and individual success. With respect to Mr. Jasek, the Compensation Committee also considered the fact that Mr. Jasek was promoted in October 2014 and received a substantial stock grant in connection with his promotion. Based upon the foregoing, the Compensation Committee made the following 2014 annual performance incentive awards for performance during 2014:

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 35

	Base Salary	Annual Target Incentive	AIP Factor	AIP Target Payout	+/- Individual Performance	Actual Payout
Mr. Boothby	$850,000	120%	1.83	$1,866,600	$183,400	$2,050,000
Mr. Massaro	$420,000	100%	1.83	$768,600	$171,400	$940,000
Mr. Packer	$540,750	100%	1.83	$989,573	$97,427	$1,087,500
Mr. Dunn	$382,500	85%	1.83	$594,980	$40,020	$635,000
Mr. Jasek	$359,050	85%	1.83	$558,502	$(23,502)	$535,000
The Compensation Committee's primary drivers to the noteworthy individual performance adjustments:
Mr. Boothby: In reviewing the CEO’s performance, the Compensation Committee considered Mr. Boothby's demonstrated leadership in managing the Company through its transformation, and the numerous performance outcomes realized from that transformation in 2014. The Compensation Committee recognized the CEO’s leadership contribution by assigning an above-target personal performance factor and awarding a total bonus at approximately 200% of the CEO’s target.
Mr. Massaro: The personal performance factor reflected Mr. Massaro's integral involvement and successful leadership in divesting the Company's Malaysian business for approximately $900 million, which closed in February 2014. The adjustment also reflected his successful transition to Chief Financial Officer and the Company's improved financial strength during 2014.
Mr. Packer: The personal performance factor reflected Mr. Packer's continued leadership and his role in the Company's outstanding operational execution, exceeding target and expectations for all operational, production and reserve metrics during 2014.
Mr. Dunn: The personal performance factor reflected Mr. Dunn's role with respect to the Company's outstanding production and reserve metrics during 2014.
Mr. Jasek: The Compensation Committee recognized that Mr. Jasek had excellent performance during the year; however, his promotion on October 28, 2014 included a 14% salary increase and a stock award grant of 27,000 shares, thereby materially increasing his total 2014 compensation, which impacted the Compensation Committee's decision.
Long-term Incentive Awards. The Compensation Committee believes that long-term incentive awards should include both time-vested and performance-vested awards. The ratio of time-vested to performance-vested awards will vary by officer, based on the officer’s ability to influence overall corporate results, with more senior executive officers’ awards being more heavily weighted toward performance-based awards. By providing both types of awards each year, the Compensation Committee seeks to balance the retention incentive provided by time-vested awards with the strong tie to relative long-term stockholder return provided by performance-based awards. The following graph displays the current mix of time-vested and performance-vested long-term incentives:
Mix of Long-Term Incentive Awards

In its February meeting each year, the Compensation Committee determines the long-term incentive awards for the then-current year by calculating an estimated grant-date award opportunity to each NEO. The 2014 awarded share units are calculated by using (i) the fourth quarter's average stock price for time-vested awards and (ii) an estimated fair market value factor based upon accounting rules for performance-vesting awards.

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 36

In February of 2014, the Compensation Committee evaluated information provided by Meridian on the range of long-term incentive opportunities awarded across the peer group companies, along with the Company’s recent performance and the role of each executive officer in achieving the Company’s three-year plan. The Compensation Committee also evaluated the CEO’s recommendations for long-term incentive award amounts for the other NEOs. Based on these evaluations, the Compensation Committee approved the following annual LTI awards for the NEOs in February of 2014.

	Intended LTI Opportunity Value ($)	Time-Vested Stock-Settled Restricted Stock Units (#)	Time-Vested Cash-Settled Restricted Stock Units (#)	TSR Performance-Vested Restricted Stock Units (#)
Mr. Boothby	$4,400,821	39,230	39,230	98,040
Mr. Massaro	$1,795,200	16,000	16,000	40,000
Mr. Packer	$2,541,330	22,500	22,500	57,000
Mr. Dunn	$987,360	7,000	7,000	14,000
Mr. Jasek(1)	$370,260	1,200	1,200	13,500
(1) In September of 2013, Mr. Jasek received a time-vested restricted stock unit award for 20,000 shares of common stock. The other NEOs did not receive a stock grant in September of 2013, which is the reason that Mr. Jasek's award in February 2014 is substantially lower than the other NEOs. In addition, in connection with his promotion in October 2014 to Senior Vice President - Operations, Mr. Jasek received a time-vested restricted stock unit award for 27,000 shares of common stock, which is not reflected in the foregoing table.
Equity awards for newly hired executive officers are made on the executive officer’s first day of employment. Equity awards for executive officers made in connection with promotions are approved by the Compensation Committee and the grant date is generally effective the date of appointment. See page 43 below for more details on the awards.
Vesting of the February 2014 performance-based awards (TSRs) is based on our total cumulative stockholder return for at least two years and up to three years relative to a 19-member peer group approved by the Compensation Committee. The peer group for the 2014 TSRs includes the following peer companies (or their successors): Bill Barrett Corporation, Carrizo Oil & Gas Inc., Cimarex Energy Co., Comstock Resources, Inc., EP Energy, Forest Oil Corporation, Halcon Resource, Kodiak Oil & Gas Corp., Laredo Petroleum, Oasis Petroleum, PDC Energy, Penn Virginia, QEP Resources, Rosetta Resources, SandRidge Energy, SM Energy, Ultra Petroleum Corp., Whiting Petroleum Corporation and WPX Energy. The 2014 TSRs can vest each month beginning on April 15, 2016 and ending on April 15, 2017. Although the TSRs have the ability to vest monthly, all TSRs vest based upon our two and up to three-year cumulative stockholder return, as calculated on the determination date, as compared to the applicable peer group. The percentage of each TSR that shall vest, if any, is calculated each month during the applicable performance period by determining our total stockholder return rank among the peer group as follows:

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 37

Ranking Relative to Peers - Percent Earned

		Rank	Percent Earned
Top Quartile	×	1	100%
		2	100%
		3	100%
		4	100%
		5	100%
Second Quartile	×	6	70%
		7	65%
		8	60%
		9	55%
		10	50%
Third Quartile	×	11	45%
		12	40%
		13	35%
		14	30%
		15	25%
Bottom Quartile	×	16	0%
		17	0%
		18	0%
		19	0%
		20	0%

Vesting of the February 2013 and February 2012 TSRs is based on our total cumulative stockholder return for at least three years and up to five years relative to a 17-member peer group approved by the Compensation Committee. The peer group for the 2013 TSRs includes the following peer companies (or their successors): Berry Petroleum Corporation, Cabot Oil and Gas Corporation, Chesapeake Energy Corporation, Cimarex Energy Co., Comstock Resources, Inc., Denbury Resources Inc., EXCO Resources Inc., Forest Oil Corporation, Noble Energy, Inc., Pioneer Natural Resources, Plains Exploration & Production Company, QEP Resources, Range Resources Corporation, SandRidge Energy, Southwestern Energy Company, Ultra Petroleum Corp., Whiting Petroleum Corporation, as well as the Dow Jones Industrial Average Index and the S&P 500 Index. The 2013 TSRs can vest each month beginning on April 15, 2016 and ending on April 15, 2018 and the 2012 TSRs can vest each month beginning on April 15, 2015 and ending on April 15, 2017. Although the TSRs have the ability to vest monthly, all 2013 and 2012 TSRs vest based upon our three and up to five-year cumulative stockholder return, as calculated on the determination date, as compared to the applicable peer group.
Total stockholder return as of a particular measurement date means the rate of return (expressed as percentage) achieved with respect to our common stock, the primary common equity security of each other company and index in the peer group if: (1) $100 was invested in each security or index on the last day of March for the applicable grant year, assuming a purchase price equal to the average closing price of the security or index for all of the trading days in March for the applicable grant year; (2) if the record date for any dividend with respect to a particular security occurs during the period beginning March 31 of the applicable grant year and ending on the last day of the determination period, such dividend was reinvested in the security as of the record date for the dividend (using the closing price of the security on the record date); and (3) the valuation of such security or index at the end of the determination period is based on the average closing price for all of the trading days in the immediately preceding month. In view of the competitive conditions in our industry, all restricted stock unit awards continue to contain qualified retirement vesting provisions that are conditioned upon the signing of a non-compete agreement and providing a specific amount of advance notice before retirement to allow adequate time for a smooth transition.
For more information regarding the terms of the 2014 awards, as well as the fair value of the 2014 awards on their grant date, see “Grants of Plan-Based Equity Awards in 2014” beginning on page 43 of this Proxy Statement.

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 38

CEO Compensation: Realizable Pay
As discussed above, NEO compensation is weighted towards variable “at-risk” compensation (annual and long-term incentives), where actual amounts earned may differ from targeted amounts based on Company and individual performance. Each NEO has a target total compensation opportunity that is assessed annually by the Compensation Committee to ensure alignment with the Company’s compensation objectives and market practice.
While the amounts shown in the Summary Compensation Table on page 41 reflect the grant-date value of equity awards received by the CEO, they do not reflect the impact of stock price performance on actual compensation. The compensation actually realizable by the individual may be considerably more or less based on actual stock price performance. For purposes of the table below:

•
“SCT” means the amount shown in the “Total” column of the Summary Compensation Table, excluding the amounts shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” columns.

•	“Realized Pay” means the sum of: (1) salary, (2) actual cash bonus paid for each fiscal year, and (3) the actual “take-home” value of vested equity awards during the measurement period.

•
“Realizable Pay” means the sum of: (1) salary, (2) actual cash bonus paid for each fiscal year, (3) all unvested performance shares (PS) outstanding, regardless of grant date, calculated using the Company’s $27.12 stock price on December 31, 2014, and (4) time-vested restricted stock units (RS) granted during the period, in each case, calculated using the Company’s $27.12 stock price on December 31, 2014. Realizable pay assumes time-vested equity awards are 100% vested upon grant, even though such awards may vest over a period of three or more years.

The Compensation Committee believes that realized compensation is more representative of compensation actually earned than is the compensation shown in the Summary Compensation Table and that realizable compensation is a reflection of the executive's total potential compensation.

CEO Compensation: Summary Compensation Table vs. Realized vs. Realizable
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
-16%
25%
-40%
62%
-12%
120%
PSU
RSU
Bonus
Salary
SCT
Realized
Realizable
2012
2013
2014

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 39

Conclusion

We believe our executive compensation program is designed to pay for performance. We believe it aligns the interests of our NEOs with those of our stockholders and provides executive officers with motivation to maximize the long-term operational and financial performance of the Company, while using sound financial controls and high standards of integrity. We also believe that total compensation for each of our NEOs should be, and is, commensurate with the execution of specified relative and long-term operational, financial and strategic objectives. The Compensation Committee believes that the changes made to the Company's compensation programs over the last two years will reflect in positive long-term operational and financial performance and long-term stockholder value creation.

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 40

Summary Compensation Table
The following table sets forth information with respect to the compensation of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers, collectively the NEOs, for the years ended December 31, 2014, 2013 and 2012.

			Bonus(1)(2)			Non-Equity Incentive Plan Comp(2)	Nonqualified Deferred Comp Earnings(4) ($)	All Other Compensation(5) ($)
Name and Principal Position	Year	Salary(1) ($)	Current ($)	Deferred ($)	Stock Awards(3) ($)				Total ($)
Lee K. Boothby	2014	$850,000	$183,400	$—	$3,734,242	$1,866,600	$—	$82,599	$6,716,841
Chairman of the Board,	2013	842,308	—	—	3,942,797	600,000	—	64,208	5,449,313
President and CEO	2012	788,463	1,080,000	245,000	3,126,708	—	4,492	78,060	5,322,723
Lawrence S. Massaro	2014	$420,000	$171,400	$—	$1,523,280	$768,600	$—	$34,886	$2,918,166
Executive Vice President	2013	377,446	38,000	—	1,961,880	462,000	—	24,618	2,863,944
and CFO(6)	2012	356,923	330,000	—	711,420	—	—	41,113	1,439,456
Gary D. Packer	2014	$540,750	$97,925	$—	$2,156,055	$989,575	$—	$55,282	$3,839,587
Executive Vice President	2013	538,327	5,175	—	2,363,549	594,825	—	37,480	3,539,356
and COO	2012	517,308	550,000	203,656	1,893,660	—	3,734	266,759	3,435,117
George T. Dunn	2014	$381,346	$40,020	$—	$845,020	$594,980	$—	$39,573	$1,900,939
Sr. Vice President –	2013	375,000	9,375	—	918,235	350,625	—	16,184	1,669,419
Development(7)	2012	371,154	300,000	164,150	711,420	—	3,010	78,719	1,628,453
John H. Jasek	2014	$356,690	$—	$—	$1,095,816	$535,000	$—	$41,713	$2,029,219
Vice President –	2013	341,169	54,110	—	1,422,325	320,890	—	18,481	2,156,975
Gulf Coast(8)	2012	328,462	300,000	133,219	567,138	—	2,435	40,545	1,371,799
___________________

(1)
See “Compensation Discussion and Analysis – 2014 Performance Analysis and Compensation Decisions” beginning on page 33 of this Proxy Statement for an explanation of the amount of salary and bonus in proportion to total compensation.

(2)
The amounts shown reflect annual incentive cash compensation awards made in February 2015, 2014 and 2013, based upon performance in 2014, 2013 and 2012, respectively. In accordance with SEC regulations, the amounts under “Bonus - Current” for 2014 and 2013 include the portion of the annual cash incentive award received by the NEO that the Compensation Committee used its discretion to increase above the calculated AIP Factor for the NEO's personal performance. The amounts under "Non-Equity Incentive Plan Compensation" for 2014 and 2013 include the portion of the annual cash incentive award paid and calculated under our non-equity annual incentive plan, including any discretion the Compensation Committee used to decrease the award for the NEOs personal performance during the applicable year. The amounts under "Bonus - Current" for 2012 reflect the entire annual cash incentive award for the NEO's performance during 2012, which was prior the the Compensation Committee's adoption of its defined non-equity incentive plan in early 2013. The amounts in the “Deferred” column include cash plus interest actually paid to each NEO during 2012 that was part of the deferred cash bonus awards granted in prior years pursuant to our 2003 Annual Incentive Plan. These amounts are not reflective of the applicable year’s performance but of prior years’ performance and deferred to reward retention. See “Compensation Discussion and Analysis – 2014 Performance Analysis and Compensation Decisions – Performance-Based Annual Incentive Awards (Bonuses)” beginning on page 33 of this Proxy Statement.

(3)
The amounts shown in the Stock Awards column reflect the full grant date fair value of stock-based awards in 2014, 2013 and 2012, respectively, computed in accordance with applicable accounting guidance, as required by SEC regulations.

During 2014, 2013 and 2012, the NEOs received annual grants of restricted stock units that vest based on performance, which are considered market-based awards under the accounting guidance. For these market-based awards of restricted stock units that vest based on performance, the grant date fair value was determined in accordance with stock-based accounting rules and the fair market value per share was $18.59 in 2014, $24.20 in 2013 and $31.02 in 2012. The grant date fair value assumes the highest level of performance conditions will be achieved.
In addition, during 2014, the NEOs received annual grants of time-vested, stock-settled restricted stock units (50% of time-vested awards) and annual grants of time-vested, cash-settled restricted stock units (50% of time-vested awards). During 2013 and 2012, the NEOs received annual grants of time-vested, stock-settled restricted stock units (100% of time-vested awards). For each of these awards, the grant date fair value is based on the mean of the high and low sales prices of our common stock on the date of grant. Mr. Jasek also received an additional grant of 27,000 time-vested restricted stock units in October 2014.

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 41

For assumptions made in the valuation, see also Note 11, Stock-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC. See also “Compensation Discussion and Analysis – 2014 Performance Analysis and Compensation Decisions – Long-term Incentive Awards” beginning on page 36, “Grants of Plan-Based Equity Awards in 2014” beginning on page 43 and “Outstanding Equity Awards at December 31, 2014” beginning on page 44 for a description of the awards.

(4)	Reflects above-market interest (as defined in SEC regulations) earned in 2012 on long-term cash awards previously awarded under our 2003 Incentive Compensation Plan.

(5)	For 2014, the All Other Compensation column reflects:

•	the amount we contributed under our Deferred Compensation Plan or our 401(k) Plan as a matching contribution for the benefit of each named executive officer;

•	the compensation cost computed in accordance with applicable accounting guidance attributable to each NEO’s participation in our employee stock purchase plan;

•	club dues paid by us and executive physical examinations paid by us; and

•	premiums we paid with respect to term life insurance for the benefit of each named executive officer.
See the All Other Compensation Table below for more information regarding these items for 2014.
All Other Compensation Table

Name	Matching 401(k) or Deferral Plan Contribution ($)	Employee Stock Purchase Plan Compensation Cost ($)	Club Dues ($)	Executive Physical ($)	Life Insurance Premiums ($)	Total ($)
Mr. Boothby	$68,000	$6,011	$3,656	$4,395	$537	$82,599
Mr. Massaro	$33,599	$—	$750	$—	$537	$34,886
Mr. Packer	$43,260	$5,960	$1,130	$4,395	$537	$55,282
Mr. Dunn	$30,507	$4,287	$150	$4,395	$234	$39,573
Mr. Jasek	$28,535	$5,981	$2,568	$4,395	$234	$41,713

(6)
Mr. Massaro was promoted to the position of Executive Vice President and Chief Financial Officer in November 2013. The summary compensation information presented above includes compensation paid to Mr. Massaro in that capacity since November 2013. Mr. Massaro was hired to the position of Vice President – Corporate Development on March 1, 2011. The summary compensation information presented above includes compensation paid to Mr. Massaro in that capacity until his promotion in November 2013.

(7)
Mr. Dunn was promoted to the position of Senior Vice President – Development on September 2, 2012. The summary compensation information presented above includes compensation paid to Mr. Dunn in that capacity since September 2, 2012 and in his capacity as Vice President – Mid-Continent prior thereto.

(8)
Mr. Jasek was promoted to the position of Senior Vice President – Operations on October 28, 2014. The summary compensation information presented above includes compensation paid to Mr. Jasek in that capacity since October 28, 2014 and in his capacity as Vice President – Onshore Gulf Coast prior thereto.

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 42

Grants of Plan-Based Equity Awards in 2014
The following table contains information about grants of plan-based restricted stock units to our NEOs during 2014.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards(3) ($)
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Boothby	(1)	02/12/14							78,460	$1,911,678
	(2)	02/12/14				24,510	98,040	98,040		1,822,564
	(4)		357,000	1,020,000	2,040,000
Mr. Massaro	(1)	02/12/14							32,000	$779,680
	(2)	02/12/14				10,000	40,000	40,000		743,600
	(4)		147,000	420,000	840,000
Mr. Packer	(1)	02/12/14	—						45,000	$1,096,426
	(2)	02/12/14				14,250	57,000	57,000		1,059,629
	(4)		189,263	540,750	1,081,500
Mr. Dunn	(1)	02/12/14							24,000	$584,760
	(2)	02/12/14				3,500	14,000	14,000		260,260
	(4)		113,452	324,148	648,295
Mr. Jasek	(1)	02/12/14							2,400	$58,476
	(2)	02/12/14				3,375	13,500	13,500		250,965
	(1)	10/24/14							27,000	786,375
	(4)		106,115	303,187	606,373
___________________

(1)	Reflects 50% time-vested, stock-settled restricted stock units and 50% time-vested, cash-settled restricted stock units awarded under our First Amended 2011 Omnibus Stock Plan.

(2)
Reflects the estimated future payout of restricted stock units awarded under our First Amended 2011 Omnibus Stock Plan that vest based on performance. NEOs may earn from 0% to 100% of the targeted award based on the Company’s relative total stockholder return performance over a specified period. The minimum threshold is based upon the lowest earned amount of 25% based on the payout scale described on page 38, although the minimum potential payout is zero. The target and maximum payouts are based upon the highest earned amount of 100% based on the payout scale described on page 38.

(3)
Reflects the full grant date fair value of the stock-based awards computed in accordance with applicable accounting guidance. For assumptions made in the valuation, see also Note 11, Stock-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC and see “Summary Compensation Table” beginning on page 41 of this Proxy Statement.

(4)
Reflects estimated cash payouts under the Company's annual incentive plan, as discussed on page 36, based on actual salaries earned by each NEO in 2014. If threshold levels of performance are not met, the payout can be 35% of each NEO's target. If maximum levels of performance are achieved, the payout can be 200% of each NEO’s target. The amounts actually paid to the NEOs for 2014 are disclosed in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. The amounts do not include the impact of any adjustments the Compensation Committee may make to the NEO's annual incentive award based upon individual performance.

The time-vested, stock-settled restricted stock units and time-vested, cash-settled restricted stock units granted to the NEOs in February 2014 vest, subject to continuous employment, in four equal annual installments on August 15, 2014, August 14, 2015, August 14, 2016 and February 15, 2017. The time-vested, stock-settled restricted stock units granted to Mr. Jasek in October 2014 vest in three equal installments on November 1, 2015, 2016 and 2017. Generally, upon death, disability (as defined in the award agreement) or a change of control (as defined in our First Amended 2011 Omnibus Stock Plan), all of the restricted stock units will accelerate and vest. In addition, if the executive’s employment with us is terminated due to a qualified retirement (as defined in the award agreement), a pro rata portion of the restricted stock units not previously forfeited will vest and the remainder will be forfeited. The pro rata portion that will vest is determined by multiplying the number of shares of restricted stock with respect to which forfeiture restrictions would otherwise have lapsed on the next anniversary of the grant date by the fraction that results from dividing (1) the number of days elapsed (excluding the retirement date) since the most recent anniversary date by (2) 365. In order for the pro rata portion to vest on qualified retirement, the employee must meet the conditions in the award agreement by (1) providing the required notice, (2) having at least 10 years of qualified service and (3) if the employee is not at least 62 years old at the time of the

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 43

retirement, signing a non-compete agreement until age 62. See also “Potential Payments Upon Termination or Change of Control” beginning on page 47 of this Proxy Statement.
The February 2014 TSRs vest, if at all, based on our cumulative stockholder return relative to a peer group for a two to three-year period. Vesting of these 2014 performance-based awards are calculated using a cumulative stockholder return from March 31, 2014 through the applicable determination date, which is the last day of each month beginning on March 31, 2016 through March 31, 2017, with the actual vesting potentially occurring monthly from April 15, 2016 through April 15, 2017. For details on the performance vesting requirements, see “Compensation Discussion and Analysis – 2014 Performance Analysis and Compensation Decisions” on page 33 of this Proxy Statement.
Outstanding Equity Awards at December 31, 2014
The following table contains information about our NEOs’ outstanding equity awards at December 31, 2014.

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options(#)
Name	Grant Date	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock or Units That have not Vested (#)	Market Value of Shares of Stock or Units That have not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That have not Vested(2) (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That have not Vested(1) ($)
Mr. Boothby	02/07/08	30,000(3)		$48.45	2/7/2018	—	—	—	—
	02/04/10	—	—	—	—	—	—	26,100(4)	$703,656
	02/11/11	—	—	—	—	—	—	35,300(5)	951,688
	02/10/12	—	—	—	—	10,200(6)	274,992	51,000(7)	1,374,960
	02/08/13	—	—	—	—	32,850(8)	885,636	81,900(9)	2,208,024
	02/12/14	—	—	—	—	58,846(13)	1,586,488	98,040(14)	2,643,158
Mr. Massaro	05/04/11	—	—	—	—	8,334(10)	$224,684	—	—
	02/10/12	—	—	—	—	3,100(6)	83,576	7,800(7)	$210,288
	02/08/13	—	—	—	—	12,000(8)	323,520	15,000(9)	404,400
	11/08/13	—	—	—	—	30,000(11)	808,800	—	—
	02/12/14	—	—	—	—	24,000(13)	647,040	40,000(14)	1,078,400
Mr. Packer	02/07/08	25,000(3)	—	$48.45	2/7/2018	—	—	—	—
	02/04/10	—	—	—	—	—	—	18,300(4)	$493,368
	02/11/11	—	—	—	—	—	—	24,300(5)	655,128
	02/10/12	—	—	—	—	6,175(6)	166,478	30,900(7)	833,064
	02/08/13	—	—	—	—	19,650(8)	529,764	49,200(9)	1,326,432
	02/12/14	—	—	—	—	33,750(13)	909,900	57000(14)	1,536,720
Mr. Dunn	02/07/08	18,000(3)		$48.45	2/7/2018	—	—	—	—
	02/04/10	—	—	—	—	—	—	5,100(4)	$137,496
	02/11/11	—	—	—	—	—	—	6,000(5)	161,760
	02/10/12	—	—	—	—	3,100(6)	83,576	7,800(7)	210,288
	02/08/13	—	—	—	—	10,275(8)	277,014	12,600(9)	339,696
	02/12/14	—	—	—	—	18,000(13)	485,280	14,000(14)	377,440
Mr. Jasek	02/07/08	25,000(3)	—	$48.45	2/7/2018	—	—	—	—
	02/04/10	—	—	—	—	—	—	4,575(4)	$123,342
	02/11/11	—	—	—	—	—	—	6,300(5)	169,848
	02/10/12	—	—	—	—	2,475(6)	66,726	6,200(7)	167,152
	02/08/13	—	—	—	—	10,500(8)	283,080	12,900(9)	347,784
	09/09/13	—	—	—	—	13,334(12)	359,484	—	—
	02/12/14	—	—	—	—	1,800(13)	48,528	13,500(14)	363,960
	10/24/14	—	—	—	—	27,000(15)	727,920	—	—
___________________

(1)	Calculated by multiplying the number of shares of restricted stock units that have not vested by the closing price of our common stock on the NYSE on December 31, 2014 of $26.96.

(2)	Reflects the maximum number of restricted stock units covered by each award.

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 44

(3)
Reflects stock options that were awarded to the NEOs on February 7, 2008. All of the stock options were granted under our 2000 Omnibus Stock Plan. Subject to continuous employment, the stock options granted to Messrs. Boothby, Packer and Dunn in February 2008 vest in five equal annual installments beginning on the first anniversary of the grant date. If their employment with us is terminated due to death or disability, the options may be exercised in full for one year after the termination, after which time the options will terminate. If they terminate their respective employment with us voluntarily or if employment is terminated involuntarily for cause (as defined in the award agreement), the options will terminate immediately and not be exercisable. Subject to earlier termination or expiration, if their respective employment with us terminates involuntarily other than for cause, the vested portion of the option may be exercised for 90 days after the termination (or for one year after death if the employee dies during the 90-day period). Pursuant to the terms of the 2000 Omnibus Stock Plan, their stock options will vest in full upon a change of control.

(4)
Reflects performance-based, stock-settled restricted stock units that were awarded to Messrs. Boothby, Packer, Dunn and Jasek on February 4, 2010 under our 2009 Omnibus Stock Plan. These performance-based awards vest, if at all, based on our total stockholder return relative to a peer group over a three to five-year period. Vesting of these 2010 performance-based awards has the possibility of occurring monthly from April 15, 2013 through April 15, 2015.

(5)
Reflects performance-based, stock-settled restricted stock units that were awarded to Messrs. Boothby, Massaro, Packer, Dunn and Jasek on February 11, 2011 under our 2009 Omnibus Stock Plan. These performance-based awards vest, if at all, based on our total stockholder return relative to a peer group over a three to five-year period. Vesting of these 2011 performance-based awards has the possibility of occurring monthly from April 15, 2014 through April 15, 2016.

(6)
Reflects time-vested, stock-settled restricted stock units that were awarded to Messrs. Boothby, Massaro, Packer, Dunn and Jasek on February 10, 2012 under our 2011 Omnibus Stock Plan. These restricted stock units vest in four equal annual installments on August 15, 2012, 2013, 2014 and 2015.

(7)
Reflects performance-based, stock-settled restricted stock units that were awarded to Messrs. Boothby, Massaro, Packer, Dunn and Jasek on February 10, 2012 under our 2011 Omnibus Stock Plan. These performance-based awards vest, if at all, based on our total stockholder return relative to a peer group over a three to five-year period. Vesting of these 2012 performance-based awards has the possibility of occurring monthly from April 15, 2015 through April 15, 2017.

(8)
These awards are time-vested, stock-settled restricted stock units that were awarded to Messrs. Boothby, Massaro, Packer, Dunn and Jasek on February 8, 2013 under our 2011 Omnibus Stock Plan. These restricted stock units vest in four equal installments on August 15, 2013, 2014 and 2015 and February 1, 2016.

(9)
Reflects performance-based, stock-settled restricted stock units that were awarded to Messrs. Boothby, Massaro, Packer, Dunn and Jasek on February 8, 2013 under our 2011 Omnibus Stock Plan. These performance-based awards vest, if at all, based on our total stockholder return relative to a peer group over a two-year period. These performance-based awards vest, if at all, based on our total stockholder return relative to a peer group over a three to five-year period. Vesting of these 2013 performance-based awards has the possibility of occurring monthly from April 15, 2016 through April 15, 2018.

(10)
Reflects time-vested, stock-settled restricted stock units that were awarded to Mr. Massaro in connection with his new employment on May 4, 2011 under our 2011 Omnibus Stock Plan. These restricted stock units vest in three equal annual installments, beginning on the third anniversary of the grant date.

(11)
Reflects time-vested, stock-settled restricted stock units that were awarded to Mr. Massaro in connection with his promotion to Executive Vice President and Chief Financial Officer on November 8, 2013 under our 2011 Omnibus Stock Plan. These restricted stock units vest in three equal annual installments, beginning on the third anniversary of the grant date.

(12)
Reflects time-vested, stock-settled restricted stock units that were awarded to Mr. Jasek on September 9, 2013 under our 2011 Omnibus Stock Plan. These restricted stock units vest in three equal annual installments on August 15, 2014, 2015 and 2016.

(13)
Reflects time-vested, stock-settled restricted stock units (50%) and time-vested, cash-settled restricted stock units (50%) that were awarded to Messrs. Boothby, Massaro, Packer, Dunn and Jasek on February 12, 2014 under our First Amended 2011 Omnibus Stock Plan. See “Grants of Plan-Based Equity Awards in 2014” above for the terms of these awards.

(14)
Reflects performance-based, stock-settled restricted stock units that were awarded to Messrs. Boothby, Massaro, Packer, Dunn and Jasek on February 12, 2014 under our First Amended 2011 Omnibus Stock Plan. These performance-based awards vest, if at all, based on our total stockholder return relative to a peer group over a one-year period. Vesting of these 2014 performance-based awards has the possibility of occurring monthly from April 15, 2016 through April 15, 2017. For details on the performance vesting requirements, see “Compensation Discussion and Analysis – 2014 Performance Analysis and Compensation Decisions” on page 33 of this Proxy Statement.

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 45

(15)
Reflects time-vested, stock-settled restricted stock units that were awarded to Mr. Jasek on October 24, 2014 under our First Amended 2011 Omnibus Stock Plan. These restricted stock units vest in three equal annual installments on November 1, 2016, 2017 and 2018.

Option Exercises and Stock Awards Vested in 2014
The following table contains information regarding the exercise of stock options by our NEOs during 2014 and the vesting during 2014 of restricted stock and restricted stock units previously granted to our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting(3) (#)	Value Realized on Vesting(4) ($)
Mr. Boothby	—	—	77,705	$2,907,229
Mr. Massaro	—	—	23,766	$940,542
Mr. Packer	—	—	49,117	$1,821,962
Mr. Dunn	—	—	19,038	$722,834
Mr. Jasek	—	—	19,816	$751,817
___________________

(1)	Represents the gross number of shares acquired upon exercise of vested options, without taking into account any shares withheld to cover the option exercise price or applicable tax obligations.

(2)
Represents the value of the exercised options, calculated by multiplying (a) the number of shares to which the option exercise related by (b) the difference between the actual market price of our common stock at the time of exercise and the option exercise price.

(3)
Represents the gross number of shares acquired upon vesting of restricted stock or restricted stock units, without taking into account any shares withheld to satisfy applicable tax obligations. In addition, includes time-vested, cash-settled restricted stock unit awards that were awarded on February 12, 2014, portions of which vested on August 15, 2014 for Messrs. Boothby (includes 9,807 cash-settled shares), Massaro (includes 4,000 cash-settled shares), Packer (includes 5,625 cash-settled shares), Dunn (includes 3,000 cash-settled shares) and Jasek (includes 300 cash-settled shares).

(4)
Represents the value of the vested restricted stock or restricted stock units, calculated by multiplying (a) the number of vested shares of restricted stock or restricted stock units, or with respect to cash-settled restricted stock units, the equivalent number of shares used to calculate the cash payment by (b) the mean of the high and low sales prices of our common stock on the vesting date or, if the vesting date is not a trading day on the NYSE, the previous trading day.

Nonqualified Deferred Compensation
The following table contains information about our NEOs’ nonqualified deferred compensation at December 31, 2014.

Name		Executive Contributions in 2014(1) ($)	Registrant Contributions in 2014(2) ($)	Aggregate Earnings in 2014 ($)	Aggregate Withdrawals/ Distributions(3) ($)	Aggregate Balance at December 31, 2014 ($)
Mr. Boothby	(4)	$170,500	$50,500	$(2,866)	—	$2,214,239
Mr. Massaro	(4)	$16,099	$16,099	$8,777	—	$104,481
Mr. Packer	(4)	$25,760	$25,760	$24,684	—	$412,092
Mr. Dunn	(4)	$13,008	$13,008	$19,540	—	$212,897
Mr. Jasek	(4)	$11,035	$11,035	$6,125	—	$121,550
___________________

(1)	All amounts are included in the Salary or Current Bonus columns for 2014 in the Summary Compensation Table.

(2)
Reflects amounts that we contributed under our Deferred Compensation Plan as a matching contribution for the benefit of each NEO. These amounts are included in the All Other Compensation column for 2014 in the Summary Compensation Table.

(3)	All amounts reflect regularly scheduled installments of previous long-term cash awards pursuant to our 2003 Incentive Compensation Plan.

(4)	Reflects amounts relating to our Deferred Compensation Plan.

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 46

Deferred Compensation Plan. Our Deferred Compensation Plan allows an eligible employee to defer up to 90% of his or her salary and all of his or her bonus on an annual basis. We make a matching contribution for up to 8% of the employee’s salary. Our contribution with respect to any particular employee under the Deferred Compensation Plan is reduced to the extent that we make contributions to our 401(k) Plan on behalf of that employee. Effective January 1, 2007, we established an irrevocable rabbi trust to hold employee account balances under our Deferred Compensation Plan. Employee account balances reflect investments, at the direction of each employee, in substantially the same investment alternatives, including (as of November 6, 2008) our common stock, as are available under our 401(k) Plan. Accordingly, earnings on account balances are based upon the market returns on the investment alternatives selected by the employee participants. Payments must begin at separation from service; however, officers must generally wait six months after separation from service for distributions to begin. Upon separation from service, payments will be made in accordance with the participant’s elections. Distributions due to financial hardship, as determined by the plan committee (as defined in the plan) are permitted, but other unscheduled withdrawals are not allowed. In the event of a change of control, the Compensation & Management Development Committee has the authority to terminate the plan within the 30 days preceding or 12 months after a change of control and, in the event of such a termination, each participant’s account will be distributed within 12 months of the termination. See “Potential Payments Upon Termination or Change of Control” below.
Potential Payments Upon Termination or Change of Control
This section describes the potential payments or benefits upon termination, change of control or other post-employment scenarios for each of our NEOs.
Change of Control Severance Agreements. None of our NEOs have employment contracts; however, we have entered into change of control severance agreements with all NEOs. The agreements have an initial term of either two or three years (depending on the officer), with automatic daily extensions unless our Board takes action to cease the automatic extensions. The agreements currently are in the extension periods and will remain in effect for either two or three years (depending on the officer) after the Board provides the officer notice of termination of his agreement. The agreements generally provide for a severance protection period that begins on the date of a change of control of our Company and ends on either the second or third anniversary of that date, depending on the officer (certain circumstances may cause an extension of the period). During the protected period, if the executive’s employment is terminated by us without cause or by the executive for good reason, the agreements provide for the following severance benefits:

•
a lump sum cash payment equal to either two or three times the sum of (a) the greater of the executive’s base salary prior to the change of control or at any time thereafter and (b) one-half of the greater of the executive’s cash bonus compensation for the two years ending prior to the change of control or for the two years ending prior to the executive’s termination of employment;

•	full vesting of restricted stock, restricted stock units and stock options (vesting of restricted stock, restricted stock units and stock options also is covered under our omnibus stock plans);

•
health coverage at active benefit levels for either two or three years (health benefits are to be offset by any health benefits the executive receives from subsequent employment and a cash payment may be made by us in lieu of providing coverage if the executive is not eligible for the coverage or if the health benefits provided would be taxable to the executive); and

•	outplacement services for either two or three years (or until the executive begins full-time employment with a new employer, if earlier) in an amount not exceeding $30,000.
If the executive is terminated by us for failure to perform the executive’s duties for at least 180 days due to physical or mental illness, the severance benefits do not apply.
A “change of control” means:

•	we are not the survivor in any merger, consolidation or other reorganization (or survive only as a subsidiary);

•	the consummation of a merger or consolidation with another entity pursuant to which less than 50% of the outstanding voting securities of the survivor will be issued in respect of our capital stock;

•	we sell, lease or exchange all or substantially all of our assets;

•	we are to be dissolved and liquidated;

•	any person acquires ownership or control (including the power to vote) of more than 50% of the shares of our voting stock (based upon voting power); or

•	as a result of or in connection with a contested election of directors, the persons who were our directors before the election cease to constitute a majority of our Board.

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 47

However, a change of control does not include any merger, consolidation, reorganization, sale, lease, exchange, or similar transaction solely between us and one or more entities that were wholly owned by us immediately prior to the event.
“Good reason” means:

•
a material reduction in the executive’s authority, duties, titles, status or responsibilities or the assignment to the executive of duties or responsibilities inconsistent in any material respect from those previously in effect;

•	any reduction in the executive’s base salary;

•
any failure to provide the executive with a combined total of base salary and bonus compensation at a level at least equal to the combined total of (a) the executive’s base salary immediately prior to the change of control and (b) one-half of the total of all cash bonuses (current and long-term) awarded to the executive for the two most recent years ending prior to the change of control;

•	we fail to obtain a written agreement from any successor to assume and perform the agreements; or

•	relocation of our principal executive offices by more than 50 miles or the executive is based at any office other than our principal executive offices.
“Cause” means:

•	willful and continued failure to substantially perform duties;

•	conviction of or plea of nolo contendre to a felony or a misdemeanor involving moral turpitude;

•	willful engagement in gross misconduct materially and demonstrably injurious to us;

•	material violation of any of our material policies; or

•	the executive is the subject of an order obtained or issued by the SEC for any securities violation involving fraud.
If the payment of benefits under the agreement or otherwise results in the executive being subject to parachute payment excise taxes, we must make an additional payment to the executive in an amount such that after the payment of all income and excise taxes, the executive will be in the same net after-tax position as if no parachute payment excise taxes had been imposed. Receipt of benefits under the agreement (other than the vesting of stock awards) is subject to the executive’s execution of a comprehensive release, which contains non-disparagement provisions and a confidentiality agreement. If a dispute arises, the agreement provides for binding arbitration at our expense (unless the arbitrator provides otherwise with respect to the executive’s expenses).
Omnibus Stock Plans. Under our 2000, 2009 and 2011 Omnibus Stock Plans, unvested stock options and shares of restricted stock and restricted stock units will fully vest and become nonforfeitable upon a change of control (as defined in the plans). For purposes of the 2000, 2009 and 2011 Omnibus Stock Plans, the definition of change of control is substantially the same as the definition under the change of control severance agreements described above.
In the case of death or disability, stock options will fully vest and remain exercisable for one year, and shares of restricted stock and restricted stock units will fully vest and become nonforfeitable.
Subject to earlier termination or expiration, in the case of a termination of employment by us other than for cause (as defined in the award agreements), stock options generally will remain exercisable for three months after the termination to the extent then exercisable. The definitions of cause in the award agreements are comparable to the definition under the change of control severance agreements described above.
In the case of any other termination, unexercised stock options and unvested shares of restricted stock and restricted stock units will be forfeited except as described below in the case of a qualified retirement (as defined in the award agreements). None of our NEOs are eligible for “qualified retirement” under the equity awards.
Deferred Compensation Plan. Upon termination of employment with us, our NEOs are entitled to full payment of their balances in our Deferred Compensation Plan. See “Nonqualified Deferred Compensation” beginning on page 46 of this Proxy Statement.
Post-Employment Tables. The following tables describe potential payments or benefits upon termination, change of control or other post-employment scenarios for each of the NEOs. The following tables generally do not include amounts payable pursuant to plans that are available generally to all salaried employees. The amounts in the tables show only the value of amounts payable or benefits due to enhancements in connection with each scenario, and do not reflect amounts otherwise payable or benefits otherwise due as a result of employment. There would be no amounts payable or benefits due to enhancements in connection with (1) an involuntary termination for cause, (2) an involuntary termination not for cause or (3) a voluntary termination of a non-retirement eligible

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 48

executive. Accordingly, no amounts are shown for those scenarios. The actual amounts to be paid out in any scenario can only be determined at the time of such executive officer’s separation from Newfield.
The following assumptions apply to the tables:

•	For all scenarios, the trigger event is assumed to be December 31, 2014.

•
“Cash Severance Payment” only includes the cash payment based on base salary and bonus, as described under “Change of Control Severance Agreements”. All other amounts and adjustments mandated by the change of control severance agreements and COC Plan are shown in connection with the associated other benefits included in the tables.

•	Vested stock options, restricted stock and restricted stock units are not included in these tables since they are already vested.

•
For all scenarios, the amounts for restricted stock and restricted stock units that are unvested and accelerated are calculated by multiplying the number of unvested shares of restricted stock or unvested restricted stock units by $24.37 (the closing price of our common stock on the NYSE on December 31, 2014).

•
The amounts for health coverage are the estimated cost to us to provide existing medical and dental benefits to each eligible executive for either the two-year or three-year time period specified in the executive’s change of control severance agreement if both a change of control and a termination occur as required by the change of control severance agreements.

•	The placement services amounts represent the maximum benefits available to each eligible executive under their change of control severance agreements.
Deferred Compensation Plan amounts payable in connection with the various scenarios are not shown in the tables below because these amounts are disclosed earlier in the Nonqualified Deferred Compensation table on page 46.

Mr. Boothby	Retirement ($)	Long-Term Disability ($)	Death ($)	Change of Control (With Involuntary Termination or Voluntary Termination For Good Reason) ($)	Change of Control (No Termination) ($)
Cash Severance Payment	N/A	—	—	$5,070,000	—
Restricted Stock and Restricted Stock Units Unvested and Accelerated	N/A	$10,691,680	$10,691,680	$10,691,680	$10,691,680
Option Awards Unvested and Accelerated	N/A	—	—	—	—
Health Coverage	N/A	—	—	$113,107	—
Placement Services	N/A	—	—	$30,000	—
Excise Tax Gross-Up(2)	N/A	N/A	N/A	$5,192,366	—
Total	N/A	$10,691,680	$10,691,680	$21,097,154	$10,691,680

Mr. Massaro	Retirement ($)	Long-Term Disability ($)	Death ($)	Change of Control (With Involuntary Termination or Voluntary Termination For Good Reason) ($)	Change of Control (No Termination) ($)
Cash Severance Payment	N/A	—	—	$2,087,500	—
Restricted Stock and Restricted Stock Units Unvested and Accelerated	N/A	$3,803,146	$3,803,146	$3,803,146	$3,803,146
Option Awards Unvested and Accelerated	N/A	—	—	—	—
Health Coverage	N/A	—	—	$113,107	—
Placement Services	N/A	—	—	$30,000	—
Excise Tax Gross-Up	N/A	N/A	N/A	—	—
Total	N/A	$3,803,146	$3,803,146	$6,033,754	$3,803,146

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 49

Mr. Packer	Retirement ($)	Long-Term Disability ($)	Death ($)	Change of Control (With Involuntary Termination or Voluntary Termination For Good Reason) ($)	Change of Control (No Termination) ($)
Cash Severance Payment	N/A	—	—	$3,347,250	—
Restricted Stock and Restricted Stock Units Unvested and Accelerated	N/A	$6,489,138	$6,489,138	$6,489,138	$6,489,138
Option Awards Unvested and Accelerated	N/A	—	—	—	—
Health Coverage	N/A	—	—	$113,107	—
Placement Services	N/A	—	—	$30,000	—
Excise Tax Gross-Up	N/A	N/A	N/A	—	—
Total	N/A	$6,489,138	$6,489,138	$9,979,496	$6,489,138

Mr. Dunn	Retirement ($)	Long-Term Disability ($)	Death ($)	Change of Control (With Involuntary Termination or Voluntary Termination For Good Reason) ($)	Change of Control (No Termination) ($)
Cash Severance Payment	N/A	—	—	$2,137,500	—
Restricted Stock and Restricted Stock Units Unvested and Accelerated	N/A	$2,084,850	$2,084,850	$2,084,850	$2,084,850
Option Awards Unvested and Accelerated	N/A	—	—	—	—
Health Coverage(1)	N/A	—	—	$13,901	—
Placement Services	N/A	—	—	$30,000	—
Excise Tax Gross-Up	N/A	N/A	N/A	—	—
Total	N/A	$2,084,850	$2,084,850	$4,266,251	$2,084,850

Mr. Jasek	Retirement ($)	Long-Term Disability ($)	Death ($)	Change of Control (With Involuntary Termination or Voluntary Termination For Good Reason) ($)	Change of Control (No Termination) ($)
Cash Severance Payment	N/A	—	—	$1,475,000	—
Restricted Stock and Restricted Stock Units Unvested and Accelerated	N/A	$2,673,598	$2,673,598	$2,673,598	$2,673,598
Option Awards Unvested and Accelerated	N/A	—	—	—	—
Health Coverage	N/A	—	—	$72,571	—
Placement Services	N/A	—	—	$30,000	—
Excise Tax Gross-Up	N/A	N/A	N/A	—	—
Total	N/A	$2,673,598	$2,673,598	$4,251,169	$2,673,598
___________________

(1)
Mr. Dunn is the only NEO who was retirement eligible under the medical plan as of December 31, 2014. Under the Change of Control (With Involuntary Termination or Voluntary Termination for Good Reason) scenario for Mr. Dunn, the amount shown is net of employee contributions. No amounts are shown under the retirement scenario because the benefit is nondiscriminatory.

(2)
The gross-up for the excise tax is with respect to the cash severance payment, the long-term cash awards that become vested upon change of control, the restricted stock and restricted stock units that become vested upon change of control, the continued health coverage and the outplacement services, all assuming a change of control occurred on December 31, 2014. The 20% excise tax is only triggered if the present value of the listed benefits is equal to or greater than three times the average of the prior five years W-2 pay, and the excise tax is then imposed on the total amount of the benefits listed that are in excess of the average of the prior five years W-2 pay. Accordingly, the amounts are shown only for the NEOs whose benefits trigger the 20% excise tax gross-up. To determine the appropriate gross-up for excise tax for Mr. Boothby, the

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 50

following tax rates were used: 39.6% federal, 0% state, 20% excise and 2.35% Medicare and 1.188% itemization deduction phase out. Payments to Messrs. Packer and Dunn would not trigger a gross-up for excise tax. Mr. Massaro’s payments would trigger an excise tax of $734,697; however, Mr. Massaro is not entitled to a “gross-up” for these taxes. Instead, Mr. Massaro's Severance Agreement provides that if an excise tax is triggered, then the severance benefits shall either be (1) reduced so that benefits would not trigger an excise tax or (2) paid in full, whichever produces the better net after-tax position. In this case, the benefits would be paid in full to Mr. Massaro.
COMPENSATION  & MANAGEMENT DEVELOPMENT COMMITTEE REPORT
The Compensation & Management Development Committee has reviewed and discussed with Newfield’s management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K included in this Proxy Statement. Based on this review and discussion, the Compensation & Management Development Committee recommended to the Board of Directors of Newfield that the Compensation Discussion and Analysis be included in this Proxy Statement.
This report is submitted on behalf of the Compensation & Management Development Committee.

John Randolph Kemp III, Chair
Pamela J. Gardner
Steven W. Nance
Howard H. Newman
Richard K. Stoneburner
The foregoing Compensation & Management Development Committee Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 51

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Ms. Gardner and Messrs. Kemp (Chair), Nance, Newman and Stoneburner, all of whom are independent non-management directors, currently serve on the Compensation & Management Development Committee. None of these individuals is or has been an officer of the Company, was an employee of the Company during the last fiscal year or as of the date of this Proxy Statement or is serving or has served as a member of the compensation committee of another entity that has an executive officer serving on the Compensation & Management Development Committee of the Company. No executive officer of the Company served as a director or on the compensation committee of another entity that had an executive officer serving as a director or on the Compensation & Management Development Committee of the Company.
EQUITY COMPENSATION PLAN INFORMATION
The table below provides information relating to our equity compensation plans as of December 31, 2014. All of our equity compensation plans have been approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)(3) (#)
Equity compensation plans approved by security holders	3,150,704	$4.19	2,617,448
Equity compensation plans not approved by security holders	—	—	—
Total	3,150,704	$4.19	2,617,448
___________________

(1)
Of the 3,150,704 shares shown in the table above as securities to be issued upon exercise of outstanding options, warrants and rights, 300,540 were subject to outstanding stock option awards and 2,850,164 were subject to outstanding restricted stock unit awards as of December 31, 2014.

(2)
The $4.19 weighted-average exercise price shown in the table above includes awards of restricted stock units that do not have an exercise price. Without those awards, the weighted-average exercise price per share would be $43.93. As of December 31, 2014, the weighted average remaining term of outstanding options was 2.21 years.

(3)
Of the 2,617,448 shares remaining available for issuance as of December 31, 2014 reflected in the table above: 355,906 of those shares are available under our existing employee stock purchase plan (approximately 101,374 of which are estimated to be issued in the current purchase period); and the remaining 2,261,542 shares are available under our 2011 Omnibus Stock Plan.

Under our 2011 Omnibus Stock Plan, the number of shares available for issuance is reduced by 1.87 times the number of shares subject to restricted stock and restricted stock unit awards, and is reduced by 1 times the number of shares subject to option awards. The 2,261,542 shares available for grant under our 2011 Omnibus Stock Plan assumes that all future awards under the plan will be stock options. Only 1,209,381 would be available for grant under our 2011 Omnibus Stock Plan if all future awards under the plan are restricted stock or restricted stock units. Thus far, all awards under the 2011 Omnibus Stock Plan have been restricted stock unit awards.

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 52

PROPOSAL 3: NON-BINDING ADVISORY VOTE TO APPROVE
NAMED EXECUTIVE OFFICER COMPENSATION
The Compensation Discussion and Analysis begins on page 26 of this Proxy Statement, which is followed by the executive compensation tables. As discussed there, the Board of Directors believes that the Company’s long-term success depends in large measure on the talents of our employees. The Company’s compensation system plays a significant role in our ability to attract, retain, and motivate the highest quality employees. The Board believes that its current compensation program directly links executive compensation to performance, aligning the interests of our executive officers with those of our stockholders.
This proposal provides stockholders with the opportunity to cast an advisory vote to approve our executive compensation program.
The Board invites you to review carefully the “Executive Compensation” section, which includes the Compensation Discussion and Analysis, beginning on page 26 and cast a vote either to endorse or not endorse the Company’s executive compensation programs through the following resolution:
“RESOLVED, that the compensation paid to the Newfield’s named executive officers, as disclosed in the 2015 Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
The above “say-on-pay” vote is being provided pursuant to SEC regulations. While the vote does not bind the Board to any particular action, the Board values the input of the stockholders, and will take into account the outcome of this vote in considering future compensation arrangements. We include this stockholder advisory vote annually and the next such vote will occur at the 2016 Annual Meeting of Stockholders.
Board Recommendation
The Board of Directors recommends a vote “FOR” approval of the following resolution: “RESOLVED, that the compensation paid to the Newfield’s named executive officers, as disclosed in the 2015 Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
PROPOSAL 4: APPROVAL OF SECOND AMENDED AND RESTATED
NEWFIELD EXPLORATION COMPANY 2011 OMNIBUS STOCK PLAN
(increasing authorized shares under plan)
The Newfield Exploration Company 2011 Omnibus Stock Plan (Original 2011 Stock Plan), was approved by stockholders at our 2011 Annual Meeting held on May 5, 2011. The First Amended and Restated Newfield Exploration Company 2011 Omnibus Stock Plan was approved by stockholders at our 2013 Annual Meeting held on May 2, 2013. Newfield now seeks stockholder approval for the Second Amended and Restated Newfield Exploration Company 2011 Omnibus Stock Plan (Second Amended 2011 Stock Plan) that increases the number of shares of common stock authorized for issuance under the plan by 7,000,000 shares. Our Board approved this Second Amended 2011 Stock Plan on February 5, 2015, subject to stockholder approval at our Annual Meeting. Capitalized terms not otherwise defined in this proposal have the meanings ascribed to them in the Second Amended 2011 Stock Plan, which is attached hereto as Appendix B.
Background and Purpose
Our Board recommends approval of the Second Amended 2011 Stock Plan. The proposed increase in the number of shares authorized for issuance under the Second Amended 2011 Stock Plan would enable the continued use of the Second Amended 2011 Stock Plan for stock-based grants consistent with the objectives of our compensation program in order to:

•	promote the long-term success of the Company;

•	continue to attract and retain high quality talent;

•	motivate key employees by instilling a sense of business ownership in the Company;

•	provide incentive compensation opportunities that are competitive with those of our compensation peer group; and

•	further align the interest of our stockholders, executive officers and employees.
The use of stock-based grants under our Original and Amended 2011 Stock Plans continues to be an important part of our compensation program. The following table provides information relating to our equity compensation plans as of our record date,

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 53

March 16, 2015. In addition, as of our record date, there were 162,697,001 shares of our common stock issued and outstanding (excluding 304,913 shares held in treasury). All of our equity compensation plans have been approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)(3) (#)
Equity compensation plans approved by security holders	3,445,835	$3.25	1,772,256
Equity compensation plans not approved by security holders	—	—	—
Total	3,445,835	$3.25	1,772,256
___________________

(1)
Of the 3,445,835 shares shown in the table above as securities to be issued upon exercise of outstanding options, warrants and rights, 237,440 were subject to outstanding stock option awards and 3,208,395 were subject to outstanding restricted stock unit awards as of March 16, 2015.

(2)
The $3.25 weighted-average exercise price shown in the table above includes awards of restricted stock units that do not have an exercise price. Without those awards, the weighted-average exercise price per share would be $47.11. As of March 16, 2015, the weighted average remaining term of outstanding options was 2.58 years.

(3)
Of the 1,772,256 shares remaining available for issuance as of March 16, 2015 reflected in the table above: 355,906 of those shares are under our existing employee stock purchase plan (approximately 101,374 of which are estimated to be issued in the current purchase period); and the remaining 1,416,450 shares are under our 2011 Omnibus Stock Plan.

Under our 2011 Omnibus Stock Plan, the number of shares available for issuance is reduced by 1.87 times the number of shares subject to restricted stock and restricted stock unit awards, and is reduced by 1 times the number of shares subject to option awards. The 1,416,450 shares available for grant under our 2011 Omnibus Stock Plan assumes that all future awards under the plan will be stock options. Only 757,460 shares would be available for grant under our 2011 Omnibus Stock Plan if all future awards under the plan are restricted stock or restricted stock units. Thus far, all awards under the 2011 Omnibus Stock Plan have been restricted stock unit awards.
Based upon our current stock price and our desire to continue to have our executives and employees aligned with stockholders interests, we do not believe that the remaining 1,416,450 shares provide sufficient available shares for the next year of grants under the 2011 Omnibus Stock Plan. The Second Amended 2011 Stock Plan would increase the number of shares authorized for issuance under the Amended 2011 Stock Plan by 7,000,000, resulting in a total of 17,900,000 shares authorized and 8,416,450 shares available for issuance under the Second Amended 2011 Stock Plan. This increase would give us the flexibility to continue to make stock-based grants over the next three years in amounts determined appropriate by our Compensation Committee.
The proposed Second Amended 2011 Stock Plan will not be implemented unless approved by our stockholders. If the proposed Second Amended 2011 Stock Plan is not approved by our stockholders, the Amended 2011 Stock Plan will remain in effect in its present form.
The following is a summary of the principal features of our Second Amended 2011 Stock Plan, which is identical to both the Original and Amended 2011 Stock Plan other than the number of authorized shares. The summary does not purport to be a complete description of all provisions of our Second Amended 2011 Stock Plan and is qualified in its entirety by the text of the Second Amended 2011 Stock Plan, a copy of which is attached to this Proxy Statement as Appendix B.
Purpose
The purpose of the Second Amended 2011 Stock Plan is to promote the long-term growth and profitability of the Company by providing certain directors, officers, and employees of the Company and its affiliates with incentives to maximize stockholder value and to otherwise contribute to the success of the Company, thereby aligning the interests of such service providers with the interests of the Company’s stockholders. Grants of incentive stock options (Incentive Stock Options) intended to satisfy the requirements of section 422 of the Code, nonqualified stock options which are not intended to satisfy the requirements of section 422 of the Code (Nonqualified Stock Options), restricted stock awards (Restricted Stock Awards), restricted stock units (RSUs), performance stock awards and performance unit awards, or any combination of the foregoing (collectively referred to as Awards) may be made under the Second Amended 2011 Stock Plan.

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 54

Term
The Second Amended 2011 Stock Plan will become effective on the date the Second Amended 2011 Stock Plan is approved by the stockholders of the Company (Effective Date). The Second Amended 2011 Stock Plan shall continue indefinitely until it is terminated as provided in the Second Amended 2011 Stock Plan. No Incentive Stock Options may be granted under the Second Amended 2011 Stock Plan on or after the tenth anniversary of the effective date of the Original 2011 Stock Plan. The applicable provisions of the Second Amended 2011 Stock Plan will continue in effect with respect to an Award granted under the Second Amended 2011 Stock Plan for as long as such Award remains outstanding.
Administration
The Committee administers the Second Amended 2011 Stock Plan. The Committee is (i) in the case of an Award granted to a non-employee director, the Board and (ii) in the case of any other Award granted under the Second Amended 2011 Stock Plan, a committee of at least two persons, who are members of the Compensation Committee of the Board and are appointed by the Compensation Committee of the Board, or, to the extent it chooses to operate as the Committee, the Compensation Committee of the Board. In addition, the Chief Executive Officer of the Company is authorized to grant Awards (other than certain performance awards) as inducements to hire prospective employees who will not be officers of the Company or any affiliate and subject to Section 16 of the Securities Exchange Act of 1934, as amended (Exchange Act), but such awards shall not exceed an amount of shares of common stock of the Company (Common Stock) to be determined by a resolution of the Committee. On an annual basis, the Committee also may delegate to the Chief Executive Officer of the Company the ability to grant Awards (other than certain performance awards that are intended to be exempt from the deduction limitation of section 162(m) of the Code) to eligible persons who are not officers or non-employee directors of the Company subject to Section 16 of the Exchange Act.
In administering the Second Amended 2011 Stock Plan, the Committee shall have the full power to:

•	determine the persons to whom and the time(s) at which Awards will be made;

•	determine the number and exercise price of shares of Common Stock covered in each Award, subject to the terms and provisions of the Second Amended 2011 Stock Plan;

•	determine the terms, provisions and conditions of each Award;

•	accelerate the time at which any outstanding Award will vest;

•	prescribe, amend and rescind rules and regulations relating to administration of the Second Amended 2011 Stock Plan; and

•	make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Second Amended 2011 Stock Plan.
All determinations and decisions made by the Committee pursuant to the provisions of the Second Amended 2011 Stock Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its stockholders, employees and other holders of Awards granted under the Second Amended 2011 Stock Plan and the estates and beneficiaries of such employees and other holders of Awards.
Unless otherwise limited by the Second Amended 2011 Stock Plan, Rule 16b-3 of the Exchange Act or the Code, the Committee has broad discretion to administer the Second Amended 2011 Stock Plan.
Shares Available for the Second Amended 2011 Stock Plan
There are 10,900,000 shares of Common Stock currently reserved for issuance under the Amended 2011 Stock Plan. This proposal requests an additional 7,000,000 shares to be authorized and reserved for issuance under the plan. Shares of Common Stock that are issued under a full value award (i.e., Awards of stock under the Second Amended 2011 Stock Plan which are not Incentive Stock Options or Nonqualified Stock Options (collectively, “Options”)) shall be counted against the Second Amended 2011 Stock Plan share limit as 1.87 shares of Common Stock for every one share so issued. Shares of Common Stock that are issued under Options shall be counted against the Second Amended 2011 Stock Plan Share Limit as one share for every one share so issued.
If an Option granted under the Second Amended 2011 Stock Plan is forfeited, expires or otherwise terminates without being exercised, or is settled in cash in lieu of shares of Common Stock, then shares of Common Stock not acquired or issued pursuant to such Award again become available for issuance under the Second Amended 2011 Stock Plan. To the extent that a full value award is forfeited, lapses, expires, or is settled in cash in lieu of shares of Common Stock, 1.87 multiplied by the number of shares that were subject to such portion of the full value award shall again become available for issuance under the Second Amended 2011 Stock Plan.

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If shares of Common Stock are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such shares of Common Stock will count against the aggregate number of shares of Common Stock with respect to which Awards may be granted under the Second Amended 2011 Stock Plan. If shares of the Common Stock are tendered in payment of the exercise price of an Option, such shares will not increase the Plan share limit.
The aggregate number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan is 2,500,000.
The maximum number of shares of Common Stock with respect to which Options may be granted to an employee of the Company during a fiscal year of the Company is 500,000. The maximum number of shares of Common Stock with respect to each of performance stock awards and performance unit awards paid in shares of Common Stock which may be granted to an employee of the Company during a fiscal year of the Company is 250,000. The maximum grant date value of cash with respect to which performance unit awards payable in cash may be granted to an employee during a fiscal year of the Company, determined as of the dates of grants of the performance unit awards, is the then equivalent of 250,000 shares of Common Stock.
The Committee shall not award to employees of the Company more than 5% of the number of shares of Common Stock subject to the Second Amended 2011 Stock Plan pursuant to Awards with a vesting schedule that provides for full vesting in less than (a) three years in the case of Awards that are not intended to constitute “performance-based” compensation for purposes of section 162(m) of the Code or (ii) one year after the date of grant in the case of Awards that are intended to constitute “performance-based” compensation under section 162(m) of the Code; provided, however, that Awards may vest earlier, as the Committee deems appropriate, upon death, disability, retirement or an event that constitutes a Change of Control.
Any shares of our Common Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares or treasury shares.
Participation
Participation is limited to employees of the Company and its affiliates and non-employee directors selected by the Committee (Eligible Person). An Eligible Person under the Second Amended 2011 Stock Plan is eligible to receive an Award pursuant to the terms of the Second Amended 2011 Stock Plan and subject to any limitations imposed by appropriate action of the Committee.
Fair Market Value
Under the Second Amended 2011 Stock Plan, the fair market value of the Common Stock as of any particular date means, if the Common Stock is traded on a stock exchange, the mean of the high and low sales price of the Common Stock as reported on the principal securities exchange on which the Stock is traded. If, in the discretion of the Committee, another means of determining the fair market value of a share of Common Stock shall be necessary or advisable, the Committee may provide for another method or means for determining such fair market value, which method or means shall comply with the requirements of a reasonable valuation method as described under section 409A of the Code.
Awards
Stock Options. The Committee may grant Options to purchase shares of Common Stock to qualifying Eligible Persons in such number and upon such terms as the Committee may determine, subject to the terms and provisions of the Second Amended 2011 Stock Plan, including (i) Incentive Stock Options (only to key employees of the Company or its subsidiaries) and (ii) Nonqualified Stock Options. Options may be exercised as the Committee determines, but not later than ten years from the date of grant or, in the case of an Incentive Stock Option granted to an employee who at the time of the grant owns more than 10 percent (10%) of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, if required by the Code, not later than five years from the date it is granted. The exercise price of each Option granted under the Second Amended 2011 Stock Plan will be stated in the Option agreement and may vary; however, the exercise price of an Option may not be less than 100 percent (100%) of the fair market value of a share of Common Stock on the date of grant, and in the case of the grant of an Incentive Stock Option to an employee who, at the time of the grant, owns more than 10 percent (10%) of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, the exercise price may not be less than 110 percent (110%) of the fair market value of a share of Common Stock as of the date of grant of the option.
To the extent that the aggregate fair market value of Common Stock with respect to which Incentive Stock Options first become exercisable by a holder of such Award in any calendar year exceeds $100,000, taking into account both shares of the Common Stock subject to Incentive Stock Options under the Second Amended 2011 Stock Plan and the Common Stock subject to Incentive Stock Options under all other plans of the Company, such options shall be treated as Nonqualified Stock Options. In reducing the number of Options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may designate which shares of the Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

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Options may be exercised, in whole or in part, upon payment of the exercise price of the shares to be acquired. Unless otherwise determined by the Committee, payment for the exercise price of an Option must be made in cash, a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company) or any other form of payment acceptable to the Committee.
The Committee shall specify in the option agreement the time and manner in which each Option may be exercised.
An optionee shall not have any rights as a stockholder with respect to the Common Stock covered by an Option until the date a stock certificate for such Common Stock is issued by the Company.
Restricted Stock. Under the Second Amended 2011 Stock Plan, the Committee may award restricted stock to Eligible Persons in such numbers and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any award of restricted stock will be determined by the Committee.
A Restricted Stock Award is a grant of shares of Common Stock subject to risk of forfeiture, restrictions on transferability and any other restrictions imposed by the Committee at its discretion. Each Restricted Stock Award grant will specify the applicable restrictions and the duration of such restrictions, and when such restrictions will lapse. Unless otherwise determined by the Committee, certificates representing shares granted pursuant to Restricted Stock Awards will be held in custody by the Company during the applicable restriction period and will bear an appropriate legend specifying the restrictions. Except as otherwise provided by the Committee during such period of restriction, the holder of a Restricted Stock Award will have all of the rights of a stockholder, including but not limited to the rights to receive dividends and to vote.
Dividends paid with respect to restricted stock in cash or property other than shares of Common Stock or rights to acquire shares of Common Stock shall be paid to the recipient of the Restricted Stock Award currently. Dividends paid in shares of Common Stock or rights to acquire shares of Common Stock shall be added to and become a part of the Restricted Stock Award.
Restricted Stock Unit Awards. The Second Amended 2011 Stock Plan authorizes the Committee to grant RSUs to Eligible Persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any RSU award shall be determined by the Committee. The Committee shall maintain a bookkeeping ledger account that reflects the number of RSUs credited under the Second Amended 2011 Stock Plan for the benefit of each holder of a RSU award.
A RSU is similar in nature to a Restricted Stock Award in that the value of the award is determined based upon a share of the Common Stock. However, no shares of the Common Stock are actually transferred to the holder of such award at the time of grant. If the award is settled in shares of the Common Stock, then such shares will not be issued until a later date specified in the applicable award agreement. Each RSU shall have a value equal to the fair market value of a share of Common Stock.
Payment under a RSU award shall be made in either cash or shares of Common Stock as specified in the applicable award agreement. Payment under a RSU award shall be made at such time as is specified in the applicable award agreement. The award agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half months after the end of the fiscal year in which the RSU award is no longer subject to a substantial risk of forfeiture (as defined in section 409A of the Code and Department of Treasury regulations issued thereunder) or (b) at a time that is permissible under section 409A of the Code and Department of Treasury rules and regulations issued thereunder.
A recipient of a RSU shall have no rights of a stockholder with respect to such RSU, including no voting rights. An award agreement for a RSU award shall not specify that the holder shall be entitled to the payment of dividend equivalents under the award.
Performance Awards. Under the Second Amended 2011 Stock Plan, the Committee may grant performance stock and performance unit awards to Eligible Persons in such amounts and upon such terms as the Committee shall determine.
The amount of, the vesting and the transferability restrictions applicable to any performance stock or performance unit award shall be based upon the attainment of such performance goals set forth in the Second Amended 2011 Stock Plan as the Committee may determine. With respect to an employee of the Company or an affiliate who is a “covered employee” (under section 162(m) of the Code and the regulations and other guidance promulgated by the Internal Revenue Service (Covered Employee)), a performance goal for a particular performance stock or performance unit award must be established by the Compensation & Management Development Committee prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the performance goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain. A performance goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met and may be based on one or more of the following business criteria that apply to the employee, one or more business units of the Company or the Company as a whole: earnings per share, earnings per share growth, total stockholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income (before or after taxes), stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, return on investment, return on sales, operating or profit margins, stockholder value, net cash flow, operating income, earnings before or after interest, taxes, depreciation, depletion and amortization, cash flow, cash flow

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from operations, cost reductions or cost savings, cost ratios (per employee or per customer), expense control, sales, proceeds from dispositions, project completion time, budget goals, net cash flow before financing activities, customer growth, total capitalization, debt to total capitalization ratio, credit quality or debt ratings, dividend payout, dividend growth, reserve additions or revisions, economic value added from reserves, reserve replacement ratios, reserve replacement costs, finding and development costs, exploration successes, operational downtime, rig utilization, amount of oil and gas reserves, production volumes or safety results. Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Prior to the payment of any compensation based on the achievement of performance goals, the Compensation & Management Development Committee must certify in writing that applicable performance goals and any of the material terms thereof were, in fact, satisfied.
Subject to the terms and conditions of the Second Amended 2011 Stock Plan, each holder of a performance stock award shall have all the rights of a stockholder with respect to the shares of Common Stock issued to such holder pursuant to the award during any period in which such issued shares of Common Stock are subject to forfeiture and restrictions on transfer, including the right to vote such shares of stock. An award agreement for a performance unit award shall not specify that the holder of such award shall be entitled to the payment of dividend equivalents under the award.
Payment under a performance unit award shall be made in cash and/or shares of Common Stock, and shall be paid at such time, as is specified in the applicable award agreement. The award agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half months after the end of the fiscal year in which the performance unit award is no longer subject to a substantial risk of forfeiture (as defined in section 409A of the Code and Department of Treasury rules and regulations issued thereunder) or (b) at a time that is permissible under section 409A of the Code and Department of Treasury rules and regulations issued thereunder.
It is intended that the Second Amended 2011 Stock Plan will conform with the standards of section 162(m) of the Code and Department of Treasury Regulation section 1.162-27(e)(2)(i). Neither the Compensation & Management Development Committee nor the Board may increase the amount of compensation payable under a performance stock award or performance unit award. If the time at which any performance stock award or performance unit award will vest is accelerated, the number of shares of Common Stock subject to, or the amount payable under, such award shall be reduced pursuant to Department of Treasury Regulation section 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.
No payments of Common Stock or cash will be made to a Covered Employee pursuant to a performance stock award or performance unit award unless the stockholder approval requirements of Department of Treasury Regulation section 1.162-27(e)(4) are satisfied.
Substitution Awards
Awards may be granted under the Second Amended 2011 Stock Plan in substitution for stock options and other Awards held by employees and directors of other corporations who are about to become employees or affiliates of the Company or any of its subsidiaries as a result of a merger or consolidation of the employing corporation with the Company, or the acquisition by the Company of substantially all of the assets of another corporation or the acquisition by the Company of at least 50 percent (50%) of the issued and outstanding stock of another corporation as the result of which it becomes an affiliate of the Company. The terms and conditions of the substitute awards granted may vary from the terms and conditions set out in the Second Amended 2011 Stock Plan to the extent the Board, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the options and other awards in substitution for which they are granted.
Forfeiture
If the Committee finds by a majority vote that a holder of an Award granted under the Second Amended 2011 Stock Plan, before or after termination of his employment with the Company or any of its subsidiaries or severance of his affiliation with the Company and all its affiliates (a) committed fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by or affiliation with the Company or an affiliate which conduct damaged the Company or an affiliate; (b) disclosed trade secrets of the Company or an affiliate; or (c) violated the terms of any non-competition, non-disclosure or similar agreement with respect to the Company or any affiliate to which the holder of such award is a party, then, as of the date the Committee makes its finding, some or all Awards awarded to such holder (including vested Awards that have been exercised, vested Awards that have not been exercised and Awards that have not yet vested), as determined by the Committee in its sole discretion, and all net proceeds realized with respect to any such Awards, will be forfeited to the Company on such terms as determined by the Committee. The findings and decision of the Committee with respect to the matter shall be final for all purposes.
The Committee may specify in an award agreement that the rights, payments, and benefits of a holder of an Award granted under the Second Amended 2011 Stock Plan with respect to such Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an

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Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of such holder's provision of services to the Company or its subsidiaries, violation of material policies of the Company or its subsidiaries, breach of non-competition, confidentiality, or other restrictive covenants that may apply to such holder, or other conduct by such holder that is detrimental to the business or reputation of the Company or its subsidiaries.
Recoupment in Restatement Situations
Without limiting any other provision of the Second Amended 2011 Stock Plan, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, a current or former recipient of Awards under the Second Amended 2011 Stock Plan who was a current or former executive officer of the Company shall forfeit and must repay to the Company any compensation awarded under the Second Amended 2011 Stock Plan to the extent specified in any of the Company’s recoupment policies established or amended (now or in the future) in compliance with the rules and standards of the Securities and Exchange Commission Committee under or in connection with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Requirements of Law
The Company shall not be required to sell or issue any shares of Common Stock under any Award if issuing those shares of Common Stock would constitute or result in a violation by the holder of an Award or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any option or pursuant to any other Award, the Company shall not be required to issue any shares of Common Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of the Award will not transfer the shares of Common Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The Company may, but shall in no event be obligated to, register any shares of Common Stock covered by the Second Amended 2011 Stock Plan pursuant to applicable securities laws of any country or any political subdivision. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an option or any other Award, or the issuance of shares of Common Stock pursuant thereto, to comply with any law or regulation of any governmental authority.
Change in Capital Structure
The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Common Stock or stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise. The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of the Common Stock then subject to outstanding options or other Awards.
If the Company shall effect a capital readjustment or other increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefore in money, services or property, then (1) the number, class or series and per share price of Common Stock subject to outstanding Awards under the Second Amended 2011 Stock Plan shall be appropriately adjusted (subject to the restriction discussed below under the heading “Award Agreements” regarding repricing) as to entitle a holder of an Award under the Second Amended 2011 Stock Plan to receive upon exercise, for the same aggregate cash consideration, the equivalent total number and class or series of the Common Stock the holder would have received had the holder of such Award exercised such award in full immediately prior to the event requiring the adjustment; and (2) the number and class or series of the Common Stock then reserved to be issued under the Second Amended 2011 Stock Plan shall be adjusted.
If while unexercised Awards remain outstanding under the Second Amended 2011 Stock Plan (1) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization); (2) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company); (3) the Company is to be dissolved; or (4) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (1), (2) or (3) of this sentence (each such event is referred to herein as a Corporate Change), then, except as otherwise provided in an award agreement or other agreement between the holder of the Award and the Company (provided that such exceptions shall not apply in the case of a reincorporation merger), or as a result of the Committee's effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no

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later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Committee, acting in its sole and absolute discretion, shall act to effect one or more of the following alternatives, which may vary among individual holders of Awards granted under the Second Amended 2011 Stock Plan:

1.
accelerate the time at which some or all of the Awards then outstanding may be exercised, after which all such Awards that remain unexercised and all rights of holders of Awards thereunder shall terminate;

2.
require the mandatory surrender to the Company by all or selected holders of Awards granted under the Second Amended 2011 Stock Plan of some or all of the then outstanding Awards held by such holders as of a date, before or after such Corporate Change, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Award for such shares;

3.
with respect to all or selected holders of Awards granted under the Second Amended 2011 Stock Plan, have some or all of their then outstanding Awards assumed or have a new Award of a similar nature substituted for some or all of their then outstanding Awards under the Second Amended 2011 Stock Plan by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such holder or which is affiliated or associated with such holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Common Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Common Stock is equal to the excess of the aggregate fair market value of all Common Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Common Stock, and (B) the assumed rights or the substituted rights will have the same terms and conditions as the rights under the existing Award assumed or substituted for;

4.
provide that the number and class or series of Common Stock covered by an Award shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Common Stock or other securities or property (including, without limitation, cash) to which the holder of such Award would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the holder of such Award had been the holder of record of the number of shares of Common Stock then covered by such Award; or

5.	make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change.
If the Committee chooses to effect one or more of the alternatives set out in paragraphs (3), (4) or (5) above, it may, in its sole and absolute discretion and without the consent or approval of any holder of an Award granted under the Second Amended 2011 Stock Plan, accelerate the time at which some or all Awards then outstanding may be exercised. With respect to a reincorporation merger in which holders of the Company's ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of the alternatives set forth above shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same number of ordinary shares of the successor as the award was exercisable for ordinary shares of stock of the Company.
In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for above, any outstanding Award and any award agreements evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of the Common Stock or other consideration subject to such Award. In the event of any such change in the outstanding Common Stock, the aggregate number of shares of the Common Stock available under the Second Amended 2011 Stock Plan may be appropriately adjusted by the Committee.
After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each holder of an Award granted under the Second Amended 2011 Stock Plan shall be entitled to have his restricted stock appropriately adjusted based on the manner in which the shares of Common Stock were adjusted under the terms of the agreement of merger or consolidation.
Award Agreements
Each Award shall be embodied in a written award agreement that shall be subject to the terms and conditions of the Second Amended 2011 Stock Plan. The award agreement may specify the effect of a change in control of the Company on the Award. The award agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Second Amended 2011 Stock Plan. The terms of any outstanding Award granted under the Second Amended 2011 Stock Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Second Amended 2011 Stock Plan. However, no such amendment shall adversely affect in a material manner any right of a holder of an Award granted under the Second Amended 2011 Stock Plan

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without his or her written consent. Except as described above in the second paragraph under “Change in Capital Structure”, the Committee may not directly or indirectly lower the exercise price of a previously granted Option.
Restrictions on Stock Received
The Committee may impose such conditions and/or restrictions on any shares of Common Stock issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the holder of an Award granted under the Second Amended 2011 Stock Plan hold the shares of Common Stock for a specified period of time.
Change of Control; Termination
Under the Second Amended 2011 Stock Plan, in the event of an occurrence of a Change of Control of the Company (except to the extent expressly provided otherwise in the applicable award agreement) all then outstanding Options, Restricted Stock Awards and performance stock awards granted under the Second Amended 2011 Stock Plan shall become fully vested, and exercisable and all substantial risk of forfeiture restrictions applicable thereto shall lapse. The effect, if any, of a Change of Control of the Company upon any other Award granted under the Second Amended 2011 Stock Plan shall be determined in accordance with the terms of the applicable award agreement issued by the Committee that are applicable to the Award.
For purposes of the Second Amended 2011 Stock Plan, a “Change of Control” means the occurrence of one of the following events:

1.	the Company is not the surviving person in any merger, consolidation or other reorganization (or survives only as a subsidiary of another person);

2.
the consummation of a merger or consolidation of the Company with another person and as a result of such merger or consolidation less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting corporation will be issued in respect of the capital stock of the Company;

3.	the Company sells, leases or exchanges all or substantially all of its assets to any other person;

4.	the Company is to be dissolved and liquidated;

5.
any person, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including the power to vote) of more than fifty percent (50%) of the outstanding shares of the Company’s voting stock (based upon voting power); or

6.	individuals who are Incumbent Directors cease for any reason to constitute a majority of the Board.
For purposes of the definition of a “Change of Control”, the term “Incumbent Directors” means (A) a member of the Board on the effective date of the Second Amended 2011 Stock Plan; or (B) an individual: (i) who becomes a member of the Board after the effective date of the Second Amended 2011 Stock Plan, (ii) whose appointment or election by the Board or nomination for election by the Company’s stockholders is approved or recommended by a vote of at least two thirds of the then surviving Incumbent Directors, and (iii) whose initial assumption of service on the Board is not in connection with an actual or threatened election contest.
Notwithstanding the foregoing, (A) a “Change of Control” shall not include clause (1) above or any merger, consolidation, reorganization, sale, lease, exchange, or similar transaction involving solely the Company and one or more persons that were wholly owned, directly or indirectly, by the Company immediately prior to such event; and (B) with respect to RSU Awards, performance stock unit awards and any Award that is intended to comply with (rather than be exempt from) the requirements of section 409A, an event listed above shall not constitute a “Change of Control” unless the event is a “change in control event” within the meaning of Department of Treasury Regulation section 1.409A-3(i)(5).
Tax Withholding
The Company or any subsidiary shall be entitled to deduct from other compensation payable to each Award holder any sums required by federal, state, local or foreign tax law to be withheld with respect to the vesting or exercise of an Award or lapse of restrictions on an Award. In the alternative, the Company may require the Award holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or any subsidiary in cash or by check. In the discretion of the Committee, the Company may reduce the number of shares of Common Stock issued to the Award holder upon such holder’s exercise of an Award or the vesting of an Award to satisfy the tax withholding obligations of the Company or a subsidiary.

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Non-Transferability
Except as specified in the applicable award agreement or in a domestic relations court order, an Award granted under the Second Amended 2011 Stock Plan shall not be transferable by the holder thereof (whether for consideration or otherwise) other than by will or under the laws of descent and distribution, and shall be exercisable, during such holder's lifetime, only by him or her. Any attempted assignment of an Award in violation of the Second Amended 2011 Stock Plan shall be null and void. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Second Amended 2011 Stock Plan and the applicable award agreement may terminate the Award. No Incentive Stock Option granted under the Second Amended 2011 Stock Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Incentive Stock Options granted to an employee under the Second Amended 2011 Stock Plan shall be exercisable during such employee’s lifetime only by the employee and, after that time, by the employee’s heirs and estate.
Termination and Modification of the Second Amended 2011 Stock Plan
The Board, without approval of the stockholders, may modify or terminate the Second Amended 2011 Stock Plan at any time. The Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate any award agreement in whole or in part. However, no termination, amendment, suspension, or modification of the Second Amended 2011 Stock Plan or an award agreement shall adversely affect in any material way any Award previously granted under the Second Amended 2011 Stock Plan, without the written consent of the holder holding such Award. The Committee shall not directly or indirectly lower the option price of a previously granted Option without prior approval of the Company’s stockholders and no amendment of the Second Amended 2011 Stock Plan shall be made without stockholder approval if stockholder approval is required by applicable law or stock exchange rules. Accordingly, except in connection with a corporate transaction involving the Company, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or to cancel Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval.
Compliance with Section 409A
Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of section 409A of the Code and Department of Treasury Regulations issued thereunder. The Second Amended 2011 Stock Plan and each award agreement under the Second Amended 2011 Stock Plan that is intended to comply with the requirements of section 409A shall be construed and interpreted in accordance with such intent. If the Committee determines that an Award, award agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Second Amended 2011 Stock Plan would, if undertaken, cause a holder of an Award granted under the Second Amended 2011 Stock Plan to become subject to additional taxes under section 409A of the Code, then unless the Committee specifically provides otherwise, such Award, award agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Second Amended 2011 Stock Plan and/or the award agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of section 409A of the Code to the extent deemed appropriate by the Committee, in each case without the consent of or notice to the holder of an Award. The exercisability of an Option shall not be extended to the extent that such extension would subject the holder of an Award to additional taxes under section 409A of the Code.
U.S. Federal Income Tax Consequences of Awards Granted Under the Second Amended 2011 Stock Plan
The following is a general description of certain U.S. federal income tax consequences generally applicable to participants who are either U.S. citizens or residents and to the Company of certain transactions with respect to Awards granted under the Second Amended 2011 Stock Plan.
Incentive Stock Options
When the Committee grants an employee an Incentive Stock Option to purchase shares of Common Stock under the Second Amended 2011 Stock Plan, the employee will not be required to recognize any U.S. federal taxable income as a result of the grant or as a result of the employee's exercise of the Incentive Stock Option; however, the difference between the exercise price and the fair market value of the shares of Common Stock at the time of exercise is an item of tax preference that may require payment of an alternative minimum tax. On the sale of the shares acquired through exercise of an Incentive Stock Option (assuming such sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain (or loss) will be taxed as long term capital gain (or loss) and the Company will not be entitled to any deduction in connection with the sale (or the grant or exercise) of the Incentive Stock Option. With respect to a sale of shares that occurs after the later of two years from the date of grant and one year from the date of exercise, the tax basis of the shares for the purpose of a subsequent sale includes the option price paid for the shares.

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However, if the employee sells the shares acquired upon exercise of an Incentive Stock Option before the later of (i) two years from the date of grant and (ii) one year from the date of exercise, the employee will be treated as having received, at the time of sale, compensation taxable as ordinary income, and the Company will be entitled to a corresponding deduction. The amount treated as compensation income is the excess of the fair market value of the shares at the time of exercise over the exercise price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long or short term capital gain, depending on how long such shares were held. With respect to a sale of shares that occurs before the later of two years from the date of grant and one year from the date of exercise, the tax basis of the shares for the purpose of a subsequent sale includes the option price paid for the shares and the compensation income reported at the time of sale of the shares.
Nonqualified Stock Options
When the Committee grants a Nonqualified Stock Option to purchase shares of Common Stock under the Second Amended 2011 Stock Plan, the recipient will not be required to recognize any U.S. federal taxable income as a result of the grant. However, the recipient will be required to recognize ordinary income on the date the recipient exercises the Nonqualified Stock Option. Generally, the measure of the income will be equal to the difference between the fair market value of the shares of Common Stock acquired on the date the shares are acquired and the option price. The tax basis of the shares acquired on exercise of the Nonqualified Stock Option for the purpose of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the Nonqualified Stock Option. The income reportable on exercise of the Nonqualified Stock Option by an employee is subject to federal tax withholding. Also, the Company will generally be entitled to a deduction in the amount reportable as income by the recipient on the exercise of a Nonqualified Stock Option. Generally, the Company will be entitled to a deduction in the amount reportable as income by the recipient on the exercise of a Nonqualified Stock Option.
Restricted Stock Awards
The grant of a Restricted Stock Award under the Second Amended 2011 Stock Plan generally will not result in the recognition of any U.S. federal taxable income by the recipient or a deduction for the Company, at the time of grant unless the recipient timely makes an election under section 83(b) of the Code. Upon the expiration of the forfeiture restrictions applicable to the Restricted Stock Award (i.e., as the shares become vested), the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of those shares at that time over the amount (if any) the recipient paid for the shares. The income realized by an employee is subject to federal tax withholding. The Company will be entitled to a deduction in the amount and at the time the recipient recognizes income. If an election under section 83(b) of the Code has not been made, any dividends received with respect to any Restricted Stock Award that are not vested (i.e., the forfeiture restrictions have not yet lapsed) generally will be treated as compensation that is taxable as ordinary income to the recipient and the Company will be entitled to a corresponding deduction. With respect to any Restricted Stock Award that is vested (i.e., the forfeiture restrictions have lapsed), the recipient will be taxed on any dividends on such shares as the dividends are paid to the recipient and the Company will not be entitled to deductions with respect to the dividends.
If the recipient of the Restricted Stock Award makes an election under section 83(b) of the Code within 30 days of the date of transfer of the restricted shares awarded under the Restricted Stock Award, the recipient will recognize ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the recipient will not be required to recognize additional ordinary income when the shares vest. However, if the shares are later forfeited, a loss can only be recognized up to the amount the individual paid, if any, for the shares of Common Stock.
Restricted Stock Unit Awards
The grant of a RSU award under the Second Amended 2011 Stock Plan generally will not result in the recognition of any U.S. federal taxable income by the recipient or a deduction for the Company at the time of grant. At the time a RSU award vests the recipient will recognize ordinary income and the Company will be entitled to a corresponding deduction. Generally, the measure of the income and deduction will be the excess of the fair market value of the Common Stock at the time the RSU is settled over the fair market value of the Common Stock at the time the RSU was granted.
Performance Stock and Performance Unit Awards
Performance stock awards granted under the Second Amended 2011 Stock Plan generally have the same tax consequences as Restricted Stock Awards as discussed above (except that the compensation deduction limitation described below generally will not apply). A recipient of a performance unit award under the Second Amended 2011 Stock Plan generally will not realize U.S. federal taxable income at the time of grant of the award, and the Company will not be entitled to a deduction at that time with respect to the award. When the performance goals applicable to the performance unit award are attained and amounts are due under the award, the holder of the award will be treated as receiving compensation taxable as ordinary income, and the Company will be entitled to a corresponding deduction.

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Compensation Deduction Limitation
Under section 162(m) of the Code, the Company's federal income tax deductions for certain compensation paid to designated executives is limited to $1 million per year. These executives include the Company’s Chief Executive Officer and the next three highest compensated officers other than the Chief Financial Officer. Section 162(m) of the Code provides an exception to this limitation for certain “performance based” compensation approved by a committee consisting solely of at least two “outside directors”. The Company believes that Nonqualified Stock Options to purchase shares of Common Stock, and performance based awards granted under the Second Amended 2011 Stock Plan generally should qualify as performance based compensation for purposes of section 162(m) of the Code.
Benefits Under the Second Amended 2011 Stock Plan
The Awards, if any, that may be granted in the future to participants under the Second Amended 2011 Stock Plan are subject to the discretion of the Committee and, therefore, are not determinable at this time.
Board Recommendation
The Board of Directors recommends a vote “FOR” approval of the Second Amended and Restated Newfield Exploration Company 2011 Omnibus Stock Plan that increases the authorized shares by 7,000,000 shares.

PROPOSALS 5A AND 5B: CONSIDERATION AND APPROVAL OF STOCK PLAN AND BONUS PLAN PERFORMANCE METRICS FOR TAX COMPLIANCE
We are asking stockholders to approve the material terms of the performance goals and metrics that are included in our 2011 Omnibus Stock Plan, as amended (2011 Stock Plan) and in our 2011 Annual Cash Incentive Plan (2011 Bonus Plan). Proposal 5A requests the approval of the materials terms of the performance goals and metrics for performance awards under our 2011 Stock Plan. Proposal 5B requests requests the approval of the material terms of the performance goals and metrics included in our 2011 Bonus Plan. We are submitting these to stockholders as separate proposals so that stockholders are able to express their views on each request separately.
United States tax laws generally do not allow publicly held companies to obtain tax deductions for compensation of more than $1 million paid in any year to the Chief Executive Officer or any of the next three most highly compensated executive officers (other than the Chief Financial Officer) (the "Covered Employees"), unless such payments are “performance-based” as defined in the tax laws. Where the performance criteria provide the Company a choice among different measures, one of the requirements for compensation to be performance-based under those laws is that the Company must at least once every five years obtain stockholder approval of the material terms of the performance metrics for such compensation. In accordance with Internal Revenue Service rules under section 162(m) of the Code, the material terms of the 2011 Stock Plan and 2011 Bonus Program described below, which stockholders are being asked to approve, constitute the framework within which the Committee would establish the actual performance awards, metrics or goals.
Proposal 5A: Consideration and Approval of Material Terms of the Performance Goals for Performance Awards under the 2011 Stock Plan
2011 Stock Plan
A description of the 2011 Stock Plan is set forth above in Proposal 4 of this Proxy Statement. If the stockholders approve the material terms described below, the performance awards under the 2011 Stock Plan will be eligible to meet the section 162(m) requirements for the years 2015 through 2019. To enable the Company to receive tax deductions for compensation awarded under the 2011 Stock Plan, the Board is requesting stockholder approval of the following material terms of the 2011 Stock Plan:
Performance Criteria for the 2011 Stock Plan
Under the 2011 Stock Plan, performance stock awards and performance unit awards are subject to the satisfaction of one or more performance goals. Performance goals for awards will be determined by the Compensation Committee and will be designed to support the business strategy and align executives’ and directors’ interests with stockholder interests. For performance stock awards and performance unit awards that are intended to qualify as performance-based compensation under section 162(m) of the Code, performance goals will be based on one or more of the following business criteria that apply to the employee, one or more business units of the Company or the Company as a whole: earnings per share, earnings per share growth, total stockholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income (before or after taxes), stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, return on investment, return on sales, operating or profit margins, stockholder

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 64

value, net cash flow, operating income, earnings before or after interest, taxes, depreciation, depletion and amortization, cash flow, cash flow from operations, cost reductions or cost savings, cost ratios (per employee or per customer), expense control, sales, proceeds from dispositions, project completion time, budget goals, net cash flow before financing activities, customer growth, total capitalization, debt to total capitalization ratio, credit quality or debt ratings, dividend payout, dividend growth, reserve additions or revisions, economic value added from reserves, reserve replacement ratios, reserve replacement costs, finding and development costs, exploration successes, operational downtime, rig utilization, amount of oil and gas reserves, production volumes or safety results. Goals may also be based on performance relative to a peer group of companies.
Unless otherwise stated, such a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Performance goals may be determined by including or excluding, in the Compensation Committee’s discretion, items that are determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the disposal or acquisition of a segment of a business, or related to a change in accounting principal, in each case, based on Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 225-20, Income Statement, Extraordinary and Unusual Items, and FASB ASC 830-10, Foreign Currency Matters, Overall, or other applicable accounting rules, or consistent with Company accounting policies and practices in effect on the date the performance goal is established. In interpreting the 2011 Stock Plan’s provisions applicable to performance goals and performance stock awards or performance unit awards, it is intended that the 2011 Stock Plan will conform with the standards of section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(2)(i), and the Compensation Committee in establishing such goals and interpreting the 2011 Stock Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of performance goals, the Compensation Committee must certify in writing that applicable performance goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any performance stock or performance unit awards made pursuant to the 2011 Stock Plan shall be determined by the Compensation Committee.
Achievement of the goals may be measured:
•individually, alternatively, or in any combination;
•with respect to the Company, one or more business units, or any combination of the foregoing; and

•	on an absolute basis, or relative to a target, to a designated comparison group, to results in other period, or to other external measures.
Limitations on Awards under 2011 Stock Plan
The performance period for any performance stock award or performance unit award granted under the 2011 Stock Plan will not be less than one year.
Under the 2011 Stock Plan, the maximum number of shares of Common Stock that may be granted during a fiscal year of the Company in performance stock awards paid in shares of Common Stock to an employee of the Company is 250,000. The maximum number of shares of Common Stock that may be granted during a fiscal year of the Company in performance unit awards paid in shares of Common Stock to an employee of the Company is 250,000. The maximum grant date value of cash with respect to which performance unit awards payable in cash may be granted to an employee during a fiscal year of the Company, determined as of the dates of grants of the performance unit award, is the equivalent of 250,000 shares of Common Stock.
No performance stock awards or performance unit awards will be granted under the 2011 Stock Plan to a Covered Employee unless the Company’s stockholders approve this Proposal 5A. This proposal was originally approved by our stockholders at the May 2011 Annual Stockholders Meeting.
Board Recommendation
The Board of Directors recommends a vote “FOR” approval of material terms of the performance goals for performance awards under the 2011 Stock Plan.

Proposal 5B: Consideration and Approval of Material Terms of the Performance Goals and Metrics under the 2011 Bonus Plan
2011 Bonus Plan
The 2011 Bonus Plan is intended to provide an incentive for profitable growth and to motivate the executives toward higher achievement and operating results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executives and key managers. The Compensation Committee's implementation of the

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 65

2011 Bonus Plan is also intended to provide incentive compensation based upon the achievement of pre-established performance goals and individual performance in a manner that qualifies for the exception for “performance-based compensation” from the limit on tax deductibility of compensation, as described below.
If the stockholders approve the material terms described below, the 2011 Bonus Plan will be eligible to meet the Section 162(m) requirements for the years 2015 through 2019. To enable the Company to receive tax deductions for compensation awarded under the 2011 Bonus Program, the Board is requesting stockholder approval of the following material terms of the 2011 Bonus Plan:
Performance Criteria for the 2011 Bonus Plan
The amount paid under the 2011 Bonus Plan for any particular performance period shall be determined in good faith by the Compensation Committee on an annual basis, taking into consideration various factors, including, without limitation:
•earnings per share,
•total stockholder return,
•cash return on capitalization,
•increased revenue,
•revenue ratios,
•net income,
•stock price,
•market share,
•return on equity,
•return on assets,
•return on capital,
•return on capital compared to cost of capital,
•return on capital employed,
•return on invested capital,
•stockholder value,
•net cash flow,
•operating income,
•earnings before interest and taxes,
•cash flow,
•cash flow from operations,
•cost reductions,
•cost ratios,
•profit after tax, and
•performance relative to a peer group,
including such adjustment thereto as the Compensation Committee deems appropriate.
Maximum Bonus
The maximum bonus that may be paid to any of the Covered Officers for any given year is the lesser of (a) 300% of such executive's annual bonus target in effect at the beginning of such year, as approved by the Compensation Committee, or (b) $5,000,000.
Amendments to 2011 Bonus Plan
At the discretion of the Compensation Committee, amendments can be made to the 2011 Bonus Program that can increase its cost to the Company and can alter the allocation of benefits among participating executive officers.
Estimate of Benefits
Because the grant of awards under the 2011 Bonus Program will be at the discretion of the Compensation Committee, it is not possible to estimate awards that will be made under the 2011 Bonus Program.
Compensation Committee Discretion
The Compensation Committee generally takes reasonable measures to avoid the loss of a Company tax deduction due to section 162(m). However, amendments can be made to the 2011 Bonus Plan that can increase its cost to the Company and can alter the allocation of benefits among participating executive officers. In addition, the Compensation Committee may, in certain circumstances,

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 66

approve bonus or other payments outside of the 2011 Bonus Plan that do not meet the material terms of the 2011 Bonus Plan described above and that may not be deductible.
In summary, if the stockholders approve this proposal, the material terms of the performance metrics and goals set forth in the 2011 Bonus Plan, as described above, will constitute the framework within which the Compensation Committee will set specific performance metrics and goals for awards under the 2011 Bonus Plan between the dates of the 2015 and 2019 Annual Meetings, and will therefore preserve the Company's ability to obtain tax deductions for such compensation.
Board Recommendation
The Board of Directors recommends a vote “FOR” approval of material terms of the performance goals and metrics under the 2011 Bonus Plan.

PROPOSALS 6A AND 6B: AMENDMENTS TO THIRD RESTATED
CERTIFICATE OF INCORPORATION
TO INCREASE AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK
The Board has unanimously approved amendments to article Fourth of our Third Restated Certificate of Incorporation (our charter) to (i) increase the number of authorized shares of our common stock, par value $.01 per share, from 200,000,000 shares to 300,000,000 shares, and (ii) increase the number of authorized shares of our preferred stock, par value $.01 per share, from 5,000,000 shares to 7,500,000 shares. The Board has determined that the increase in authorized shares of common stock and the increase in authorized shares of preferred stock are in the best interests of the Company and its stockholders and has directed that the charter amendments be submitted to the stockholders for approval. The proposed charter amendments, if approved, will increase the authorized shares of preferred stock proportionately to the authorized shares of common stock, consistent with the Company’s current ratio of authorized preferred stock to authorized common stock.
Separate Proposals
Proposals 6A and 6B both relate to proposed amendments to our charter to increase the aggregate number of shares that we have the authority to issue. Proposal 6A concerns an amendment to the charter to effect the increase in authorized shares of common stock from 200,000,000 shares to 300,000,000 shares. Proposal 6B concerns an amendment to the charter to effect the increase in authorized shares of preferred stock from 5,000,000 shares to 7,500,000 shares. We are submitting these amendments to the stockholders as separate proposals so that stockholders are able to express their views on each amendment separately.
The charter amendment(s) approved by the requisite vote of our stockholders will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware reflecting such amendment(s). The approval of Proposal 6A is not conditioned on the approval of Proposal 6B, and the approval of Proposal 6B is not conditioned on the approval of Proposal 6A. Therefore, the Company will amend its charter to implement Proposal 6A or Proposal 6B, or both, to reflect each proposal receiving approval of at least a majority of the outstanding shares as of the record date and entitled to vote on such proposal.
Proposal 6A: Amendment to Third Restated Certificate of Incorporation to Increase Authorized Shares of Common Stock
Our charter presently authorizes us to issue 200,000,000 shares of common stock, of which 162,697,001 shares were issued and outstanding at the close of business on March 16, 2015 (including shares issued in our recent public offering of common stock). In addition, as of March 16, 2015, (i) 3,445,835 shares of our common stock were reserved for issuance under outstanding equity awards, (ii) 1,416,450 shares of our common stock were reserved for issuance under future awards under our 2011 Omnibus Stock Plan, and (iii) 355,906 shares of our common stock were reserved for issuance under our 2010 Employee Stock Purchase Plan. Based on the number of outstanding and reserved shares of common stock described above, we have only 32,084,808 shares of common stock remaining available for issuance for corporate purposes. If our Proposal No. 4 included herein to approve the Second Amended 2011 Stock Plan (thereby increasing the number of shares authorized for issuance thereunder by 7,000,000 shares) is approved, then we would have only 25,084,808 shares of common stock remaining available for issuance for corporate purposes.
The additional shares of common stock for which authorization is sought would have identical rights as the shares of our common stock now authorized. Our stockholders do not presently have preemptive rights to subscribe for any of our securities and will not have any such rights to subscribe for the additional shares of common stock proposed to be authorized through the charter amendment.
If the charter amendment to increase the authorized shares of common stock is approved, the increase in authorized shares will not, by itself, have any effect on the rights of current holders of our common stock. However, the issuance of additional shares of our common stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting rights of the current holders of our common stock.

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Purpose of Charter Amendment to Increase Authorized Shares of Common Stock
As discussed in our Annual Report on Form 10-K for the year ended December 31, 2014, crude oil prices declined by nearly 50% during the fourth quarter of 2014 and continued to decline into the first quarter of 2015. While we have reduced planned capital spending in 2015 in light of the decline in commodity prices, given the uncertainty regarding the timing and magnitude of an eventual recovery of the market, we believe it is imperative to maintain liquidity and to efficiently access capital markets. Our Board and management believe additional shares of common stock should be authorized to provide us with flexibility in responding to changes in the Company’s cash flow in this volatile commodity market. In addition, as part of our business and growth strategy, we monitor and screen for potential strategic acquisitions of oil and gas properties, targeting complementary acquisitions in existing core areas. Shares of common stock may be issued as consideration for any such acquisition or in connection with the financing of an acquisition. Our Board and management believe that additional shares of our common stock should be authorized for issuance in order to provide the Company with greater flexibility in readily executing favorable acquisitions, and in considering and planning for these and other future general corporate needs.
Future purposes for additional shares could include, but would not be limited to, securing additional financing for working capital or capital expenditures, effecting acquisitions of other businesses or properties, paying stock dividends, subdividing outstanding shares through stock splits and providing equity incentives through our stock plan and other incentive plans. We have no current plan, commitment, arrangement, understanding or agreement regarding the issuance of additional shares of common stock resulting from the proposed increase in authorized shares of common stock.
If approved by our stockholders, the additional authorized shares of common stock would be available for issuance for any proper corporate purpose as determined by our Board without further approval by the stockholders, except as required by applicable law or stock exchange rules. The Board believes that the availability of additional shares of our common stock for issuance will enable us to take advantage of favorable opportunities without the delay and expense associated with holding a meeting of stockholders at the time such additional shares may be needed.
Potential Anti-Takeover Effect of Charter Amendment to Increase Authorized Shares of Common Stock
The proposed charter amendment to increase the number of authorized shares of common stock could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board. For example, it may be possible for the Board to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of the Company and its stockholders. The amendment to our charter, therefore, may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed charter amendment may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed charter amendment may have the effect of permitting our current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business.
In addition, our current charter contains certain provisions that may have the effect of delaying, deferring or preventing a change in control of the Company, including requiring the affirmative vote of holders of at least 66 2/3% of our outstanding common stock to approve any merger or consolidation, or to approve any sale or transfer of all or substantially all of our assets.
We are not aware of any effort to accumulate our common stock or attempt to obtain control of our company by a tender offer, proxy contest or otherwise, and the Board has not presented these proposals with the intent that they be utilized as a type of anti-takeover device.
Appraisal Rights
Under Delaware General Corporation Law, stockholders are not entitled to appraisal rights with respect to the proposed amendment to our charter described in this Proposal 6A.
Board Recommendation
The Board of Directors recommends a vote “FOR” approval of the amendment to the Third Restated Certificate of Incorporation to increase the number of authorized shares of common stock.
Proposal 6B: Amendment to Third Restated Certificate of Incorporation to Increase Authorized Shares of Preferred Stock
Our charter presently authorizes us to issue 5,000,000 shares of preferred stock, none of which were issued and outstanding at the close of business on March 16, 2015 and none of which were reserved for issuance or designated as of such date.
The 2,500,000 additional shares of preferred stock for which authorization is sought would be undesignated. The preferred stock may be issued in one or more series, and our Board may establish rights and attributes of any series of preferred stock, including dividend or interest rates, liquidation preferences, conversion prices, voting rights, redemption prices and similar matters. The specific

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 68

terms of a particular series of preferred stock would be described in a certificate of designation relating to that series and could adversely affect the voting power or other rights of the holders of our common stock, substantially dilute the common stockholders’ interests in the Company and depress the price of our common stock. Under our charter, our stockholders do not have preemptive rights to subscribe for any of our securities and will not have any such rights to subscribe for the additional shares of preferred stock proposed to be authorized.
Purpose of Charter Amendment to Increase Authorized Shares of Preferred Stock
As discussed in our Annual Report on Form 10-K for the year ended December 31, 2014, crude oil prices declined by nearly 50% during the fourth quarter of 2014 and continued to decline into the first quarter of 2015. While we have reduced planned capital spending in 2015 in light of the decline in commodity prices, given the uncertainty regarding the timing and magnitude of an eventual recovery of the market, we believe it is imperative to maintain liquidity and to efficiently access capital markets. Our Board and management believe additional shares of preferred stock should be authorized to provide us with flexibility in responding to changes in the Company’s cash flow in this volatile commodity market. In addition, as part of our business and growth strategy, we monitor and screen for potential strategic acquisitions of oil and gas properties, targeting complementary acquisitions in existing core areas. Shares of preferred stock may be issued as consideration for any such acquisition or in connection with the financing of an acquisition. Our Board and management believe that additional shares of our preferred stock should be authorized for issuance in order to provide the Company with greater flexibility in readily executing favorable acquisitions, and in considering and planning for these and other future general corporate needs.
Future purposes for additional shares could include, but would not be limited to, issuances in public or private offerings of shares for cash, effecting acquisitions of other businesses or properties and pursuing additional financing opportunities. We have no current plan, commitment, arrangement, understanding or agreement regarding the issuance of additional shares of preferred stock resulting from the proposed increase in authorized shares of preferred stock.
If approved by our stockholders, the additional authorized shares of preferred stock would be available for issuance for any proper corporate purpose as determined by our Board without further approval by the stockholders, except as required by applicable law or stock exchange rules. The Board believes that the availability of additional shares of our preferred stock for issuance will enable us to take advantage of favorable opportunities without the delay and expense associated with holding a meeting of stockholders at the time such additional shares may be needed.
Potential Anti-Takeover Effect of Charter Amendment to Increase Authorized Shares of Preferred Stock
The proposed charter amendment to increase the number of authorized shares of preferred stock could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board. For example, it may be possible for the Board to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of the Company and its stockholders. The amendment to our charter, therefore, may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed charter amendment may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed charter amendment may have the effect of permitting our current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business.
In addition, our current charter contains certain provisions that may have the effect of delaying, deferring or preventing a change in control of the Company, including requiring the affirmative vote of holders of at least 66 2/3% of our outstanding common stock to approve any merger or consolidation, or to approve any sale or transfer of all or substantially all of our assets.
We are not aware of any effort to accumulate our capital stock or attempt to obtain control of our company by a tender offer, proxy contest or otherwise, and the Board has not presented these proposals with the intent that they be utilized as a type of anti-takeover device.
Appraisal Rights
Under Delaware General Corporation Law, stockholders are not entitled to appraisal rights with respect to the proposed amendment to our charter described in this Proposal 6B.
Board Recommendation
The Board of Directors recommends a vote “FOR” approval of the amendment to the Third Restated Certificate of Incorporation to increase the number of authorized shares of preferred stock.

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 69

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth beneficial ownership information with respect to our common stock as of February 23, 2015 and March 6, 2015 for (1) each person known by us to own beneficially more than 5% of our outstanding common stock, (2) each of our directors and nominees for director, (3) each of our named executive officers referenced in the Summary Compensation Table, and (4) all of our directors and executive officers as a group. Unless otherwise noted, each person listed below has sole voting and investment power with respect to the shares of our common stock listed below as beneficially owned by the person. As of February 23, 2015, we had 137,387,180 shares outstanding. On March 3, 2015, we closed on a public offering of 25,300,000 shares of common stock. As a result, as of March 16, 2015, we had 162,697,001 shares of common stock outstanding. The table reflects both ownership percentages before and after the offering
None of the shares beneficially owned by our executive officers or directors has been pledged as security for an obligation. Our insider trading policy prohibits our executive officers and directors from holding Newfield securities in a margin account or pledging Newfield securities as collateral for a loan.

	Beneficial Ownership(1)
Name of Beneficial Owner	Shares	Percent @ 2/23/2015	Percent @ 3/16/2015
Holders of More Than 5%:
Citadel Advisors LLC(2)	8,565,044	6.23%	5.26%
Millennium Management LLC(3)	6,946,605	5.06%	4.27%
FMR LLC(4)	7,505,625	5.46%	4.61%
BlackRock, Inc.(5)	8,045,863	5.86%	4.95%
Clearbridge Investments, LLC(6)	10,016,019	7.29%	6.16%
The Vanguard Group, Inc.(7)	11,195,321	8.15%	6.88%
Named Executive Officers and Directors:
Lee K. Boothby	170,048	*	*
George T. Dunn	108,870	*	*
Pamela J. Gardner	35,468	*	*
John H. Jasek	47,462	*	*
John Randolph Kemp III	36,976	*	*
Lawrence S. Massaro	31,126	*	*
Steven W. Nance	13,260	*	*
Howard H, Newman	207,202	*	*
Gary D. Packer	191,785	*	*
Thomas G. Ricks	41,692	*	*
Juanita M. Romans	34,468	*	*
John W. Schanck	13,260	*	*
C. E. (Chuck) Shultz	31,602	*	*
Richard K. Stoneburner	21,103	*	*
J. Terry Strange	36,411	*	*
All Executive Officers and Directors as a Group (consisting of 15 persons)	1,015,074	*	*
___________________

*	Less than 1%

(1)
The amounts shown include, as of February 23, 2015 and March 16, 2015: (a) shares of common stock held under Newfield’s 401(k) Plan for the accounts of participants; (b) shares of restricted stock; and (c) shares of common stock that may be acquired within 60 days through the exercise of stock options or the vesting of restricted stock units. The shares beneficially owned by Messrs. Boothby, Packer, Massaro, Dunn and Jasek and by our executive officers and directors as a group include 30,000 shares, 25,000 shares, 0 shares, 18,000 shares, 25,000 shares, and 112,080 shares, respectively, that may be acquired by such persons within 60 days through the exercise of stock options. None of our NEOs or directors own restricted stock

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 70

units that may vest within 60 days after February 23, 2015 or March 16, 2015. Until stock options are exercised or restricted stock units vest, these individuals have neither voting nor investment power over the underlying shares of common stock.

(2)
The Citadel 13G (as defined below) was jointly filed by Citadel Advisors LLC (“Citadel Advisors”), Citadel Advisors Holdings III LP (“CAH3”), Citadel GP LLC (“CGP”) and Mr. Kenneth Griffin (“Mr. Griffin,” and collectively with Citadel Advisors, CAH3 and CGP, the “Citadel Reporting Persons”), with respect to shares (and options to purchase shares) owned by Citadel Global Equities Master Fund Ltd., a Cayman Islands limited company (“CG”), Surveyor Capital Ltd., a Cayman Islands limited company (“SC”), Citadel Quantitative Strategies Master Fund Ltd., a Cayman Islands limited company (“CQ”) and Citadel Securities LLC, a Delaware limited liability company (“Citadel Securities”). Citadel Advisors is the portfolio manager for CG and SC. Citadel Advisors II LLC, a Delaware limited liability company (“CA2”), is the portfolio manager of CQ. CAH3 is the managing member of Citadel Advisors and CA2. CALC III LP, a Delaware limited partnership (“CALC3”), is the non-member manager of Citadel Securities. CGP is the general partner of CALC3 and CAH3. Mr. Griffin is the President and Chief Executive Officer of, and owns a controlling interest in, CGP. Citadel Advisors has shared voting and shared dispositive power over 8,368,032 shares. CAH3 has shared voting power and shared dispositive power over 8,374,582 shares. CGP and Mr. Griffin have shared voting power and shared dispositive power over 8,565,044 shares. The address for the Citadel Reporting Persons is c/o Citadel LLC, 131 S. Dearborn Street, 32nd Floor, Chicago, IL, 60603. This information is based on the Citadel Reporting Persons’ Statement on Schedule 13G filed on February 4, 2015 (reporting ownership as of January 29, 2015) (the “Citadel Schedule 13G”). The percentages under the March 16, 2015 column assumes that none of the Citadel Reporting Persons purchased or sold any shares since the filing of the Citadel Schedule 13G.

(3)
Millennium Management LLC (Millennium) is the general partner of the 100% shareholder of ICS Opportunities and Integrated Assets Ltd. and may be deemed to beneficially own the indicated shares, which are held by clients of Millennium. In addition, Israel A. Englander, the managing member of Millennium International Management GP and Millennium Management may also be deemed to beneficially own the indicated shares. Millennium has shared voting power and shared dispositive power over 6,937,905 shares and 8,700 shares that may be acquired upon the exercise of stock options. Millennium's address is 666 Fifth Avenue, New York, NY 10103. This information is based on Millennium's most recent Statement on Schedule 13G. The percentages under the March 16, 2015 column assumes that Millennium did not purchase or sell any shares since the filing of its Statement on Schedule 13G.

(4)
FMR LLC (FMR), in its capacity as investment adviser, may be deemed to beneficially own the indicated shares, which are held by clients of FMR. FMR has sole voting power over 163,411 shares and sole dispositive power over 7,505,625 shares. FMR's address is 245 Summer Street, Boston, MA 02210. This information is based on FMR’s most recent Statement on Schedule 13G. The percentages under the March 16, 2015 column assumes that FMR did not purchase or sell any shares since the filing of its Statement on Schedule 13G.

(5)
BlackRock, Inc. (BlackRock), in its capacity as a parent holding company or control person for various subsidiaries (none of which individually owns more than 5% of our outstanding common stock), may be deemed to beneficially own the indicated shares. BlackRock has sole voting power over 7,035,567 shares and sole dispositive power over 8,045,863 shares. BlackRock’s address is 55 East 52nd St., New York, NY 10022. This information is based on BlackRock’s most recent Statement on Schedule 13G. The percentages under the March 16, 2015 column assumes that BlackRock did not purchase or sell any shares since the filing of its Statement on Schedule 13G.

(5)
Clearbridge Investments, LLC (Clearbridge), in its capacity as an investment adviser, may be deemed to beneficially own the indicated shares, which are held by clients of Clearbridge. Clearbridge has sole voting power over 9,872,933 shares and sole dispositive power over 10,016,019 shares. Clearbridge’s address is 620 8th Avenue, New York, NY 10018. This information is based on Clearbridge’s most recent Statement on Schedule 13G. The percentages under the March 16, 2015 column assumes that Clearbridge did not purchase or sell any shares since the filing of its Statement on Schedule 13G.

(6)
The Vanguard Group, Inc. (Vanguard), in its capacity as an investment adviser, may be deemed to beneficially own the indicated shares, which are held by clients of Vanguard. Vanguard has sole voting power over 194,536 shares and shared dispositive power over 182,336 shares, as well as sole dispositive power of 11,012,985 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355. This information is based on Vanguard’s most recent Statement on Schedule 13G. The percentages under the March 16, 2015 column assumes that Vanguard did not purchase or sell any shares since the filing of its Statement on Schedule 13G.

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 71

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who own more than 10% of our common stock to file reports of beneficial ownership and changes in ownership with the SEC. These persons are required by SEC rules to furnish us with copies of these reports. Based solely on our review of the copies of these reports received by us during fiscal year 2014 and representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that all such filing requirements were complied with during the year ended December 31, 2014; provided that due to clerical processing delays, Matthew Vezza filed a Form 3 late and each of Lee Boothby and Gary Packer filed a Form 4 reporting one late transaction.
OTHER INFORMATION

Other Business
Our Board does not know of any other matters that are to be presented for action at the meeting. If any other matters are brought before the meeting, the proxy holders will vote as recommended by our Board. If no recommendation is given, the proxy holders will vote in their discretion.
Proxy Solicitation
The expense of soliciting proxies will be paid by Newfield. Newfield has retained Georgeson Inc. to assist with the solicitation of proxies at an estimated fee of $7,500 plus expenses. Some of the executive officers and other employees of Newfield may solicit proxies personally, by telephone, mail, facsimile, or other means of communication, if deemed appropriate. Newfield will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of Newfield’s common stock.
Stockholder Proposals for 2016 Annual Meeting and Director Nominations
Under SEC regulations, if a stockholder wants us to include a proposal in our Proxy Statement and form of proxy for our 2016 Annual Meeting of Stockholders, our Corporate Secretary must receive the proposal at our principal executive offices at 4 Waterway Square Place, Suite 100, The Woodlands, Texas 77380 by December 4, 2015.
Under our Bylaws, and as SEC regulations permit, stockholders must follow certain procedures to nominate a person for election as a director or to introduce an item of business at a meeting of our stockholders. Under these procedures, stockholders must submit the proposed nominee or item of business by delivering notice to our Corporate Secretary at our principal executive offices at the address set forth above. We must receive notice as follows:

•
Normally, for an Annual Meeting we must receive the notice not less than 75 days or more than 120 days before the first anniversary of the prior year’s meeting. For our 2016 Annual Meeting, we must receive notice no earlier than January 14, 2016 and no later than February 28, 2016.

•
However, if we hold the Annual Meeting on a date that is more than 15 days before or 30 days after such anniversary date, we must receive the notice by the later of (i) 75 days before the Annual Meeting and (ii) 10 days after the day on which public announcement of the date of the meeting is first made.

•
If we hold a special meeting, we must receive the notice by the later of (i) 75 days before the special meeting and (ii) 10 days after the day on which public announcement of the date of the meeting is first made.

The notice is required to contain certain information set forth in our Bylaws about both the nominee or proposed business, as applicable, and the stockholder making the nomination or proposal. A nomination or proposal that does not comply with these requirements will be disregarded.
Additional Information Available
For stockholders receiving paper copies of this Proxy Statement, a copy of our Annual Report for the year ended December 31, 2014 (which includes our Annual Report on Form 10-K for the year ended December 31, 2014) will accompany the Proxy Statement. For stockholders receiving notice only, the Proxy Statement and our 2014 Annual Report will be available electronically.
Copies of our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC, are also available on our website (http://phx.corporate-ir.net/phoenix.zhtml?c=63798&p=proxy) or you may request a copy of the Annual Report on Form 10-K (without exhibits) and/or the Proxy Statement, without charge, by writing to our Investor Relations Department at 4 Waterway Square Place, Suite 100, The Woodlands, Texas 77380. None of the information contained in our Annual Report is proxy solicitation material.

NEWFIELD EXPLORATION COMPANY - 2015 Proxy Statement 72

Appendix A

Explanation and Reconciliation of Non-GAAP Financial Measures
Cash flow from operations and Net Debt to Adjusted EBITDA ratio are supplemental financial measures used by the Company’s management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company’s ability to internally fund exploration and development activities and to service or incur additional debt. The Company also uses these measures because cash flow from operations and Net Debt to Adjusted EBITDA ratio relate to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, cash flow from operations and Net Debt to Adjusted EBITDA ratio allow the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. These measures should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with generally accepted accounting principles (“GAAP”).

Net Debt/Adjusted EBITDA	Year ended December 31, 2014 (in millions)	Year ended December 31, 2013 (in millions)
Net income (loss)	900	147
Adjustments to derive EBITDA:
Interest expense, net of capitalized interest	147	152
Income tax provision (benefit)	526	229
Depreciation, depletion and amortization	903	930
EBITDA	2,476	1,458
Adjustments to derive Adjusted EBITDA:
Non-cash stock-based compensation expense	28	43
Net unrealized (gain) loss on commodity derivatives	(649)	157
Gain on sale of Malaysia business	(373)	—
Adjusted EBITDA(1)	1,482	1,658
EBITDA and Adjusted EBITDA are used as supplemental financial measures by our management and by external users of financial statements such as investors, commercial banks, research analysts and rating agencies, to assess: (1) the financial performance of our assets without regard to financing methods, capital structures, the ability of our assets to generate cash sufficient to pay interest and support our indebtedness, historical costs and changes in the market value of our commodity derivatives; (2) our operating performance and return on capital as compared to those of other companies, without regarding to financing and capital structure; and (3) the vitality of project and the overall rates of return on alternative investment opportunities. EBITDA and Adjusted EBITDA should not be considered alternatives to net income or income from operations, operating income, cash flow from operating activities or any other measure of financial performance presented in accordance with U.S. GAAP. These non-GAAP financial measures are not intended to represent GAAP-based cash flows. We have reconciled our EBITDA and Adjusted EBITDA amounts to our consolidated net cash provided by operating activities.

	Year ended December 31, 2014 (in millions)	Year ended December 31, 2013 (in millions)
EBITDA	2,476	1,458
Adjustments to derive Adjusted EBITDA:
Non-cash stock-based compensation expense	28	43
Net unrealized (gain) loss on commodity derivatives	(649)	157
Gain on sale of Malaysia business	(373)	—
Adjusted EBITDA	1,482	1,658
Adjustments to reconcile Adjusted EBITDA to net cash provided by operating activities:
Interest expense, net of capitalized interest	(147)	(152)
Current income tax provision	(17)	(86)
Changes in operating assets and liabilities	48	11
Other non-cash items	21	14
Net cash provided by operating activities	1,387	1,445

Long Term Debt	2,892	3,694
Cash and cash equivalents	(14)	(95)
Net Debt(2)	2,878	3,599
Net Debt/Adjusted EBITDA(1)(2)	1.94	2.17

Appendix A - 1

(1) The Company defines EBITDA as income (loss) before interest, income taxes and depreciation, depletion and amortization. The Company defines Adjusted EBITDA as EBITDA before ceiling test and other impairments, non-cash stock-based compensation expense and the net unrealized gain or loss on commodity derivatives.
(2) The Company defines net debt as total debt less cash and cash equivalents.

Production (MMBOE)	Year ended December 31, 2014
	Crude Oil and Condensate (MMBbls)	NGLs (MMBbls)	Natural Gas (Bcf)	Total Oil Equivalents (MMBOE)
Production - continuing operations	19.0	8.2	126.6	48.4
Production - discontinued operations	0.8	—	—	0.8
Total consolidated production	19.8	8.2	126.6	49.2
Less: production attributable to assets sold:
Gulf of Mexico	—	—	—	—
Granite Wash	0.3	0.8	10.6	2.9
Malaysia - discontinued operations	0.8	—	—	0.8
Total production attributable to assets sold	1.1	0.8	10.6	3.7
Consolidated production net of production attributable to assets sold	18.7	7.4	116.0	45.5

Domestic	18.5	8.2	126.6	47.9
China	0.5	—	—	0.5
Total continuing operations	19.0	8.2	126.6	48.4

Proved Reserves (MMBOE)	2014
	Crude Oil and Condensate (MMBbls)	NGLs (MMBbls)	Natural Gas (Bcf)	Total Oil Equivalents (MMBOE)
Proved oil and gas reserves, before adjustment for asset sales	301	76	1,607	645
Less: proved oil and gas reserves attributable to assets sold:
Gulf of Mexico	—	—	—	—
Malaysia	—	—	—	—
Granite Wash	—	—	—	—
Total proved oil and gas reserves attributable to assets sold	—	—	—	—
Proved oil and gas reserves, net of reserves attributable to sold assets	301	76	1,607	645

Domestic proved oil and gas reserves, before adjustment for asset sales	278	76	1,607	622
Less: proved reserves attributable to Granite Wash and Gulf of Mexico assets	—	—	—	—
Domestic proved reserves, net of reserves attributable to asset sales	278	76	1,607	622

Reconciliation of net cash provided by operating activities to discretionary cash flow, net of asset sales	Year ended December 31, 2014 (in millions)
Net cash provided by operating activities	$1,387
Less: operating cash flow attributable to assets sold
Gulf of Mexico	(2)
Malaysia	43
Granite Wash	76
Total operating cash flow attributable to assets sold	117
Net cash provided by operating activities, net of operating cash flows attributable to sold assets	1,270
Net change in working capital	(48)
Discretionary cash flow, net of assets sold	$1,222

Appendix A - 2

Reconciliation of standardized measure of discounted future net cash flows to PV-10 value (before tax) and after asset sales	Year ended December 31, 2014 (in millions)
Standardized measure of discounted future net cash flows	$6,212
Present value of future income tax expense	2,575
PV-10 value (before tax) - before adjustment for asset sales	8,787
Less: PV-10 value attributable to assets sold
Gulf of Mexico	—
Malaysia	—
Granite Wash	—
Total PV-10 value attributable to assets sold	—
PV-10 value (before tax), net of PV-10 value attributable to sold assets	$8,787

Reconciliation of net cash provided by operating activities to domestic discretionary cash flow	Year ended December 31, 2014 (in millions)
Net cash provided by operating activities	$1,387
Less: operating cash flow attributable to international operations	47
Net cash provided by operating activities, net of operating cash flows attributable to international operations	1,340
Net change in working capital	(48)
Domestic discretionary cash flow	$1,292

Reconciliation of domestic finding and development costs	Year ended December 31, 2014 (in millions)
Domestic Finding and Development Costs per BOE
Total Domestic Costs Incurred	$2,013
Less: Costs incurred other than finding and development activities:
Capitalized direct internal costs	(187)
Geological and geophysical costs	(143)
Construction costs	(68)
Acquisitions	(33)
Other	(36)
Domestic finding and development costs	$1,546	a

	MMBOE
Domestic proved developed oil and gas reserves, December 31, 2013	322
Change in proved developed oil and gas reserves attributable to:
Production	(48)
Net acquisitions and divestitures	(37)
Other revisions	(1)
Change in proved developed oil and gas reserves before finding and development activities	(86)
Change in proved developed oil and gas reserves attributable to finding and development activities	93	b
Domestic proved developed oil and gas reserves, December 31, 2014	329

Domestic Development Costs (1)	$16.62	=a/b

(1) The Company defines domestic finding and development costs as the 2014 domestic costs incurred less capitalized direct internal costs, geological and geophysical costs, construction costs, acquisitions and other costs, which are related to asset retirement obligations. We divide the domestic finding and development costs by new proved developed reserves attributable to finding and development activities.  New proved developed reserves are sourced from proved undeveloped conversions, additions/extensions and infill drilling. Management believes achieving low-cost operational performance is critical to our long-term objectives.  This goal assesses the Company’s ability to realize “continuous cost to manufacture new well” improvements that drive the intrinsic value of the Company’s key resource plays’ learning curves through either lower well costs and/or greater ultimate recoveries.

Appendix A - 3

APPENDIX B

NEWFIELD EXPLORATION COMPANY
2011 OMNIBUS STOCK PLAN
Effective May 5, 2011
As Amended and Restated May 15, 2015

Appendix B - 1

Appendix B - 2

2.39	RSU Award	4
2.40	Section 409A	4
2.41	Share	4
2.42	Stock	4
2.43	Subsidiary Corporation	4
2.44	Substantial Risk of Forfeiture	4
2.45	Ten Percent Stockholder	4
2.46	Termination of Employment	4
ARTICLE III	ELIGIBILITY AND PARTICIPATION	4
3.1	Eligibility	4
3.2	Participation	4

ARTICLE IV	GENERAL PROVISIONS RELATING TO AWARDS	5
4.1	Authority to Grant Awards	5
4.2	Dedicated Shares; Award Limitations	5
4.3	Non-Transferability	5
4.4	Requirements of Law	6
4.5	Changes in the Company’s Capital Structure	6
4.6	Election Under Section 83(b) of the Code	7
4.7	Forfeiture for Cause	8
4.8	Forfeiture Events	8
4.9	Recoupment in Restatement Situations	8
4.10	Award Agreements	8
4.11	Amendments of Award Agreements; Repricing Prohibitions	8
4.12	Rights as Stockholder	8
4.13	Issuance of Shares of Stock	8
4.14	Restrictions on Stock Received	9
4.15	Compliance With Section 409A	9
4.16	Source of Shares Deliverable Under Awards	9
4.17	Date of Grant	9

ARTICLE V	OPTIONS	9
5.1	Authority to Grant Options	9
5.2	Type of Options Available	9
5.3	Option Agreement	9
5.4	Option Price	9
5.5	Duration of Option	9
5.6	Amount Exercisable	9
5.7	Exercise of Option	10
5.8	Notification of Disqualifying Disposition	10
5.9	$100,000 Limitation on ISOs	10

ARTICLE VI	RESTRICTED STOCK AWARDS	10
6.1	Restricted Stock Awards	10
6.2	Restricted Stock Award Agreement	10
6.3	Holder’s Rights as Stockholder	10

ARTICLE VII	RESTRICTED STOCK UNIT AWARDS	11
7.1	Authority to Grant RSU Awards	11
7.2	RSU Award	11
7.3	RSU Award Agreement	11
7.4	No Dividend Equivalents	11

Appendix B - 3

7.5	Form of Payment Under RSU Award	11
7.6	Time of Payment Under RSU Award	11

ARTICLE VIII	PERFORMANCE STOCK AWARDS AND PERFORMANCE UNIT AWARDS	11
8.1	Authority to Grant Performance Stock Awards and Performance Unit Awards	11
8.2	Performance Goals	11
8.3	Time of Establishment of Performance Goals	12
8.4	Written Agreement	12
8.5	Form of Payment Under Performance Unit Award	12
8.6	Time of Payment Under Performance Unit Award	12
8.7	Holder’s Rights as Stockholder With Respect to a Performance Stock Award	12
8.8	Increases Prohibited	12
8.9	Stockholder Approval	12
8.10	No Dividend Equivalents	12
8.11	Dividends	12

ARTICLE IX	SUBSTITUTION AWARDS	13

ARTICLE X	ADMINISTRATION	13
10.1	Awards	13
10.2	Authority of the Committee	13
10.3	Decisions Binding	13
10.4	No Liability	13

ARTICLE XI	AMENDMENT OR TERMINATION OF PLAN	14
11.1	Amendment, Modification, Suspension, and Termination	14
11.2	Awards Previously Granted	14

ARTICLE XII	ACCELERATION OF VESTING FOR CERTAIN AWARDS UPON A CHANGE OF CONTROL	14

ARTICLE XIII	MISCELLANEOUS	14
13.1	Unfunded Plan/No Establishment of a Trust Fund	14
13.2	No Employment Obligation	14
13.3	Tax Withholding	14
13.4	Indemnification of the Committee	15
13.5	Gender and Number	15
13.6	Severability	15
13.7	Headings	15
13.8	Other Compensation Plans	15
13.9	Retirement and Welfare Plans	15
13.10	Other Awards	16
13.11	Successors	16
13.12	Law Limitations/Governmental Approvals	16
13.13	Delivery of Title	16
13.14	Inability to Obtain Authority	16
13.15	Investment Representations	16
13.16	Persons Residing Outside of the United States	16
13.17	No Fractional Shares	16
13.18	Governing Law	16

Appendix B - 4

NEWFIELD EXPLORATION COMPANY
2011 OMNIBUS STOCK PLAN
ARTICLE I
ESTABLISHMENT, PURPOSE AND DURATION
1.1  Establishment. The Company hereby establishes an incentive compensation plan, to be known as the “Newfield Exploration Company 2011 Omnibus Stock Plan”, as set forth in this document. The Plan permits the grant of Options, Restricted Stock, RSUs, Performance Stock Awards and Performance Unit Awards. The Plan shall become effective on the later of (a) the date the Plan is approved by the Board and (b) the date the Plan is approved by the stockholders of the Company (the “Effective Date”).
1.2 Purpose of the Plan. The Plan is intended to promote the long-term growth and profitability of the Company by providing certain directors, officers, and Employees of, the Company and its Affiliates with incentives to maximize stockholder value and to otherwise contribute to the success of the Company, thereby aligning the interests of such service providers with the interests of the Company’s stockholders.
1.3 Duration of the Plan. The Plan shall continue indefinitely until it is terminated pursuant to Section 11.1. No ISOs may be granted under the Plan on or after the tenth anniversary of the Effective Date. The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding.
ARTICLE II
DEFINITIONS
The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.
2.1  “Affiliate” means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (a) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (b) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.
2.2 “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, RSUs, Performance Stock Awards and Performance Unit Awards, in each case subject to the terms and provisions of the Plan.
2.3 “Award Agreement” means a written agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.
2.4 “Board” means the board of directors of the Company.
2.5 “Change of Control” means the occurrence of one of the following events:
(a) the Company is not the surviving Person in any merger, consolidation or other reorganization (or survives only as a subsidiary of another Person),

Appendix B - 5

(b) the consummation of a merger or consolidation of the Company with another Person and as a result of such merger or consolidation less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting corporation will be issued in respect of the capital stock of the Company,
(c) the Company sells, leases or exchanges all or substantially all of its assets to any other Person,
(d) the Company is to be dissolved and liquidated,
(e) any Person, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including the power to vote) of more than fifty percent (50%) of the outstanding shares of the Company’s voting stock (based upon voting power) or
(f) individuals who are Incumbent Directors cease for any reason to constitute a majority of the Board.
Notwithstanding the foregoing, for purposes of Article XII, (A) the definition of “Change of Control” shall not include clause (a) above or any merger, consolidation, reorganization, sale, lease, exchange, or similar transaction involving solely the Company and one or more Persons that were wholly owned, directly or indirectly, by the Company immediately prior to such event and (B) with respect to Restricted Stock Unit Awards, Performance Stock Unit Awards and any Award that is intended to comply with (rather than be exempt from) the requirements of Section 409A), an event listed above in this Section 2.5 shall not constitute a “Change of Control” unless the event is a “change in control event” within the meaning of Department of Treasury Regulation section 1.409A-3(i)(5).
2.6 “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
2.7 “Committee” means (a) in the case of an Award granted to a Director, the Board, and (b) in the case of any other Award granted under the Plan, a committee of at least two persons, who are members of the Compensation Committee of the Board and are appointed by the Compensation & Management Development Committee of the Board, or, to the extent it chooses to operate as the Committee, the Compensation & Management Development Committee of the Board. Each member of the Committee in respect of his or her participation in any decision with respect to an Award that is intended to satisfy the requirements of section 162(m) of the Code must satisfy the requirements of “outside director” status within the meaning of section 162(m) of the Code; provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. For all purposes of the Plan, the Chief Executive Officer of the Company shall be deemed to be the “Committee” with respect to Awards granted by him or her pursuant to Section 4.1.
2.8 “Company” means Newfield Exploration Company, a Delaware corporation, or any successor (by reincorporation, merger or otherwise).
2.9 “Corporate Change” shall have the meaning ascribed to that term in Section 4.5(c).
2.10 “Covered Employee” means an Employee who is a “covered employee,” as defined in section 162(m) of the Code and the regulations or other guidance promulgated by the Internal Revenue Service under section 162(m) of the Code, or any successor statute.
2.11 “Director” means a director of the Company who is not an Employee.
2.12 “Disability” means as determined by the Committee in its discretion exercised in good faith, (a) in the case of an Award that is exempt from the application of the requirements of Section 409A, a physical or mental condition of the Holder that would entitle him to payment of disability income payments under the Company’s long-term disability insurance policy or plan for employees as then in effect; or in the event that the Holder is a Director or is not covered, for whatever reason, under the Company’s long-term disability

Appendix B - 6

insurance policy or plan for employees or in the event the Company does not maintain such a long-term disability insurance policy, “Disability” means a permanent and total disability as defined in section 22(e)(3) of the Code and (b) in the case of an Award that is not exempt from the application of the requirements of Section 409A, (i) the Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Holder is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.
2.13 “Dividend Equivalent” means a payment equivalent in amount to dividends paid to the Company’s stockholders.
2.14 “Effective Date” shall have the meaning ascribed to that term in Section 1.1.
2.15 “Employee” means a person employed by the Company or any Affiliate as a common law employee.
2.16 “Exchange Act” means the Securities Exchange Act of 1934, or any successor act, and the rules and regulations thereunder, as such laws, rules and regulations may be amended from time to time.
2.17 “Fair Market Value” of the Stock as of any particular date means,
(a) if the Stock is traded on a stock exchange,
(1) and if the Stock is traded on that date, the mean of the high and low sales prices of the Stock on that date; or
(2) and if the Stock is not traded on that date, the mean of the high and low sales prices of the Stock on the last trading date immediately preceding that date;
as reported on the principal securities exchange on which the Stock is traded (or such other reporting service as is approved by the Compensation & Management Development Committee of the Board); or
(b) if the Stock is traded in the over-the-counter market,
(1) and if the Stock is traded on that date, the average between the high bid and low asked price on that date; or
(2) and if the Stock is not traded on that date, the average between the high bid and low asked price on the last trading date immediately preceding that date;
as reported in such over-the-counter market; provided, however, that (x) if the Stock is not so traded, or (y) if, in the discretion of the Committee, another means of determining the fair market value of a Share at such date shall be necessary or advisable, the Committee may provide for another method or means for determining such fair market value, which method or means shall comply with the requirements of a reasonable valuation method as described under Section 409A.
2.18 “Fiscal Year” means the Company’s fiscal year.
2.19 “Full Value Award” means an Award other than in the form of an ISO or NSO, and which is settled by the issuance of Shares.

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2.20 “Holder” means a person who has been granted an Award or any person who is entitled to receive Shares or cash under an Award.
2.21 “Incumbent Director” means:
(a) a member of the Board on the Effective Date; or
(b) an individual:
(1) who becomes a member of the Board after the Effective Date;
(2) whose appointment or election by the Board or nomination for election by the Company’s stockholders is approved or recommended by a vote of at least two-thirds of the then serving Incumbent Directors (as defined herein); and
(3) whose initial assumption of service on the Board is not in connection with an actual or threatened election contest.
2.22 “ISO” means an Option that is intended to be an “incentive stock option” that satisfies the requirements of section 422 of the Code.
2.23 “Minimum Statutory Tax Withholding Obligation” means, with respect to an Award, the amount the Company or an Affiliate is required to withhold for federal, state, local and foreign taxes based upon the applicable minimum statutory withholding rates required by the relevant tax authorities.
2.24 “NSO” means an Option that is intended to be a “nonqualified stock option” that does not satisfy the requirements of section 422 of the Code.
2.25 “Option” means an option to purchase Stock granted pursuant to Article V.
2.26 “Optionee” means a person who has been granted an Option or any other person who is entitled to exercise an Option under the Plan.
2.27 “Option Price” has the meaning ascribed to that term in Section 5.4.
2.28 “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
2.29 “Performance-Based Compensation” means compensation under an Award that is intended by the Committee to satisfy the requirements of section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.
2.30 “Performance Goals” means one or more of the criteria described in Section 8.2 on which the performance goals applicable to an Award are based.
2.31 “Performance Stock Award” means an Award providing for an issuance of Stock that is designated as a performance stock award granted pursuant to Article VIII.
2.32 “Performance Unit Award” means an Award providing designated as a performance unit award granted pursuant to Article VIII.
2.33 “Period of Restriction” means the period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article VI.

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2.34 “Person” means any individual, partnership, corporation, limited liability company, trust, incorporated or unincorporated organization or association or other legal entity of any kind.
2.35 “Plan” means the Newfield Exploration Company 2011 Omnibus Stock Plan, as set forth in this document as it may be amended from time to time.
2.36 “Restricted Stock” means shares of restricted Stock issued or granted under the Plan pursuant to Article VI.
2.37 “Restricted Stock Award” means an authorization by the Committee to issue or transfer Restricted Stock to a Holder.
2.38 “RSU” means a restricted stock unit credited to a Holder’s ledger account maintained by the Company pursuant to Article VII.
2.39 “RSU Award” means an Award granted pursuant to Article VII.
2.40 “Section 409A” means section 409A of the Code and Department of Treasury rules and regulations issued thereunder.
2.41 “Share” means a share of Stock.
2.42 “Stock” means the common stock of the Company, $0.01 par value per share (or such other par value as may be designated by act of the Company’s stockholders).
2.43 “Subsidiary Corporation” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
2.44 “Substantial Risk of Forfeiture” shall have the meaning ascribed to that term in Section 409A.
2.45 “Ten Percent Stockholder” means an individual who, at the time the Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock or series of the Company or of any Parent Corporation or Subsidiary Corporation. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust, shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries.
2.46 “Termination of Employment” means, in the case of an Award other than an ISO, the termination of the Award recipient’s employment relationship with the Company and all Affiliates. “Termination of Employment” means, in the case of an ISO, the termination of the Employee’s employment relationship with all of the Company, any Parent Corporation, any Subsidiary Corporation and any parent or subsidiary corporation (within the meaning of section 422(a)(2) of the Code) of any such corporation that issues or assumes an ISO in a transaction to which section 424(a) of the Code applies.
ARTICLE III
ELIGIBILITY AND PARTICIPATION
3.1  Eligibility. Except as otherwise specified in this Section 3.1, the persons who are eligible to receive Awards under the Plan, other than ISOs, are Employees and Directors. Only those persons who are, on the dates of grant, key employees of the Company or any Parent Corporation or Subsidiary Corporation are eligible for grants of ISOs under the Plan.

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3.2 Participation. Subject to the terms and provisions of the Plan, the Committee may, from time to time, select the eligible persons to whom Awards shall be granted and shall determine the nature and amount of each Award.
ARTICLE IV
GENERAL PROVISIONS RELATING TO AWARDS
4.1  Authority to Grant Awards. The Committee may grant Awards to those key Employees and other eligible persons as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of Shares or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion. The Chief Executive Officer of the Company is authorized to grant Awards (other than awards pursuant to Article VIII) as inducements to hire prospective Employees who will not be officers of the Company or any Affiliate and subject to Section 16 of the Exchange Act but such awards shall not exceed an amount determined by the Committee. On an annual basis, the Committee also may delegate to the Chief Executive Officer of the Company the ability to grant Awards (other than Awards pursuant to Article VIII) to eligible persons who are not officers or Directors of the Company or any Affiliate and subject to the provisions of Section 16 of the Exchange Act.
4.2 Dedicated Shares; Award Limitations.
(a) The aggregate number of Shares with respect to which Awards may be granted under the Plan is 17,900,000 (the “Plan Share Limit”). The Shares that are available for issuance under the Plan may be issued pursuant to any form of Award authorized under the Plan.
(b) Shares that are issued under a Full Value Award shall be counted against the Plan Share Limit as 1.87 Shares for every one Share so issued. Shares that are issued under any form of Award other than a Full Value Award shall be counted against the Plan Share Limit as one Share for every one Share so issued.
(c) For purposes of this Section 4.2, Shares that are withheld from payment of an Award to satisfy tax obligations with respect to the Award, will be treated as Shares that have been issued under the Plan. If Shares are tendered in payment of an Option Price of an Option, such Shares will not increase the Plan Share Limit. If Shares are purchased by the Company using the cash proceeds received by the Company upon the exercise of Options, such Shares will not increase the Plan Share Limit.
(d) To the extent that an Option granted under the Plan is forfeited or expires unexercised, or is settled in cash in lieu of Shares, the number of Shares that were subject to such portion of the Option shall again become available for issuance under the Plan. To the extent that a Full Value Award is forfeited, lapses, expires, or is settled in cash in lieu of Shares, 1.87 multiplied by the number of Shares that were subject to such portion of the Full Value Award shall again become available for issuance under the Plan.
(e) The aggregate number of Shares with respect to which ISOs may be granted under the Plan is 2,500,000.
(f) The maximum number of Shares with respect to which Options may be granted to an Employee during a Fiscal Year is 500,000. The maximum number of Shares with respect to which Performance Stock Awards may be granted to an Employee during a Fiscal Year is 250,000. The maximum number of Shares with respect to which Performance Unit Awards payable in Shares may be granted to an Employee during a Fiscal Year is 250,000 . The maximum grant date value of cash with respect to which Performance Unit Awards payable in cash may be granted to an Employee during a Fiscal Year, determined as of the dates of grants of the Performance Unit Awards, is the equivalent value of 250,000 Shares. The limitations set forth in this Section 4.2(f) shall be applied in a manner that is consistent with the provisions of section 162(m) of the Code and the applicable Department of Treasury regulations and other Department of Treasury guidance issued with respect to section 162(m) of the Code.

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(g) Notwithstanding any provision of the Plan to the contrary, the Committee shall not award to Employees more than 5% of the number of Shares subject to the Plan pursuant to Awards with a vesting schedule that provides for full vesting in less than (i) three years in the case of Awards that are not intended to constitute “performance-based” compensation for purposes of section 162(m) of the Code or (ii) one year after the date of grant in the case of Awards that are intended to constitute “performance-based” compensation under section 162(m) of the Code; provided, however, that Awards may vest earlier, as the Committee deems appropriate, upon death, Disability, retirement or an event which constitutes a Change of Control.
(h) Each of the foregoing numerical limits stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5.
4.3  Non-Transferability. Except as specified in the applicable Award Agreement or in a domestic relations court order, an Award shall not be transferable by the Holder (whether for consideration or otherwise) other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder’s lifetime, only by him or her. Any attempted assignment of an Award in violation of this Section 4.3 shall be null and void. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award. No ISO granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to an Employee under the Plan shall be exercisable during his or her lifetime only by the Employee, and after that time, by the Employee’s heirs or estate.
4.4  Requirements of Law. The Company shall not be required to sell or issue any Shares under any Award if issuing those Shares would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any Shares unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the Shares except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Shares covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Shares issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the Shares any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the Shares be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of Shares pursuant thereto, to comply with any law or regulation of any governmental authority.
4.5 Changes in the Company’s Capital Structure.
(a) The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.
(b) If the Company shall effect a subdivision or consolidation of Stock or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefor in money, services or property, then (1) the number, class or series and per share price of Stock subject to outstanding Options or other Awards under the Plan shall be appropriately adjusted (subject to the restriction in Sections 4.11 and 11.1 prohibiting repricing without

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stockholder approval) in such a manner as to entitle a Holder to receive upon exercise of an Option or other Award, for the same aggregate cash consideration, the equivalent total number and class or series of Stock the Holder would have received had the Holder exercised his or her Option or other Award in full immediately prior to the event requiring the adjustment, and (2) the number and class or series of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Stock then reserved that number and class or series of Stock that would have been received by the owner of an equal number of outstanding shares of each class or series of Stock as the result of the event requiring the adjustment.
(c) If while unexercised Options or other Awards remain outstanding under the Plan (1) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (2) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (3) the Company is to be dissolved or (4) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (1), (2) or (3) of this sentence (each such event is referred to herein as a “Corporate Change”), then, except as otherwise provided in Article XII, an Award Agreement or another agreement between the Holder and the Company (provided that such exceptions shall not apply in the case of a reincorporation merger or conversion), or as a result of the Committee’s effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation merger or conversion in which Holders of the Company’s ordinary shares will receive the a percentage of shares of the successor corporation, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same percentage of ordinary shares of the successor as the Award was exercisable for Shares:
(1) accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;
(2) require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Award) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such Holder an amount of cash per Share equal to the excess, if any, of the per Share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Award for such Shares;
(3) with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Stock is equal to the excess of the aggregate fair market value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Stock, and

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(B) the assumed rights under such existing Award or the substituted rights under such new Award, as the case may be, will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;
(4) provide that the number and class or series of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of Shares then covered by such Award; or
(5) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary).
In effecting one or more of the alternatives set out in paragraphs (3), (4) or (5) immediately above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Awards then outstanding may be exercised.
(d) In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, conversion, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 4.5, any outstanding Award and any Award Agreement evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Stock or other consideration subject to such Award. In the event of any such change in the outstanding Stock, the aggregate number of Shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.
(e) After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Holder shall be entitled to have his Restricted Stock appropriately adjusted based on the manner in which the Shares were adjusted under the terms of the agreement of merger or consolidation.
(f) The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of Shares then subject to outstanding Options or other Awards.
4.6 Election Under Section 83(b) of the Code. No Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award without the prior written approval of the Chief Financial Officer of the Company. Any Holder who makes an election under section 83(b) of the Code with respect to any Award without the prior written approval of the Chief Financial Officer of the Company may, in the discretion of the Committee, forfeit any or all Awards granted to him or her under the Plan.
4.7  Forfeiture for Cause. Notwithstanding any other provision of the Plan or an Award Agreement, if the Committee finds by a majority vote that a Holder, before or after his Termination of Employment or severance of affiliation relationship with the Company and all Affiliates, (a) committed fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by or affiliation with the Company or an Affiliate which conduct damaged the Company or an Affiliate, (b) disclosed trade secrets of the Company or an Affiliate or (c) violated the terms of any non-competition, non-disclosure or similar agreement with respect to the

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Company or any Affiliate to which the Holder is a party, then as of the date the Committee makes its finding some or all Awards awarded to the Holder (including vested Awards that have been exercised, vested Awards that have not been exercised and Awards that have not yet vested), as determined by the Committee in its sole discretion, and all net proceeds realized with respect to any such Awards, will be forfeited to the Company on such terms as determined by the Committee. The findings and decision of the Committee with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate or severance of the individual’s affiliation with the Company and all Affiliates.
4.8 Forfeiture Events. Without limiting the applicability of Section 4.7 or Section 4.9, the Committee may specify in an Award Agreement that the Holder’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Termination of Employment for cause, termination of the Holder’s provision of services to the Company or its Affiliates, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.
4.9 Recoupment in Restatement Situations. Without limiting the applicability of Section 4.7 or Section 4.8, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, the current or former Holder who was a current or former executive officer of the Company shall forfeit and must repay to the Company any compensation awarded under the Plan to the extent specified in any of the Company’s recoupment policies established or amended (now or in the future) in compliance with the rules and standards of the Securities and Exchange Commission Committee under or in connection with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
4.10 Award Agreements. Each Award shall be embodied in a written Award Agreement that shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed by an executive officer of the Company, other than the Holder, on behalf of the Company, and may be signed by the Holder to the extent required by the Committee. The Award Agreement may specify the effect of a Change of Control on the Award. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.
4.11  Amendments of Award Agreements; Repricing Prohibitions. The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Plan. However, no such amendment shall adversely affect in a material manner any right of a Holder without his or her written consent. The Committee may not, without stockholder approval, directly or indirectly lower the exercise price of a previously granted Option. Accordingly, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or to cancel Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval.
4.12  Rights as Stockholder. A Holder shall not have any rights as a stockholder with respect to Stock covered by an Option, an RSU, or a Performance Unit, in each case, payable in Stock, until the date, if any, such Stock is issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such Stock.
4.13  Issuance of Shares of Stock. Shares, when issued, may be represented by a certificate or by book or electronic entry.

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4.14 Restrictions on Stock Received. The Committee may impose such conditions and/or restrictions on any Shares issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the Shares for a specified period of time.
4.15  Compliance With Section 409A. Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. The Plan and each Award Agreement under the Plan that is intended to comply the requirements of Section 409A shall be construed and interpreted in accordance with such intent. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Holder to become subject to additional taxes under Section 409A, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Holder. The exercisability of an Option shall not be extended to the extent that such extension would subject the Holder to additional taxes under Section 409A.
4.16 Source of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares of Stock or of treasury shares of Stock.
4.17 Date of Grant. The date on which an Option is granted shall be the date the Company completes the corporate action constituting an offer of stock for sale to a Holder under the terms and conditions of the Option; provided that such corporate action shall not be considered complete until the date on which the maximum number of Shares that can be purchased under the Option and the minimum Option price are fixed or determinable. If the corporate action contemplates an immediate offer of Stock for sale to a class of individuals, then the date of the granting of an Option is the time or date of that corporate action, if the offer is to be made immediately. If the corporate action contemplates a particular date on which the offer is to be made, then the date of grant is the contemplated date of the offer.
ARTICLE V
OPTIONS
5.1  Authority to Grant Options. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options under the Plan to eligible persons in such number and upon such terms as the Committee shall determine.
5.2 Type of Options Available. Options granted under the Plan may be NSOs or ISOs.
5.3 Option Agreement. Each Option grant under the Plan shall be evidenced by an Award Agreement that shall specify (a) whether the Option is intended to be an ISO or an NSO, (b) the Option Price, (c) the duration of the Option, (d) the number of Shares to which the Option pertains, (e) the exercise restrictions applicable to the Option and (f) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. Notwithstanding the designation of an Option as an ISO in the applicable Award Agreement for such Option, to the extent the limitations of Section 5.9 of the Plan are exceeded with respect to the Option, the portion of the Option in excess of the limitation shall be treated as a NSO. An Option granted under the Plan may not be granted with any Dividend Equivalents rights.
5.4 Option Price. The price at which Shares may be purchased under an Option (the “Option Price”) shall not be less than 100 percent (100%) of the Fair Market Value of the Shares on the date the Option is granted. However, in the case of a Ten Percent Stockholder, the Option Price for an ISO shall not be less than 110 percent (110%) of the Fair Market Value of the Shares on the date

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the ISO is granted. Subject to the limitations set forth in the preceding sentences of this Section 5.4, the Committee shall determine the Option Price for each grant of an Option under the Plan.
5.5 Duration of Option. An Option shall not be exercisable after the earlier of (i) the general term of the Option specified in the applicable Award Agreement (which shall not exceed ten years) or (ii) the period of time specified in the applicable Award Agreement that follows the Holder’s Termination of Employment or severance of affiliation relationship with the Company. Unless the applicable Award Agreement specifies a shorter term, in the case of an ISO granted to a Ten Percent Stockholder, the Option shall expire on the fifth anniversary of the date the Option is granted.
5.6 Amount Exercisable. Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Award Agreement in its sole discretion.
5.7 Exercise of Option.
(a)  General Method of Exercise. Subject to the terms and provisions of the Plan and the applicable Award Agreement, Options may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (1) that the Holder wishes to exercise such Option on the date such notice is so delivered, (2) the number of Shares with respect to which the Option is to be exercised and (3) the address to which any certificate representing such Shares should be mailed or delivered. Except in the case of exercise by a third party broker as provided below, in order for the notice to be effective the notice must be accompanied by payment of the Option Price by any combination of the following: (a) cash, certified check, bank draft or postal or express money order for an amount equal to the Option Price under the Option, (b) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company) or (c) any other form of payment which is acceptable to the Committee.
(b) Exercise Through Third-Party Broker. The Committee may permit a Holder to elect to pay the Option Price and any applicable tax withholding resulting from such exercise by authorizing a third-party broker to sell all or a portion of the Shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the Option Price and any applicable tax withholding resulting from such exercise.
5.8  Notification of Disqualifying Disposition. If any Optionee shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Optionee shall notify the Company of such disposition within ten (10) days thereof.
5.9  $100,000 Limitation on ISOs. To the extent that the aggregate Fair Market Value of Stock with respect to which ISOs first become exercisable by a Holder in any calendar year exceeds $100,000, taking into account both Shares subject to ISOs under the Plan and Stock subject to ISOs under all other plans of the Company, such Options shall be treated as NSOs. For this purpose, the “Fair Market Value” of the Stock subject to Options shall be determined as of the date(s) the Options were awarded. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which Shares are to be treated as shares acquired pursuant to the exercise of an ISO.
ARTICLE VI
RESTRICTED STOCK AWARDS
6.1  Restricted Stock Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may make Awards of Restricted Stock under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Restricted Stock Award shall be determined

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by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Restricted Stock, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for Shares issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the Shares be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law.
6.2 Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.
6.3 Holder’s Rights as Stockholder. Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award. Dividends paid with respect to Restricted Stock in cash or property other than Shares or rights to acquire Shares shall be paid to the recipient of the Restricted Stock Award currently. Dividends paid in Shares or rights to acquire Shares shall be added to and become a part of the Restricted Stock. During the Period of Restriction, certificates representing the Restricted Stock shall be registered in the Holder’s name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall be deposited by the recipient with the Secretary of the Company or such other officer of the Company as may be designated by the Committee, together with all stock powers or other instruments of assignment as may be required by the Company, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited in accordance with the Plan and the applicable Award Agreement.
ARTICLE VII
RESTRICTED STOCK UNIT AWARDS
7.1  Authority to Grant RSU Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant RSU Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any RSU Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which reflects the number of RSUs credited under the Plan for the benefit of a Holder.
7.2 RSU Award. An RSU Award shall be similar in nature to a Restricted Stock Award except that no Shares are actually transferred to the Holder until a later date specified in the applicable Award Agreement. Each RSU shall have a value equal to the Fair Market Value of a Share.
7.3 RSU Award Agreement. Each RSU Award shall be evidenced by an Award Agreement that contains any Substantial Risk of Forfeiture, transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.
7.4 No Dividend Equivalents. An Award Agreement for an RSU Award shall not specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award.
7.5 Form of Payment Under RSU Award. Payment under an RSU Award shall be made in either cash or Shares as specified in the applicable Award Agreement.

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7.6 Time of Payment Under RSU Award. A Holder’s payment under an RSU Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the Fiscal Year in which the RSU Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is permissible under Section 409A.
ARTICLE VIII
PERFORMANCE STOCK AWARDS AND
PERFORMANCE UNIT AWARDS
8.1  Authority to Grant Performance Stock Awards and Performance Unit Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Performance Stock Awards and Performance Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Performance Stock Award and Performance Unit Award shall be based upon the attainment of such Performance Goals as the Committee may determine; provided, however, that the performance period for any Performance Stock Award or Performance Unit Award shall not be less than one year. If the Compensation & Management Development Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Performance Stock Awards or Performance Unit Awards, the Compensation & Management Development Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Compensation & Management Development Committee may also cause the certificate for Shares issued pursuant to a Performance Stock Award or Performance Unit Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the Shares be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law.
8.2 Performance Goals. A Performance Goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Holder, one or more business units of the Company, or the Company as a whole, with reference to one or more of the following: earnings per share, earnings per share growth, total shareholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income (before or after taxes), stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, return on investment, return on sales, operating or profit margins, shareholder value, net cash flow, operating income, earnings before or after interest, taxes, depreciation, depletion and amortization, cash flow, cash flow from operations, cost reductions or cost savings, cost ratios (per employee or per customer), expense control, sales, proceeds from dispositions, project completion time, budget goals, net cash flow before financing activities, customer growth, total capitalization, debt to total capitalization ratio, credit quality or debt ratings, dividend payout, dividend growth, reserve additions or revisions, economic value added from reserves, reserve replacement ratios, reserve replacement costs, finding and development costs, exploration successes, operational downtime, rig utilization, amount of oil and gas reserves, production volumes or safety results. Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Performance Goals may be determined by including or excluding, in the Compensation & Management Development Committee’s discretion, items that are determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the disposal or acquisition of a segment of a business, or related to a change in accounting principal, in each case, based on Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 225-20, Income Statement, Extraordinary and Unusual Items, and FASB ASC 830-10, Foreign Currency Matters, Overall, or other applicable accounting rules,

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or consistent with Company accounting policies and practices in effect on the date the Performance Goal is established. In interpreting Plan provisions applicable to Performance Goals and Performance Stock Awards or Performance Unit Awards, it is intended that the Plan will conform with the standards of section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(2)(i), and the Compensation & Management Development Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Compensation & Management Development Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Stock or Performance Unit Awards made pursuant to the Plan shall be determined by the Compensation & Management Development Committee of the Board.
8.3 Time of Establishment of Performance Goals. With respect to a Covered Employee, a Performance Goal for a particular Performance Stock Award or Performance Unit Award must be established by the Compensation & Management Development Committee of the Board prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the Performance Goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain.
8.4  Written Agreement. Each Performance Stock Award and Performance Unit Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Compensation & Management Development Committee may specify.
8.5 Form of Payment Under Performance Unit Award. Payment under a Performance Unit Award shall be made in cash and/or Shares as specified in the Holder’s Award Agreement.
8.6 Time of Payment Under Performance Unit Award. A Holder’s payment under a Performance Unit Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Performance Unit Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is permissible under section 409A of the Code.
8.7 Holder’s Rights as Stockholder With Respect to a Performance Stock Award. Subject to the terms and conditions of the Plan and the applicable Award Agreements, each Holder of a Performance Stock Award shall have all the rights of a stockholder with respect to the Shares issued to the Holder pursuant to the Award during any period in which such issued Shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such Shares.
8.8 Increases Prohibited. None of the Compensation & Management Development Committee, the Board or the Company may increase the amount of compensation payable under a Performance Stock Award or Performance Unit Award. If the time at which a Performance Stock Award or Performance Unit Award will vest or be paid is accelerated for any reason, the number of Shares subject to, or the amount payable under, the Performance Stock Award or Performance Unit Award shall be reduced pursuant to Department of Treasury Regulation § 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.
8.9 Stockholder Approval. No payments of Stock or cash will be made to a Covered Employee pursuant to this Article VIII unless the stockholder approval requirements of Department of Treasury Regulation § 1.162-27(e)(4) are satisfied.
8.10 No Dividend Equivalents. An Award Agreement for a Performance Unit Award shall not specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award.
8.11  Dividends. In the case of a Performance Share Award, if the Holder shall be become entitled to the payment of dividends paid in Shares or rights to acquire Shares with respect to the Performance Shares, such dividends shall be added to and become a part of the Performance Share Award. Accordingly, such dividends will be subject to the satisfaction of the same performance conditions as apply to the Performance Shares.

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ARTICLE IX
SUBSTITUTION AWARDS
Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees and directors of other entities who are about to become Employees or affiliated with the Company or any of its Affiliates, or whose employer or corporation with respect to which it provides services is about to become an Affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a subsidiary of the Company. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which they are granted. The repricing prohibitions of Sections 4.11 and 11.1 shall apply to substitution awards granted pursuant to this Article IX.
ARTICLE X
ADMINISTRATION
10.1  Awards. The Plan shall be administered by the Committee or, in the absence of the Committee or in the case of awards issued to Directors, the Plan shall be administered by the Board. The members of the Committee (that is not itself the Board) shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.
10.2  Authority of the Committee. The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to Awards granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities to (a) determine the persons to whom and the time or times at which Awards will be made; (b) determine the number and exercise price of Shares covered in each Award subject to the terms and provisions of the Plan (including, but not limited to, the provisions of Sections 4.11 and 11.1 which prohibit repricing without stockholder approval); (c) determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan; (d) accelerate the time at which any outstanding Award will vest; (e) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and (f) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.
The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms and provisions of the Plan, the Committee may delegate its authority as identified in this Section 10.2. The

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Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.
10.3 Decisions Binding. All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, its stockholders, Holders and the estates and beneficiaries of Holders.
10.4 No Liability. Under no circumstances shall the Company, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, the Committee’s or the Board’s roles in connection with the Plan.
ARTICLE XI
AMENDMENT OR TERMINATION OF PLAN
11.1  Amendment, Modification, Suspension, and Termination. Subject to Section 11.2, the Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate any Award Agreement in whole or in part; provided, however, no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by applicable law or stock exchange rules. Further, without the prior approval of the Company’s stockholders, the Committee shall not directly or indirectly lower the Option Price of a previously granted Option. Accordingly, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or to cancel Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval.
11.2 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.
ARTICLE XII
ACCELERATION OF VESTING FOR CERTAIN AWARDS
UPON A CHANGE OF CONTROL
Notwithstanding any provision of the Plan to the contrary, except to the extent expressly provided otherwise in an Award Agreement, in the event of an occurrence of a Change of Control all then outstanding Options, Restricted Stock Awards and Performance Stock Awards granted under the Plan shall become fully vested, and exercisable and all substantial risk of forfeiture restrictions applicable thereto shall lapse. The effect, if any, of a Change of Control upon any other Award granted under the Plan shall be determined in accordance with the terms of the applicable Award Agreement issued by the Committee that are applicable to the Award.
ARTICLE XIII
MISCELLANEOUS
13.1  Unfunded Plan/No Establishment of a Trust Fund. Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship

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between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
13.2 No Employment Obligation. The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of, or provision of services by, any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder’s employment or provision of services to the Company at any time or for any reason not prohibited by law.
13.3 Tax Withholding. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state or local tax law to be withheld with respect to the vesting or exercise of an Award or lapse of restrictions on an Award. In the alternative, the Company may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within one day after the date of vesting, exercise or lapse of restrictions. In the discretion of the Committee, the Company may reduce the number of Shares issued to the Holder upon such Holder’s exercise of an Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the Shares held back shall not exceed the Company’s or the Affiliate’s Minimum Statutory Tax Withholding Obligation. The Committee may, in its discretion, satisfy any Minimum Statutory Tax Withholding Obligation arising upon the vesting of an Award by delivering to the Holder a reduced number of Shares in the manner specified herein. In the discretion of the Committee, at the time of vesting of shares under the Award, the Company may (a) calculate the amount of the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation on the assumption that all such Shares vested under the Award are made available for delivery, (b) reduce the number of such Shares made available for delivery so that the Fair Market Value of the Shares withheld on the vesting date approximates the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation and (c) in lieu of the withheld Shares, remit cash to the United States Treasury and/or other applicable governmental authorities, on behalf of the Holder, in the amount of the Minimum Statutory Tax Withholding Obligation. The Company shall withhold only whole Shares to satisfy its Minimum Statutory Tax Withholding Obligation. Where the Fair Market Value of the withheld Shares does not equal the amount of the Minimum Statutory Tax Withholding Obligation, the Company shall withhold Shares with a Fair Market Value slightly less than the amount of the Minimum Statutory Tax Withholding Obligation and the Holder must satisfy the remaining minimum withholding obligation in some other manner permitted under this Section 13.3. The withheld Shares not made available for delivery by the Company shall be retained as treasury shares or will be cancelled and the Holder’s right, title and interest in such Shares shall terminate. The Company shall have no obligation upon vesting or exercise of any Award or lapse of restrictions on an Award until the Company or an Affiliate has received payment sufficient to cover the Minimum Statutory Tax Withholding Obligation with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.
13.4 Indemnification of the Committee. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further action on his or her part to indemnity from the Company for, all expenses (including attorney’s fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such member in connection

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with or arising out of any action, suit or proceeding in which such member may be involved by reason of such member being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of incurring the expenses, including, without limitation, matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been negligent in the performance of such member’s duty as a member of the Committee. However, this indemnity shall not include any expenses incurred by any member of the Committee in respect of matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after institution of any action, suit or proceeding, such member shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise. Notwithstanding any other provision of this Agreement, to the extent that any payment made pursuant to this Section 13.4 is not exempt from section 409A of the Code and Department of Treasury regulations issued thereunder pursuant to the application of Department of Treasury Regulation Section 1.409A-1(b)(10) or other applicable exemption (a “409A Payment”) the following provisions of this Section 13.4 shall apply with respect to such 409A Payment. The Company shall make a 409A Payment due under this Section 13.4 by the last day of the taxable year of the Committee member following the taxable year in which the applicable legal fees and expenses were incurred. The legal fees or expenses that are subject to reimbursement pursuant to this Section 13.4 shall not be limited as a result of when the fees or expenses are incurred. The amounts of legal fees or expenses that are eligible for reimbursement pursuant to this Section 13.4 during a given taxable year of the Committee member shall not affect the amount of expenses eligible for reimbursement in any other taxable year. The right to reimbursement pursuant to this Section 13.4 is not subject to liquidation or exchange for another benefit.
13.5 Gender and Number. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.
13.6 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
13.7  Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.
13.8 Other Compensation Plans. The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees or Directors.
13.9 Retirement and Welfare Plans. Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards, may be included as “compensation” for purposes of computing the benefits payable to any person under the Company’s or any Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.
13.10 Other Awards. The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.
13.11  Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or other transaction.

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13.12 Law Limitations/Governmental Approvals. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
13.13  Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
13.14 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
13.15 Investment Representations. The Committee may require any person receiving Stock pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the Shares for investment and without any present intention to sell or distribute such Stock.
13.16  Persons Residing Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to (a) determine which Affiliates shall be covered by the Plan; (b) determine which persons employed outside the United States are eligible to participate in the Plan; (c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (d) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable - any subplans and modifications to Plan terms and procedures established under this Section 13.16 by the Committee shall be attached to the Plan document as Appendices; and (e) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.
13.17 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, additional Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
13.18  Governing Law. The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Texas, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

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VOTE BY INTERNET
Before the Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 14, 2015 (other than 401(k) plan participants). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

NEWFIELD EXPLORATION COMPANY 4 WATERWAY SQUARE PLACE SUITE 100 THE WOODLANDS, TEXAS 77380
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until
11:59 P.M. Eastern Daylight Time on May 14, 2015 (other than 401(k) plan participants). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

DURING THE MEETING - Go to www.virtualshareholdermeeting.com/NFX2015.
You may attend and vote during the meeting. Have the information printed in the box marked by the arrow available and follow the instructions.

401(K) PLAN PARTICIPANTS All votes by 401(k) plan participants submitted over the Internet, by phone or by mail must be received by 11:59 P.M. Eastern Daylight Time on May 13, 2015

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEWFIELD EXPLORATION COMPANY
The Board of Directors recommends a vote “FOR” Proposals 1, 2 , 3, 4, 5A, 5B, 6A and 6B.
		For	Against	Abstain			For	Against	Abstain
1.	Election of Directors				5A.	Approval of Material Terms of the Performance Goals for Performance Awards under 2011 Stock Plan.
Nominees:
1a. Lee K. Boothby
1b. Pamela J. Gardner
	1c. John Randolph Kemp III				5B.	Approval of Material Terms of the Performance Goals and Metrics under 2011 Bonus Plan.
1d. Steven W. Nance
1e. Thomas G. Ricks
	1f. Juanita M. Romans				6A.	Approval of Amendment to Third Amended and Restated Certificate of Incorporation to increase authorized shares of common stock.
1g. John W. Schanck
1h. J. Terry Strange

2.	Ratification of appointment of PricewaterhousCoopers LLP as independent auditor for fiscal 2015.				6B.	Approval of Amendment to Third Amended and Restated Certificate of Incorporation to increase authorized shares of preferred stock.

3.	Advisory vote on named executive officer compensation.

4.	Approval of Second Amended and Restated Newfield Exploration Company 2011 Omnibus Stock Plan.

For address changes and/or comments, please check this box and write them on the back where indicated.					Note: Such other business as may properly come before the meeting or any adjournment thereof.

	Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and our 2014 Annual Report (which includes our Annual Report on Form 10-K for the year ended December 31, 2014) are available at http://phx.corporate-ir.net/phoenix.zhtml?c=63798&p=proxy.

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NEWFIELD EXPLORATION COMPANY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
May 15, 2015
The undersigned stockholder of Newfield Exploration Company (herein, the “Company”) hereby makes, constitutes and appoints Lawrence S. Massaro, John D. Marziotti and George W. Fairchild, Jr., and each of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in name, place and stead of the undersigned to vote the number of shares of Company common stock that the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held at 8:00 a.m. Central Time on May 15, 2015 via live webcast at www.virtualshareholdermeeting.com/NFX2015, and at any adjournment(s) or postponement(s) thereof, on the matters set forth on the reverse side.
This proxy, when properly executed or submitted over the Internet, by telephone, or by mail will be voted in the manner directed herein by the undersigned stockholder. If no direction is made but the card is signed, this proxy will be voted FOR items 1, 2, 3, 4, 5A, 5B, 6A and 6B (other than 401(k) plan participants discussed below). If any other matters properly come before the meeting, the Proxies will vote as recommended by our Board or, if there is no recommendation, in their discretion.

If shares of Company common stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such plans, a “Voting Plan”), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Company common stock in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein, at the annual meeting and at any adjournments or postponements thereof, on all matters properly coming before the annual meeting, including but not limited to the matters set forth on the reverse side. The plan administrator for the Company’s 401(k) plan will direct the trustee to vote shares as to which no instructions are received in proportion to voting directions received by the trustee from all participants who vote.

This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. The execution of this proxy is not intended to, and does not, revoke any prior proxies or powers of attorney other than the revocation, in accordance with the Delaware General Corporation Law and applicable federal securities laws, of any proxy previously granted specifically in connection with the voting of the shares subject hereto.

Address Changes/Comments:____________________________________________________________________
____________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side)
CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE